                                                                    EXHIBIT 10.9


                                    SUBLEASE

                                     BETWEEN

                            273 CORPORATE DRIVE, LLC

                                       AS
                                   "SUBLESSOR"

                                       AND

                      APRISMA MANAGEMENT TECHNOLOGIES, INC.

                                       AS
                                   "SUBLESSEE"

                            OFFICE BUILDING FACILITY
                          PEASE INTERNATIONAL TRADEPORT

                         PORTSMOUTH, NEW HAMPSHIRE 03801

                       DATED AS OF ________________, 2000

                                TABLE OF CONTENTS
                                -----------------

SUBLEASE                                                        4
RECITALS                                                        5
ARTICLE 1.     PREMISES                                         6
ARTICLE 2.     CONDITION OF SUBLEASED PREMISES                  8
ARTICLE 3.     TERM                                             9
ARTICLE 4.     BASE RENT                                       10
ARTICLE 5.     TAXES                                           13
ARTICLE 6.     SURRENDER OF SUBLEASED PREMISES                 14
ARTICLE 7.     INSURANCE                                       14
ARTICLE 8.     USE OF SUBLEASED PREMISES                       17
ARTICLE 9.     LIENS                                           20
ARTICLE 10.    ALTERATIONS                                     20
ARTICLE 11.    RIGHT OF SUBLESSOR TO INSPECT AND REPAIR        22
ARTICLE 12.    GENERAL INDEMNIFICATION BY SUBLESSEE-SUBLESSOR
               INDEMNIFICATION                                 23
ARTICLE 13.    UTILITIES                                       25
ARTICLE 14.    SERVICES TO BE FURNISHED BY SUBLESSOR AND
               SUBLESSEE'S AGREEMENTS.                         26
ARTICLE 15.    THIS ARTICLE INTENTIONALLY LEFT BLANK           28
ARTICLE 16.    DAMAGE OR DESTRUCTION                           28
ARTICLE 17.    EMINENT DOMAIN                                  28
ARTICLE 18.    DEFAULT                                         29
ARTICLE 19.    SUBORDINATION                                   31
ARTICLE 20.    CERTIFICATE                                     31
ARTICLE 21.    ASSIGNMENT, SUBLEASES, MORTGAGE,
               RIGHT OF FIRST OFFER                            32
ARTICLE 22.    ENVIRONMENTAL PROTECTION                        33
ARTICLE 23.    HOLDING OVER                                    39
ARTICLE 24.    WAIVERS                                         39
ARTICLE 25.    QUIET ENJOYMENT                                 40
ARTICLE 26.    NTENTIONALLY LEFT BLANK                         40
ARTICLE 27.    INTERPRETATIONS                                 40
ARTICLE 28.    NOTICES                                         40
ARTICLE 29.    DISPUTES AND LITIGATION                         41
ARTICLE 30.    MISCELLANEOUS                                   41

                              EXHIBITS TO SUBLEASE
                              --------------------

                                    SUBLEASE
                                    --------

        THIS SUBLEASE ("Sublease") is made by and between 273 CORPORATE DRIVE, LLC, ("Sublessor") and APRISMA MANAGEMENT TECHNOLOGIES, INC. ("Sublessee"); (Sublessor and Sublessee may be referred to jointly as the "Parties.")

                 SUMMARY OF BASIC LEASE PROVISIONS AND RECITALS
                 ----------------------------------------------

SUMMARY
-------

BASIC DATA.
-----------

     Sublessor:  273 Corporate Drive, LLC
     ---------
                 170 Commerce Way, Suite 202
                 Portsmouth, NH 03801

     SUBLESSEE:  Aprisma Management Technologies, Inc.
     ---------
                 121 Technology Drive
                 Durham, NH    03824

     GUARANTOR:  Cabletron Systems, Inc.
     ---------

     BASE RENT:
     ---------

     Years 1 & 2 -  $  9.50 per square foot, triple net
     Year 3 -       $10.00 per square foot, triple net
     Year 4 -       $10.50 per square foot triple net
     Years 5 - 10 Annual increase equal to 3% of previous year's Base Rent

     BASE TAXES: Real Estate taxes for tax year April 1st to March 31st, beginning with first year of tax assessment as established by the City of Portsmouth and estimated annually.

     PREMISES SUBLEASED: Approximately 100,000 square feet of building as shown on Exhibits 2 & 3 (the "Building") located on and together with a parcel of land of 20.09 acres +/- in size as shown in Exhibit 2.

     PERMITTED USES: Class A Office Use including research, assembly and light manufacturing, and such additional uses as permitted under the Primary Sublease (hereinafter defined) and customary accessory uses thereto which shall include, but not be limited to, off-street parking and loading, employee daycare, training and recreational facilities, and shipping and receiving in the areas designated.

     INITIAL TERM:  Ten (10) years.

     BUSINESS DAYS:  All days except Sunday, Federal and State Holidays.

     DEFAULT:  See Article 18.

     INITIAL PUBLIC LIABILITY INSURANCE: $3,000,000 minimum Commercial General Liability coverage - $1,000,000 in Automobile coverage and Worker's Compensation coverage at statutory minimum levels.

     SUBLESSEE'S REMOVABLE PROPERTY:   As defined in Section 6.1.

     PARKING:   496 parking spaces including visitor and handicapped parking spaces.

                                    RECITALS
                                    --------

     A. 273 Corporate Drive, LLC has entered into a Sublease dated ________________, 2000, with the Pease Development Authority ("PDA"), an agency of the State of New Hampshire established pursuant to RSA Chapter 12-G for premises located at the Pease International Tradeport in Portsmouth, New Hampshire described as follows: The premises shown on a Plan entitled _____________________________________ recorded in the Rockingham Count Registry of Deeds as Plan #____________, a copy of which Sublease is attached hereto as
Exhibit 1 (the "Primary Sublease"). The Primary Sublease is subject and subordinate to all agreements made between PDA and the United States of America or the United States Air Force including, but not limited to, the Master Lease, the Application, the Acceptance and the FFA, all as hereinafter defined.

     B. PDA anticipates acquiring fee title to the portion of the former Pease Air Force Base hereinafter designated Premises I and Premises II from the United States of America ("Government or Air Force") by public benefit transfer (i.e. transfer without consideration) pursuant to the general authority contained in 49 U.S.C. Sections 47151-47153 and other applicable provisions of law. (Together, Premises I and Premises II constitute the entirety of the Airport (the "Airport" or "Pease"). The terms of such acquisition are set forth in an Amended Application for Public Benefit Transfer executed by PDA ("Application") and accepted by the Air Force on April 14, 1992 (the "Acceptance"), as the same has been subsequently amended by Amendment No. 1 dated March 24, 1994 and executed June 27, 1997 ("Amendment No. 1"). The Amended Application was approved December 12, 1995 and confirmed March 18, 1997, and the Air Force executed an acceptance of the Amended Application on June 26, 1997 ("Acceptance II"). The Acceptance and Acceptance II may be referred to collectively as the "Acceptances". Pending final disposition of the Airport in accordance with the terms of the Amended Application and Acceptances, PDA and Air Force have entered into a Lease as of April 14, 1992 for the Airport District, a Supplement No. 1 thereto dated August 4, 1992, a Supplement No. 2 thereto dated July 15, 1993 and a Supplement No. 3 thereto dated June 27, 1997 (collectively the "Master Lease"). The Subleased Premises are located within the Airport District and are located in Premises II. The Parties acknowledge that the Application, Acceptance and Master Lease impose certain requirements on Sublessor with respect to subleases which are attached to the Primary

Sublease. The terms Application, Acceptance and Master Lease shall include any amendments to said documents. The Parties acknowledge that a Federal Facilities Agreement ("FFA") required under Section 120 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seg, was entered into by the Air Force, the New Hampshire Department of Environmental Services ("NHDES") and the United States Environmental Protection Agency ("EPA") regarding certain contamination at Pease and that FFA also imposes certain requirements upon Sublessor and Sublessee which are addressed in the terms and conditions of this Sublease. A copy of the FFA is attached to the Primary Sublease. Unless the context refers specifically to the document , the term FFA shall include any amendments to said document.

     C. Sublessor is 273 CORPORATE DRIVE, LLC and is duly organized and existing under the laws of the State of New Hampshire with a principal place of business at 170 Commerce Way, Suite 202, Portsmouth, New Hampshire, and is qualified to do business in the State of New Hampshire.

     D. Sublessee APRISMA MANAGEMENT TECHNOLOGIES, INC. is duly organized and existing under the laws of the State of Delaware with a principal place of business at 121 Technology Drive, and is qualified to do business in the State of New Hampshire. Subsequent to the occupancy date, the address shall be 273 Corporate Drive, Portsmouth, New Hampshire.

     NOW, THEREFORE, in consideration of the covenants herein contained and other valuable consideration, the receipt of which is hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

                              ARTICLE 1. PREMISES
                              -------------------

1.1.  Description of Subleased Premises
      ---------------------------------

     Sublessor, for and in consideration of the rents and covenants herein specified to be paid and performed by Sublessee, hereby leases to Sublessee, and Sublessee hereby hires from Sublessor, the premises described generally below and more particularly on the plans attached as Exhibit 2 (the "Subleased Premises" or the "Premises"): consisting of the Building containing a minimum of approximately 100,000 square feet, and located at 273 Corporate Drive, Portsmouth, New Hampshire together with the 20.09 acre parcel as shown on Exhibits 2 and 3. The 20.9 acre parcel of land on which the Building is to be located may, in the future, be suitable for expansion of the Building for Sublessee's use or for construction of other buildings for Sublessee's or other parties uses. In the event that Sublessor proposes to subdivide such parcel or construct additional buildings on such parcel for other tenants in the future, such construction shall be subject to the approval of Sublessee, and Sublessee agrees to consider such proposal in good faith. The Sublessor shall provide a certification that the Building conforms to the plans listed on Exhibit 2 and
Exhibit 3 at the time of Substantial Completion (as defined below) of the Building.

  Appurtenant Rights and Reservations. Subject to FAA regulations and approval, if necessary, Sublessee shall have the right to install roof top telecommunications facilities provided that such facilities shall be used only in connection with the Sublessee's business at the Subleased Premises and for no other commercial purposes and provided that such facilities shall be allowed by the PDA under its land use Ordinances.

1.2.  Easements - Rights-of-Way
      -------------------------

     This Sublease is subject to existing easements and rights-of-way of record and to (i) the Utility Sublease and License Agreement dated July 31, 1992 by and between PDA and Public Service Company of New Hampshire ("PSNH"), (ii) the utility Sublease and License Agreement dated May 10, 1995 by PDA and New England Telephone and Telegraph Company ("NETEL"), (iii) the Wastewater Disposal and Water Service Facilities Sublease and License Agreement dated as of January 1, 1993 and amended July 1, 1998 by and between PDA and the City of Portsmouth ("COP") and (iv) and to the Pipeline Easement and Transfer Agreement dated August 12, 1998 by and between PDA, Portland Natural Gas Transmission System and Maritimes & Northeast Pipeline, L.L.C., and such other agreements as PDA shall reasonably require for the provision of utilities and the operation, maintenance and repair of the Airport.

     The Government reserves for the use and benefit of the public, an avigation easement and a right of way for the free and unobstructed passage of aircraft in the airspace above the surface of the Airport, together with the right to cause in such airspace such sound, vibrations, fumes, dust, fuel particles, and all other effects as may be caused by the operation of aircraft, now known or hereafter used, for the navigation through or flight in the said airspace, and for use of said airspace for landing on, taking off from, or operating on the Airport.

1.3.  Access
      ------

     Sublessee shall have in common with other Airport tenants and authorized Airport users the right to use the entrances, exits and roadways designated by PDA for common use at the Airport, subordinate, however, to PDA's rights to manage the common areas and roadways, which rights of PDA shall include, without limitation, the right to impose reasonable rules and regulations, and to add, delete, alter, or otherwise modify the designation and use of all parking areas, entrances, exits, roadways and other areas of the Airport.

     The rights of Sublessee under this Section 1.3 shall be subordinate to PDA's rights, to manage the common areas and roadways which rights shall include, without limitation, the right to impose reasonable rules and regulations relating to use of the common areas and roadways and the right to add, delete, alter or otherwise modify the designation and use of all common parking areas, entrances, exits, roadways and other areas of the Airport, provided, however, that during the term of this Sublease, Sublessee shall have reasonable access to the Premises and the exclusive use of the building and parking area which are part of the Premises.

     Sublessor shall at Sublessee's request exercise any and all rights and remedies available to it under the Primary Sublease to ensure that Sublessee's use and enjoyment of the Premises and access thereto are protected.

                   ARTICLE 2. CONDITION OF SUBLEASED PREMISES
                   ------------------------------------------

2.1. The Base Building Work to be performed by the Sublessor is shown and described on Exhibit 2 and 3 and generally consists of the Building and improvements excepting the tenant fit up.

Also included in Exhibit 3 is a list of all permits, approvals, consents and licenses (collectively, the "Approvals") required for construction of the Base Building Work, including the dates upon which such Approvals are to be obtained. Sublessor represents and warrants to Sublessee that the Approvals constitute all of the permits, approvals, consents and licenses required for performance of the Base Building Work.

2.3. Sublessor shall use diligent efforts to obtain all Approvals by the dates therefor set forth in Exhibit 3 and to commence and perform the Base Building Work so as to achieve the construction milestones set forth in Exhibit 3 by the dates therefor set forth in such Exhibit. In the event Sublessor fails to obtain an Approval by the date therefor set forth in Exhibit 3, or fails to achieve a construction milestone by the date therefor set forth in Exhibit 3, then Sublessee shall have the right, exercisable by notice to Sublessor given at any time while such failure persists, to terminate this Sublease. The construction milestone dates set forth in Exhibit 3 shall be extended one day up to a maximum of 180 days for each day of delay caused by the occurrence of an event of "Force Majeure", defined as follows:

     Force Majeure. Except for the performance of any monetary payment obligations hereunder, the duties of Sublessor or Sublessee to observe or perform any of the provisions of this Sublease on its part to be performed or observed shall be excused for a period equal to the period of prevention, delay or stoppage due to causes beyond the control of the affected party, by reason of strikes, civil riots, shortages of materials (except in the event materials of like kind or quality are available), war, invasion, fire or other casualty, labor unrest (unless such labor unrest solely affects the Premises and is not a result of Sublessee's acts, omission or negligence but is caused by the acts, omissions or negligence of Sublessor), actions of public utilities, Acts of God, unforeseen or unknown conditions in, on or under the Premises, adverse environmental conditions or contamination, adverse seasonal or weather conditions beyond those normally experienced in the Portsmouth area, or other events beyond the reasonable control of the affected party, provided that (a) the affected party has taken steps that are reasonable under the circumstances to mitigate the effects of such Force Majeure situation, and (b) the affected party notifies the other party in writing of the event of Force Majeure within five (5) days after the occurrence thereof.

2.4. The Sublessee shall be responsible for all Sublessor approved tenant fit up work shown in Exhibit 4 ("Tenant Work").

2.5. Sublessor shall perform all of the Base Building Work diligently to Substantial Completion and final completion in accordance with all plans and specifications therefor and first class construction and engineering practice, the requirements of all of the construction documents and all Approvals, and pursuant to all applicable codes and regulations. The term "Substantial Completion", as used herein shall mean the Base Building Work is completed to the point where the Sublessor's architect shall certify that the Building has been substantially completed in accordance with the plans and specifications therefor and all applicable law, and all requirements of the Sublease and is ready for the Tenant Work to be commenced. Thereafter the Sublessor shall fully complete the Base Building Work and any punch list items at such times as shall reasonably be determined by the Sublessor's architect, and in a manner which shall not unreasonably interfere with the Tenant Work.

     The Sublessee shall endeavor to substantially complete Tenant Work within 90 days of the architect's certificate described in Section 2.5 above and shall endeavor to secure a certificate of occupancy upon completion. Upon completion of Tenant Work, Tenant's architect shall certify to Landlord that Tenant's Work has been substantially completed.

2.6. Sublessor shall provide a warranty to Sublessee with respect to all work performed by or on behalf of Sublessor for a period of one year after the Term Commencement Date and shall, at Sublessor's sole cost and expense, promptly correct any defect of which it is notified within such one-year period. Thereafter, Sublessor agrees that it shall assign to Sublessee or exercise on Sublessee's behalf any and all warranties available to it from contractors, subcontractors or suppliers. Notwithstanding the foregoing, latent defects in the Base Building Work shall be repaired by Sublessor at Sublessor's sole cost and expense whenever the same are discovered, whether or not within the one-year warranty period and the cost of such repairs shall not be included within Operating Expenses.

Amenities to be provided by the Sublessor  are listed or described on Exhibit 5.


                                ARTICLE 3. TERM
                                ---------------

3.1. This Sublease shall be for a Base Term of ten (10) years, which term shall commence upon completion of the Base Building Work and Tenant Work and issuance of a certificate of occupancy, provided, however, that in no event shall the term commence later than one hundred twenty (120) days after the issuance of Sublessor's architect's certificate set forth in Section 2.5 unless (i) Sublessee is unable to secure a certificate of occupancy within such one hundred twenty (120) day period by reason of Sublessor's failure to properly complete Base

Building Work or other causes attributable to Sublessor or (ii) Sublessee is unable to secure a certificate of occupancy as a result of Sublessee's failure to complete Tenant Work within such one hundred twenty (120) day period by reason of a force majeure event as described in Section 2.3. In either of such events, the commencement of the term shall be delayed for the number of days that such failure or other cause attributable to Sublessor shall have continued or the number of days of such force majeure event. The Term Commencement Date shall be the date that the term commences pursuant hereto and the term shall expire at midnight of the last day of the month in which the 10th anniversary of the Term Commencement Date occurs (provided however, that if the Term Commencement Date occurs on the 1st day of the month, the expiration date shall occur on the day prior to the 10th anniversary date of the Term Commencement
Date), unless terminated earlier or extended in accordance with the provisions of this Sublease. Sublessee shall have up to three (3) five (5) year option(s) exercisable by it at its sole discretion, which options, if exercised, shall extend the Base Term for three additional five (5) year(s) periods, except as otherwise provided in Section 3.2.

3.2. As a condition precedent to the exercise by Sublessee of any of its options to extend the term of this Sublease, Sublessee shall give a written notice ("Option Notice") to Sublessor of its exercise of each such option at least twelve (12) months prior to the end of the Base Term or any applicable extension period.

3.3. The options to extend the term hereby granted may not be exercised at any time during which Sublessee is in default under any of the terms of this Sublease, after expiration of all applicable grace periods.

3.4. Unless the context clearly indicates otherwise when used in this Sublease the phrase "term" and "term of this Sublease" shall mean the Base Term plus any duly exercised allowable extensions thereof.

3.5. In the event the Primary Sublease is terminated for any reason whatsoever, this Sublease will automatically terminate on that same date, provided however, such termination shall not affect any liability of Sublessor to Sublessee to the extent that any such termination results from a breach of the Sublessor's obligation under the Primary Lease or such termination results in a breach of any obligations, covenants, terms, or condition of this Lease.

                              ARTICLE 4. BASE RENT
                              --------------------

4.1.  The Base Rent shall be as follows:

       Year 1 - $  9.50 per square foot

       Year 2 - $  9.50 per square foot

       Year 3 - $10.00 per square foot

       Year 4 - $10.50 per square foot

     Years 5 through 10 - each year's Base Rent shall be increased by an amount equal to 3% of the previous year's Base Rent.

     Upon completion of the Building the Sublessor's architect shall certify that the Building has been constructed as per the plans shown in Exhibit 3.

4.2. Base Rent due under Section 4.1 shall commence upon the Term Commencement Date. The annual Base Rent shall be payable in each case in equal monthly installments of one twelfth thereof in advance on the first day of each month without offset in lawful money of the United States at the office of Sublessor or at such other address as Sublessor may hereafter designate. In addition, Sublessee agrees to pay when due, such other amounts that may be required to be paid as Additional Rent as described herein. Sublessee's rent obligation for any fractional portion of a calendar month at the beginning or end of the term of this Sublease shall be appropriately pro-rated.

4.3.  Additional Rent

     The parties agree that this Sublease is to be deemed a Net Lease, and that except as otherwise specifically allocated to the Sublessor under this Sublease, all costs and expenses associated with the Subleased Premises or the operation and maintenance thereof shall be the responsibility of the Sublessee. The term Additional Rent shall therefore include the following:

      i. Operating Expenses; The expenses listed on Exhibit 6 incurred by the Sublessor on behalf of the Sublessee in the Sublessor's capacity as manager of the Subleased Premises.

      ii. Capital Water and Sewer Expenses: The Sublessee shall pay the share of the City of Portsmouth charges for water and sewer capital expenses attributable to the Subleased Premises. Such expenses shall be payable over the longest period permitted by the City of Portsmouth, and Sublessor shall not agree with the City of Portsmouth to have the same paid over a shorter period.

      iii. Any other costs or expenses described as the responsibility of the Sublessee under this Sublease.

4.3.1.  Sublessee's Payments.
-----------------------------

     For the purposes of this Article, a calendar year shall be called an "Operating Year". At the commencement of the Base Term, the Sublessor shall estimate the Additional Rent charges for the balance of the then current Operating Year. Within sixty (60) days of the end of each Operating Year the Sublessor shall reconcile the estimated Additional Rent charges with the actual Additional Rent charges, and determine estimated Additional Rent charges for the then current Operating Year. Additional Rent charges shall be payable by Sublessee monthly and at the time and in the fashion herein provided for the payment of Base Rent. After the end of each Operating Year, Sublessor shall submit to Sublessee a reasonably detailed accounting of the Additional Rent charges for such Year, and Sublessor shall certify to the accuracy thereof. If estimated payments theretofore made for such Operating Year by Sublessee exceed Sublessee's required payment on account thereof for such Year, Sublessor shall credit the amount of the overpayment against the next subsequent obligations of Sublessee with respect to Additional Rent charges (or refund such overpayment if the term of this Sublease has ended and Sublessee has no further obligation to Sublessor), but, if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Year, Sublessee shall make payment to Sublessor within thirty (30) days after being so advised by Sublessor. Sublessor shall have the same rights and remedies for the nonpayment by Sublessee of any payments due on account of Additional Rent charges as Sublessor has hereunder for the failure of Sublessee to pay Base Rent.

     For any partial calendar year during the term (e.g. the first and last year), the Additional Rent charges shall be determined in a manner which reflects the partial calendar year, with such adjustment as shall be appropriate.

     Sublessor shall keep separate books and accounting records covering the Additional Rent charges required to be paid by the Sublessee. Such books and records shall be preserved for a period of 3 years. The Sublessee shall have the right to audit those books and records, and if it is demonstrated that the Sublessee has been overcharged by more than 5%, for any Operating Year, the Sublessor shall reimburse the Sublessee for the cost of the audit, but in any event shall be reimbursed for any overcharges.

4.4  Rent During Option Period
     -------------------------

     In the event that the Sublessee shall exercise its option to renew for any additional five (5) year period, the Base Rent during that period shall be 95% of the then Current Market Rental Rate for the Premises but in no case shall the
rent be less than the previous year's Base Rent   The term "Current Market
Rental Rate" for purposes of this Sublease shall mean the annual amount per rentable square foot that a willing sublessee of credit quality similar to Sublessee would pay, and a willing comparable sublessor of the Building or a comparable office building in the immediate vicinity of the Building would accept, at arms length, giving appropriate consideration to annual rental rates per rentable square foot, escalation clauses (including type, gross or net, and if gross, whether base year or expense stop), and abatement provisions reflecting free rent, length of lease term, size, condition and location of premises being leased.

     If Sublessee exercises the extension option, Sublessor and Sublessee shall attempt to agree upon the Current Market Rental Rate using their best good-faith efforts. If Sublessor and Sublessee fail to reach an agreement within thirty
(30) days following Sublessee's exercise of such extension option (the "Outside Agreement Date"), then each party shall make a separate determination of the current Market Rental Rate which shall be submitted to each other and to arbitration in accordance with the following items (i) through (v):

     (i) Sublessor and Sublessee shall each appoint, within ten (10) business days of the Outside Agreement Date, one arbitrator who shall by profession be a licensed, qualified MAI appraiser of comparable properties in the immediate vicinity of the Building, and who has been active in such field over the last five (5) years.

     (ii) The two arbitrators so appointed shall within five (5) business daysof the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

     (iii) The three arbitrators shall within fifteen (15) days of the appointment of the third reach a decision as to whether the parties shall use Sublessor's or Sublessee's submitted Current Market Rental Rate as closest to the actual Current Market Rental Rate. The determination of the arbitrators shall be limited solely to the issue of whether Sublessor's or Sublessee's submitted Current Market Rental Rate is the closest to the actual Current Market Rental Rate. The amount which is the closest, as determined by the arbitrators, shall be deemed the Current Market Rental Rate, 95% of which, or the previous years Base Rent, whichever is greater, shall be the Base Rent during the applicable extension term. The decision of the Arbitrators shall be binding upon Sublessor and Sublessee. If either Sublessor or Sublessee fails to appoint an arbitrator within ten (10) business days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Sublessor and Sublessee thereof, and such arbitrator's decision shall be binding upon Sublessor and Sublessee.

     (iv) If either Sublessor or Sublessee fails to appoint an arbitrator within ten (10) business days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Sublessor and Sublessee thereof, and such arbitrator's decision shall be binding upon Sublessor and Sublessee.

     (v) The cost of arbitration shall be paid by Sublessor and Sublessee equally.

     All other additional rent shall also be paid, as provided in Section 4.3 above.

                                ARTICLE 5. TAXES
                                ----------------

5.1. Sublessee shall be responsible for the Base Taxes assessed against the Premises by the City of Portsmouth or other applicable taxing authority. At the time when the City of Portsmouth shall make its initial and any subsequent assessment of Real Estate taxes, the Sublessor shall notify the Sublessee of the amount due hereunder which shall be paid by the Sublessee or the City of

Portsmouth or other taxing authority within ten (10) days of such notification or such later time as such amount shall be due. Base Taxes shall be deemed to include any special assessments levied by the applicable taxing authority provided, however, that the same shall be payable over the longest period permitted by law. Base Taxes shall not include taxes assessed against or with respect to the income of Sublessor or the rents received by Sublessor.

5.2. Sublessee shall have the right, at its sole cost and expense, to file tax abatement proceedings after providing a ten (10) day notice of such action with the Sublessor and after a consultation discussion with the Sublessor which shall occur not later than ten (10) days after the Sublessee's notice. Sublessee's rights hereunder shall not alter the Sublessee's obligation under Paragraph 5.1 above.

                   ARTICLE 6. SURRENDER OF SUBLEASED PREMISES
                   ------------------------------------------

6.1. On the expiration or termination of this Sublease, Sublessee shall surrender to Sublessor the Subleased Premises, including all improvements and fixtures therein except those listed in Exhibit 7, whether leased to or otherwise owned by Sublessee, broom clean and in good order, condition and repair, reasonable wear and tear excepted, together with all alterations, decorations, additions and improvements that may have been made in, to or on the Subleased Premises, except that Sublessee shall be allowed to remove its personal property or any removable improvements made by Sublessee at its sole expense that can be removed without damage to any buildings, facilities or other improvements to the Subleased Premises. The Subleased Premises, including the improvements and fixtures therein, shall be delivered free and clear of all subtenancies, liens and encumbrances, other than those, if any, permitted hereby or otherwise created or consented to by Sublessor, and, if requested to do so, Sublessee shall execute, acknowledge and deliver to Sublessor such instruments of further assurance as in the opinion of Sublessor are necessary or desirable to confirm or perfect Sublessor's right, title and interest in and to the Subleased Premises including said improvements and fixtures. On or before the end of the Sublease term, Sublessee shall remove all of Sublessee's personal and other property allowed to be removed hereunder, and all such property not removed shall be deemed abandoned by Sublessee and may be utilized or disposed of by Sublessor without any liability to Sublessee. Sublessee's obligation under this Article 6 shall survive the expiration or termination of this Sublease.

                              ARTICLE 7. INSURANCE
                              --------------------

7.1. Sublessee agrees to maintain in full force from the date upon which Sublessee first enters the Premises for any reason, throughout the term of this Sublease, and thereafter so long as Sublessee is in occupancy of any part of the Premises, a policy of general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Sublessor, Sublessor's manager and such other persons as are in privity of estate with Sublessor as may be set out in notice from time to time are named as additional insureds, and under which the insurer agrees to defend, indemnify and hold Sublessor, Sublessor's manager, and those in privity of estate with Sublessor, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages for bodily injury and property damage arising from the negligent, act or omission of Sublessee or it's employees. Each such policy shall be non-cancelable unless replaced with comparable coverage from another carrier, and non-amendable with respect to Sublessor, Sublessor's manager and Sublessor's said designees without sixty (60) days' prior notice to Sublessor and shall be as follows:


          (1) Comprehensive general liability insurance to a limit of not less than three million ($3,000,000) dollars, on an "occurrence basis" against claims for "personal injury", including without limitation, bodily injury, death or property damages, occurring upon, in or about the Subleased Premises as required pursuant to the Primary Sublease.

          (2) Worker's compensation and employer's liability insurance in an amount and form which meets all applicable requirements of the labor laws of the State of New Hampshire, as amended from time to time, and which specifically covers the persons and risks involved in this Sublease.

          (3) Automobile liability insurance in amounts not less than one million ($1,000,000) dollars combined single limit for owned, hired and non-owned automobiles.

          (4) The Sublessor reserves the right to require reasonable adjustment in the amount of insurance coverage as of the end of each five (5) year period under the Sublease.

7.2. All policies of insurance required to be carried under this Article shall be effected under valid and enforceable policies, in such forms and amounts as may, from time to time, be required under this Sublease, issued by insurers of recognized responsibility which are authorized to transact such insurance coverage in the State of New Hampshire. All such policies of comprehensive general liability insurance shall name Sublessor, PDA, and the United States of America as additional insureds. Upon the Term Commencement Date (and thereafter not less than fifteen (15) days prior to the expiration date of each policy furnished pursuant to this Article) a copy of each policy required to be furnished pursuant to this Article (or, with the consent of Sublessor, which consent shall not be unreasonably withheld, a certificate of the insurer reasonably satisfactory to Sublessor) bearing a notation evidencing the payment of the premium or accompanied by other evidence reasonably satisfactory to Sublessor of such payment, shall be delivered by Sublessee to Sublessor.

7.3.  This Section intentionally left blank.

7.4. Each such policy or certificate therefor issued by the insurer shall to the extent obtainable contain (i) a provision that no act or omission of Sublessee, or any employee, officer or agent of Sublessee, which would otherwise result in forfeiture or reduction of the insurance therein provided shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained,
(ii) an agreement by the insurer that such policy shall not be cancelled without at least sixty (60) days prior written notice by registered mail to Sublessor and PDA, and (iii) containing a provision that the insurer shall have no right of subrogation against PDA and the United States of America.

7.5.  This Section Intentionally left blank.

7.6. Sublessee shall observe and comply with the requirements of all policies of insurance at any time in force with respect to the Subleased Premises and Sublessee shall also perform and satisfy the requirements of the companies writing such policies so that at all times companies of good standing shall be willing to write or to continue such insurance. Sublessee shall, in the event of any violations or attempted violations of the provisions of this Section 7.6 by a subtenant, take steps, immediately upon knowledge of such violation or attempted violation, to remedy or prevent the same as the case may be.

7.7. Any insurance provided for in this Sublease may be effected by a policy or policies of blanket insurance and provided further that in all other respects, any such policy or policies shall comply with the other provisions of this Sublease. In any such case it shall not be necessary to deliver the original of any such blanket policy to Sublessor, but Sublessee shall deliver to Sublessor and to any Mortgagee a certificate or duplicate of such policy in form and content acceptable to Sublessor.

7.8. To the maximum extent this agreement may be made effective according to law, Sublessee agrees to use and occupy the Premises and to use such other portions of the Property as Sublessee is herein given the right to use at Sublessee's own risk; and Sublessor shall have no responsibility or liability for any loss of or damage to Sublessee's removable property, or for any inconvenience, annoyance, interruption or injury to business arising from Sublessor's making any repairs or changes which Sublessor is permitted by this Sublease or required by law to make in or to any portion of the Premises or other sections of the Property, or in or to the fixtures, equipment or appurtenances thereof, except where the Sublessor is negligent in making such repairs. Sublessee shall carry "all-risk" property insurance on a "replacement cost" basis (including so-called improvements and betterments), or be self insured (with respect to the Sublessee's removable property), and provide a mutual waiver of subrogation for both parties. The provisions of this Section shall be applicable from and after the execution of this Sublease and until the end of the term of this Sublease, and during such further period as Sublessee may use or be in occupancy of any part of the Premises or of the Building.

7.9.  This Section left intentionally blank.

7.10. Sublessor shall maintain in full force from the date upon which Sublessee first enters the Premises for any reason, throughout the term, a policy of insurance upon the Building insuring against all risks of physical loss or damage under an All Risk coverage endorsement in an amount at least equal to the full replacement value of the property insured, with an Agreed Amount endorsement to satisfy co-insurance requirements, as well as insurance against breakdown of boilers and other machinery as customarily insured against. Such insurance shall cover both the Base Building Work and Tenant Work. Sublessor shall supply to Sublessee from time to time upon request of Sublessee certificates of all such insurance issued by or on behalf of the insurers named therein by a duly authorized agent and shall name Sublessee as an additional insured as its interests may appear. All policies of insurance maintained by Sublessor shall contain the same waiver of subrogation provisions for the benefit of Sublessee as Sublessee is required to obtain in its insurance policies for the benefit of Sublessor. In the event the Sublessee shall be able to obtain such insurance at lesser cost than the Sublessor, Sublessee shall be allowed to place such insurance. In the event that the Building shall not be reconstructed under Article 16.1., the Sublessee shall be entitled to such portion of the insurance proceeds as shall be allocable to the value of the unamortized Tenant Work and insurable improvements made by the Sublessee.

                      ARTICLE 8. USE OF SUBLEASED PREMISES
                      ------------------------------------

8.1. The purposes for which Sublessee may use the Subleased Premises are as set forth in Summary Of Basic Lease Provisions and Recitals, and for no other uses without Sublessor's and PDA's prior written consent. Sublessee shall not use, or permit to be used, the Subleased Premises for any other purpose without the prior express written consent of Sublessor and PDA. Sublessor's and PDA's consent shall be subject to the execution of an appropriate agreement which shall include a provision requiring the payment of established fees and charges that may be applicable to any such additional uses consented to by Sublessor and PDA. Sublessee is prohibited from any use of the Subleased Premises not granted in this Section 8.1.

8.2. Sublessee recognizes that the uses authorized in Section 8.1 are not granted on an exclusive basis and that Sublessor and PDA may enter into subleases or other agreements with other tenants or users at areas of the Airport for similar, identical, or competing uses. No provision of this Sublease shall be construed as granting or authorizing the granting of an exclusive right within the meaning of Section 308 of the Federal Aviation Act as the same may be amended from time to time.

8.3. Except to the extent the maintenance obligation is the responsibility of the Sublessor hereunder, Sublessee agrees that it will keep the Premises in a neat, clean and orderly condition in accordance the provisions of Chapters 300 through 500 of the Pease Development Authority Zoning Requirements, Site Plan Review Regulations and Subdivision Regulations (collectively the "Land Use Controls") and such other rules and regulations from time to time promulgated by the PDA, provided that Sublessee shall not be bound by any such rules and regulations until such time as it receives a copy thereof. Sublessor agrees to cause trash receptacles to be emptied and trash removed at Sublessee's sole cost and expense.

8.4. Sublessee shall obtain all certificates, permits, licenses or other entitlements required by federal, state or local laws in order to allow Sublessee to conduct the permitted uses hereunder (other than the Approvals, which are to be obtained by the Sublessor ), and that the same are and will be kept current, valid and complete. Sublessee further warrants that it shall at all times abide by and conform with all terms of the same and that it shall give immediate notice to Sublessor of any additions, renewals, amendments, suspensions or revocations. In the use and occupation of the Subleased Premises and the conduct of such business thereon, Sublessee, at its sole cost and expense, shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions and boards, any national, state or local Board of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing. Notwithstanding the foregoing or any other provision of this Sublease, however, Sublessee shall not be responsible for compliance with any such laws, regulations, or the like requiring (i) structural repairs or modifications or (ii) repairs or modifications to the utility or Building service equipment or (iii) installation of new Building service equipment, such as fire detection or suppression equipment, unless such repairs, modifications, or installations shall (a) be due to Sublessee's particular manner of use of the Premises (other than the primary use contemplated herein), or (b) be due to the negligence or willful misconduct of Sublessee or any agent, employee, or contractor of Sublessee, and Sublessor shall be responsible for compliance with all such laws to the extent Sublessee is not responsible for compliance, provided that, except to the extent that such noncompliance existed at the commencement of the term, the costs of such compliance shall be included in the Operating Expenses to the extent appropriately amortized in any applicable Operating Year in accordance with generally accepted accounting principles consistently applied.

8.5. Sublessee shall have the right to contest by appropriate proceedings diligently conducted in good faith, without cost or expense to Sublessor, the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature referred to in this Article. If compliance with any such law, ordinance, order, rule, regulation or requirement may be delayed on the basis of an order from a court of competent jurisdiction pending the prosecution of any such proceeding without the incurrence of any lien, charge or liability of any kind against the Subleased Premises or Sublessee's interest therein and without subjecting Sublessor to any liability, civil or criminal, for failure so to comply therewith, Sublessee may delay compliance therewith consistent with such court order. Even if such lien, charge or civil liability would be incurred by reason of any such delay, Sublessee may, with the prior written consent of Sublessor, contest as aforesaid and delay as aforesaid, provided that such contest or delay does not subject Sublessor to criminal liability, damages or expense and provided that Sublessee: (i) furnishes to Sublessor security, reasonably satisfactory to Sublessor, against any loss or injury by reason of such contest or delay; and (ii) prosecutes the contest with due diligence.

     Sublessor and PDA shall not be required to join in any proceedings referred to in this Section unless the provisions of any applicable laws, rules or regulations at the time in effect shall require that such proceedings be brought by and/or in the name of Sublessor and/or PDA and Sublessor and/or PDA determines that such action is in its best interests, in which event Sublessor and/or PDA shall join in the proceedings, or permit the same to be brought in its name, if Sublessee shall pay all expenses in connection therewith.

8.6.  This Section Intentionally Left Blank.

8.7. Sublessee's use of the Subleased Premises shall be orderly and efficient and shall not cause any disruptions to other Airport activities or unreasonable disruption to other tenants in the Airport District. Sublessee shall not cause or maintain any nuisance on the Subleased Premises. Sublessee shall conduct all of its activities hereunder in an environmentally responsible manner.

8.8. Sublessee shall have the right to obtain supplies or services from suppliers, vendors or contractors of its own choice at the Subleased Premises, provided that PDA in the Primary Sublease reserved the right to prohibit persons from engaging in "aeronautical activities" (as defined in Advisory Circular AC 150/5190-2A of the Federal Aviation Administration) or the provision of ground transportation services at the Airport except in accordance with concession contracts or operating agreements entered into between PDA and said persons.

8.9. Sublessee acknowledges that PDA is subject to certain restrictions on the use of the Airport Property in accordance with Conditions 6, 10, 17, 23, 25 and 25A of the Master Lease. Notwithstanding any other provision of this Sublease or the Primary Sublease, the Sublessee shall be subject to the restrictions in Conditions 6,10, 17, 23, 25 and 25A of the Master Lease to the extent applicable to the Subleased Premises or any rights granted to Sublessee under Sublease in the same manner and to the same extent as PDA is obligated in its capacity as Lessee under the Master Lease. Sublessor warrants to Sublessee that (a) the use of the Subleased Premises for the uses permitted hereunder constitutes a "public airport purpose" as set forth in Condition 6 of the Master Lease, (b) Sublessor has obtained, or will obtain prior to the date set forth in Exhibit 3 for obtaining a building permit, all consents and approvals required under Conditions 17 and 23 of the Master Lease to construct the Building and (c) the use of the Subleased Premises for the uses permitted hereunder will not cause a violation of any provision of any of the Master Sublease (including without limitation the provisions of Conditions 6, 10, 17, 22, 23, 25 and 25A thereof), Application, Acceptances or FFA.

8.10. Sublessee agrees to conform to the following provisions during the term of this Sublease: (i) Sublessee shall, at its sole cost and expense in its use of the Building or the Subleased Premises, comply with the requirements of all applicable governmental laws, rules and regulations including, without limitation, the Americans with Disabilities Act of 1990, as amended (the "ADA") and (ii) in the event Sublessee does any work or makes any improvements after commencement of the term, pay for and perform any work necessary to bring the Premises, the Building or the Subleased Premises into compliance with the ADA which work is required due to the Sublessee's particular use of the Premises or the Building. The Sublessor hereby certifies that the Base Building Work shall conform to the then existing ADA requirements.

                                ARTICLE 9. LIENS
                                ----------------

9.1. During the term of this Sublease, Sublessee shall not permit to remain, and shall promptly discharge, at its cost and expense, all liens, encumbrances and charges upon the Subleased Premises or any part thereof resulting from or caused by work performed on behalf of the Sublessee; provided, that the existence of any mechanics', laborers', materialmen's, suppliers' or vendors' liens or rights thereto shall not constitute a violation of this Article if payment is not yet due under the applicable contract. Sublessee shall, however, have the right to contest with due diligence the validity or amount of any lien or claimed lien, if Sublessee shall give to Sublessor such security as Sublessor may reasonably require to insure payment thereof and prevent any sale, foreclosure or forfeiture of Sublessee's interest in the Subleased Premises or any portion thereof by reason of such nonpayment. On final determination of the lien or claim for lien, Sublessee shall immediately pay any judgment rendered with all proper costs and charges and shall have the lien released or judgment satisfied at Sublessee's own expense, and if Sublessee shall fail to do so, Sublessor may at its option pay any such final judgment and clear the Subleased Premises therefrom. If Sublessee shall fail to contest with due diligence the validity or amount of any such lien or claimed lien, or to give Sublessor security as hereinabove provided, Sublessor may, but shall not be required to, contest the validity or amount of any such lien or claimed lien or settle or compromise the same without inquiring into the validity of the claim or the reasonableness of the amount thereof, and in the event of any Sublessor payment of such lien amount the Sublessor shall be entitled to an additional 20% of such amount as a penalty and the lien amount and penalty shall be charged to the Sublessee as Additional Rent hereunder.

9.2. Should any lien be filed against the Subleased Premises or the Building in which the Subleased Premises are a part, or should any action of any character affecting the title thereto be commenced, Sublessee shall give to Sublessor written notice thereof as soon as notice of such lien or action comes to the knowledge of Sublessee.

                            ARTICLE 10. ALTERATIONS
                            -----------------------

10.1. The Sublessee shall have the right to make or construct any cosmetic changes to the Building or undertake changes or alterations of the non-structural portions of the Building or Premises, costing less than $50,000 without obtaining Sublessor's approval provided that the Sublessee shall notify the Sublessor of such alterations. Any non-cosmetic changes or alterations which shall either exceed the $50,000 cost or include structural changes, or any changes which shall involve changes to the mechanical or HVAC systems, shall require the consent of the Sublessor, which shall not be unreasonably delayed or withheld following written notice by the Sublessee. Any request for Sublessor's consent shall be accompanied by preliminary engineering or architectural plans or, if consented to by the Sublessor, working drawings. The consent of the Sublessor will be deemed granted if not withheld within 15 days after request thereof. If such consents are granted or deemed granted, all such work shall be done at Sublessee's sole cost, and subject to the following covenants.

          (1) All work and alterations shall be done in compliance with all applicable governmental regulations, codes, standards or other requirements, including fire, safety and building codes and Land Use Regulations promulgated by PDA and with the provisions of Article 22 of this Sublease. This obligation shall include compliance with all applicable provisions of the FFA (as defined in Article 22), including obligations imposed upon Sublessor in respect to construction and construction related work.

          (2) All alterations shall be of such a character as not to materially reduce the value and usefulness of any of the Building or other improvements below their value and usefulness immediately before such alteration (unless Sublessee undertakes to remove such alterations and restore the Premises upon termination of the Lease). All work performed hereunder shall be performed in a good and workmanlike manner, shall conform to drawings and specifications approved by Sublessor and shall not be disruptive of the overall operation of the Airport. All contractors engaged by Sublessee to perform such work shall employ labor that can work in harmony with all elements of labor at the Airport.

          (3) During the period of construction of any alteration, Sublessee or any contractor, subcontractor or sublessee of Sublessee shall maintain or cause to be maintained the following insurance:

     (i) The comprehensive general liability and automobile insurance provided for in Article 7 and shall be maintained for the limits specified thereunder and shall provide coverage for the mutual benefit of Sublessor, PDA, the United States of America and Sublessee as named or additional insured (as is appropriate) in connection with any alteration permitted pursuant to this
Article 10.

     (ii) Fire and any other applicable insurance provided for in Article 7 which if not then covered under the provisions of existing policies shall be covered by special endorsement thereto in respect to any alteration, including all materials and equipment therefor incorporated in, on, or about the Subleased Premises ( including excavations, foundations, and footings) under broad form all risk builder's risk completed value form or equivalent thereof; and

     (iii) Worker's compensation insurance covering all persons employed in connections with the work and with respect to whom death or bodily injury claims could be asserted against PDA, Sublessor, Sublessee or the Subleased Premises, with statutory limits as then required under the laws of the State of New Hampshire.

          (4) Sublessee shall provide Sublessor and PDA with MYLAR as-built drawings when any alteration other than cosmetic changes authorized hereunder is completed.

10.2. Sublessee may erect and maintain suitable monument and on Building back lit signs at the Subleased Premises upon receiving the prior written approval of Sublessor and PDA, the approval of Sublessor not to be unreasonably withheld or delayed. Sublessee shall submit drawings of proposed signs and information on the number, size, type, and location, all of which Sublessor and PDA may review for harmony and conformity with the overall structure and architectural and aesthetic setting of the Building and the Airport as well as with PDA's own land use control regulations and may approve or disapprove accordingly.

10.3. Notwithstanding any other provision of this Sublease, the right of Sublessee to place or construct alterations in, to, or upon the Subleased Premises shall be subject to Condition 17 of the Master Lease.

10.4. In addition to the requirements to provide notice to Sublessor and PDA under this Article 10 in respect to any alteration, Sublessee shall also provide notice to Air Force, EPA and NHDES in the same manner and to the extent required of PDA under Condition 10.16 of the Master Lease. In undertaking any alteration Sublessee shall comply with Condition 10.17 of the Master Lease to the same extent required of Sublessor and PDA.

              ARTICLE 11. RIGHT OF SUBLESSOR TO INSPECT AND REPAIR
              ----------------------------------------------------

11.1. Sublessee will permit Sublessor and/or PDA and their authorized agents and representatives to enter the Subleased Premises at all reasonable times and upon reasonable notice for the purpose of: (i) inspecting the same; (ii) showing the Premises to prospective purchasers, or tenants; and (iii) making any necessary repairs and performing any other work that may be necessary by reason of Sublessee's failure to comply with the terms of this Sublease within any applicable grace period provided for in this Sublease with respect to a default by Sublessee, unless an emergency situation (as determined in Sublessor's and/or PDA's sole discretion) requires earlier action by Sublessor. Nothing herein shall imply any duty upon the part of Sublessor and/or PDA to do any such work and performance thereof by Sublessor and/or PDA shall not constitute a waiver of Sublessee's default in failing to perform the same. Sublessor and/or PDA may during the progress of such work keep and store in or on the Subleased Premises all necessary materials, tools, supplies and equipment. Sublessor and/or PDA shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Sublessee by reason of making such repairs or the performance of any such work, on or account of bringing materials, tools, supplies or equipment into or through the Subleased Premises during the course thereof and the obligations of Sublessee under this Sublease shall not be affected thereby. Nothing herein shall limit the provisions of Article 8. In exercising its rights under this Section 11.1, Sublessor shall use diligent efforts to prevent or minimize interference with Sublessee's use and enjoyment of the Premises.

11.2. Sublessee acknowledges that from time to time PDA may undertake construction, repair or other activities related to the operation, maintenance and repair of the Airport which will require temporary accommodation by Sublessee. Sublessee agrees to accommodate PDA in such matters, even though Sublessee's own activities may be inconvenienced or partially impaired, and Sublessee agrees that no liability shall attach to PDA, its members, employees or agents by reason of such inconvenience or impairment, unless such activities of PDA hereunder are performed in a negligent manner.

11.3. Sublessee shall allow PDA and any agency of the United States, its officers, agents, employees and contractors to enter upon the Subleased Premises upon reasonable prior notice for any purposes not inconsistent with Sublessee's quiet use and enjoyment, including but not limited to the purpose of inspection. Notwithstanding the preceding sentence, in the event the Air Force as Lessor under the Master Lease (or any other agency having a right of entry under the Federal Facilities Agreement (FFA) as defined in Section 22.8) or PDA as Sublessor under the Primary Lease determines that immediate entry is required for safety, environmental, operations or security purposes they may effect such entry without prior notice. The Sublessee shall have no claim against PDA or against the United States or any officer, agent, employee or contractor thereof on account of any such entries.

   ARTICLE 12. GENERAL INDEMNIFICATION BY SUBLESSEE-SUBLESSOR INDEMNIFICATION
   --------------------------------------------------------------------------

12.1. In addition to any other obligation of Sublessee under this Sublease to indemnify, defend and hold harmless Sublessor, it principals, agents and employees. Sublessee agrees to indemnify, defend and hold harmless Sublessor against and from any and all claims, judgments, damages, penalties, fines, assessments, costs and expenses, liabilities and losses (including, without limitation, sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees) resulting or arising during the term of this Sublease:

          (1) from any condition of the Premises resulting from the negligent use of the Premises by the Sublessee;

          (2) from any accident, injury, loss or damage whatsoever caused by any act or omissions of Sublessee, or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, to any person or property occurring during the term of this Sublease, on or about the Subleased Premises (including ramp and parking areas), or upon the land, streets, curbs or parking areas adjacent thereto.

     In the event that any action or proceeding is brought against Sublessor by reason of any matter for which Sublessee has hereby agreed to indemnify, defend, or hold harmless Sublessor, Sublessee, upon notice from Sublessor, covenants to resist or defend such action or proceeding with counsel reasonably acceptable to Sublessor.

12.2. The indemnity provided for in this Article shall extend to and include individuals, corporations, partnerships, governmental units and any other legal entity entitled to bring a claim, action or other demand or proceeding on its own behalf or on behalf of any other entity.

12.3. The Sublessee also expressly waives any claims against the United States of America, including the Air Force, and further agrees to indemnify, save, hold harmless and defend the Air Force to the same extent required of PDA under the Master Lease.

12.4. The Sublessee also expressly waives any claims against PDA and the State of New Hampshire and further agrees to indemnify, save, hold harmless and defend PDA and the State of New Hampshire to the same extent required of the Sublessor under the Primary Sublease.

12.5. In addition to any other obligation of Sublessor under this Sublease to indemnify, defend and hold harmless Sublessee, its principals, agents and employees, Sublessor agrees to indemnify, defend and hold harmless Sublessee against and from any and all claims, judgments, damages, penalties, fines, assessments, costs and expenses, liabilities and losses (including, without limitation, sums paid in settlement of claims, attorneys' fees, consultants' fees and expert fees) resulting or arising during the term of this Sublease:

          (1) from any condition of the Premises resulting from negligence of Sublessor;

          (2) from any accident, injury, loss or damage whatsoever caused by any acts or omissions of Sublessor, or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, to any person or property occurring during the term of this Sublease.

     In the event that any action or proceedings is brought against Sublessee by reason of any matter for which Sublessor has hereby agreed to indemnify, defend, or hold harmless Sublessee, Sublessor, upon notice from Sublessee, covenants to resist or defend such action or proceeding with counsel reasonably acceptable to Sublessor.

     The indemnity provided for in this Section shall extend to and include individuals, corporations, partnerships, governmental units and any other legal entity entitled to bring a claim, action, or other demand or proceeding on its own behalf or on behalf of any other entity.

                             ARTICLE 13. UTILITIES
                             ---------------------

13.1. Sublessor shall bring or shall cause utility lines to be brought to the Subleased Premises at the points shown on Exhibits 2 & 3. The utility lines as shown on the Exhibit 2 & 3 Plans shall have the capacities set forth therein Term which Sublessee acknowledges are sufficient to enable Sublessee to obtain for the Subleased Premises, as of the date of commencement of Sublessee's activities, sufficient water, electricity, telephone and sewer service. Sublessee shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits, or other facilities by which such utilities are supplied to, distributed in or serve the Subleased Premises. If Sublessee desires to install any equipment which shall require additional utility facilities or utility facilities of a greater capacity than the facilities provided by Sublessor, such installation shall be subject to Sublessor's and, if necessary, PDA's prior written approval of Sublessee's plans and specifications therefor, and the Sublessor's approval shall not be unreasonably withheld. Such approval shall be deemed granted if the Sublessor shall not respond within 15 days of receipt of Sublessee's written request therefor and shall fail again to respond 10 days after receipt of Sublessee's second written request therefor. If such installation is approved by Sublessor and PDA and if Sublessor and PDA agrees to provide any additional facilities to accommodate Sublessee's installation, Sublessee agrees to pay Sublessor and/or PDA, in advance and on demand, the cost for providing such additional utility facilities or utility facilities of greater capacity.

     PDA under the Primary Lease also reserved the right to run such utility lines as it deems necessary in connection with the development of the Airport to, from, or through the Subleased Premise, provided, however, that PDA in exercising such reserved right shall provide reasonable prior notice and the opportunity to confer with PDA and shall exercise reasonable efforts to avoid or minimize interference with use of the Subleased Premises.

     PDA under the Primary Lease, at its sole discretion, shall have the right from time to time, to alter the method and source of supply of the above enumerated utilities to the Subleased Premises and Sublessee agrees to execute and deliver to PDA such documentation as may be required to effect such alteration. Sublessee agrees to pay all charges for the above enumerated utilities supplied by Sublessor, public utility or public authority, or any other person, firm or corporation which are separately metered to the Subleased Premises, provided that the charges to be paid by the Sublessee shall not be greater than those charged prior to the change.

     PDA under the Primary Lease, shall have the option to supply any of the above-enumerated utilities to the Subleased Premises. If PDA shall elect to supply any of such utilities to the Subleased Premises, Sublessee will purchase its requirements for such services tendered by PDA, and Sublessee will pay PDA, within ten (10) days after mailing by PDA to Sublessee of statements therefor, at the applicable rates determined by PDA from time to time which shall not be in excess of the public utility rates for the same service, if applicable, to other aviation tenants at the Airport or otherwise obtainable by Sublessee. If

PDA so elects to supply any of such utilities, Sublessee shall execute and deliver to PDA, within ten (10) days after request therefor, any documentation reasonably required by PDA to effect such change in the method of furnishing of such utilities.

13.2. Sublessor shall be responsible for providing any meters or other devices for the measurement of utilities supplied to the Subleased Premises. Sublessee shall be solely responsible for and promptly pay, as and when the same become due and payable, all charges for water, sewer, electricity, gas, telephone and any other utility used or consumed in the Subleased Premises and supplied by PDA, any public utility or authority or any other person, firm or corporation which are separately metered to the Subleased Premises.

13.3. All work and construction under this Article shall comply with the provisions of Article 10 of this Sublease applicable to construction work.

 ARTICLE 14. SERVICES TO BE FURNISHED BY SUBLESSOR AND SUBLESSEE'S AGREEMENTS.
 -----------------------------------------------------------------------------

14.1 Sublessor Services. Sublessor agrees to provide the services listed under
Exhibit 11 and shall perform such maintenance and repair of the Building as shall be reasonably required to maintain the condition of the Subleased Premises; the costs and expenses associated therewith shall be deemed part of the Additional Rent. Except as otherwise provided in this Sublease, Sublessor agrees to keep in good order, condition and repair, the foundation, roof, public areas, exterior walls and structure of the Building including plumbing, mechanical and electrical systems installed by Sublessor, and the HVAC system serving the Premises, all insofar as they affect the Premises. Sublessor shall cause the paved portions of the Property to be kept reasonably free and clear of snow, ice and refuse and shall cause the landscaped areas of the Property to be maintained in a reasonably attractive appearance. Except to the extent otherwise set forth in the Sublease, the Sublessor is reimbursed by insurance or such repairs are required because of the negligence of Sublessor, its agents or employees, all costs and expenses incurred by Sublessor in performing its obligations under this Section shall be included in Operating Expenses.

14.2. Any services which Sublessor is required to furnish pursuant to the provisions of this Sublease may, at Sublessor's option be furnished from time to time, in whole or in part, by employees of Sublessor or by the property manager of the Subleased Premises or by one or more third persons.

14.3. Sublessee's Agreement (a) Sublessee will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Sublessor is responsible under the terms of this Sublease and reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain; (b) If repairs are required to be made by Sublessee pursuant to the terms hereof, Sublessor may demand that Sublessee make the same forthwith, and if Sublessee refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Sublessor may (but shall not be required to do so) after ninety (90) days prior written notice to Sublessee stating Sublessor's intentions to make or cause such repairs to be made (and charge Sublessee with the costs thereof as Additional Rent) and shall not be responsible to Sublessee for any loss or damage that may accrue to Sublessee's stock or business by reason thereof. Notwithstanding the foregoing, Sublessor may elect to take action hereunder immediately without notice to Sublessee if Sublessor reasonably believes an emergency to exist, and Sublessor shall provide notice of its action to Sublessee as soon as practicable..

14.4. Floor Load - Heavy Machinery. (a) Sublessee shall not place a load upon any floor in the Premises exceeding 80 lbs. per square foot. (b) If any safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Sublessee agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Sublessee, and Sublessee will exonerate, indemnity and save Sublessor harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

14.5.  Building Services.   Sublessor shall furnish cleaning of exterior common
areas, and cleaning of the Premises in accordance with the provisions of Exhibit 11and hot and cold water to the Building. The Sublessor shall install underground conduits for the Sublessee's telecommunication requirements. The Sublessee shall be entitled to such signage as shall be described in Exhibit 12, and if required, approved by the PDA.

14.6.  Electricity.   Sublessor shall permit Sublessor's existing wires, pipes,
risers, conduits and other electrical equipment of Sublessor to be used for the purpose of providing electrical service to the Premises. Sublessee covenants and agrees that its electrical usage will not exceed the maximum load from time to time permitted by applicable governmental regulations nor the design criteria of the existing Building electrical capacity. Sublessor shall not in any way be liable or responsible to Sublessee for any loss or damage or expense which Sublessee may sustain or incur if, during the term of this Sublease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for Sublessee's requirements due to a factor or cause beyond Sublessor's control. Sublessee shall purchase and install all lamps, tubes, bulbs, starters and ballasts except as included in Base Building Work. Sublessee shall pay all charges for electricity, HVAC, gas and other utilities used or consumed in or on the Premises. Sublessee shall bear the cost of repair and maintenance of any electric or gas meter used or to be installed in (or serving) the Premises.

14.7. All work, repairs, alterations or modifications undertaken pursuant to this Article 14 shall be subject to the provisions of Article 10 of this Sublease

               ARTICLE 15. THIS ARTICLE INTENTIONALLY LEFT BLANK
               -------------------------------------------------

                       ARTICLE 16. DAMAGE OR DESTRUCTION
                       ---------------------------------

16.1. Sublessor's Right of Termination. If the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course reasonably be expected to be repaired within nine (9) months from the time the repair work would commence or such repair would take more than thirty percent (30%) of the remainder of the term, as extended, to complete or the same shall occur during the last year of the term and such damage is substantial in light of the length of the term remaining) then either the Sublessor or the Sublessee may terminate this Lease by giving notice to the other within 30 days of such damage or destruction

16.2. Restoration. If this Sublease shall not be terminated pursuant to Section 16.1, Sublessor shall thereafter use due diligence to restore the Premises (including all alterations, additions or improvements made pursuant to Article 2 including Tenant Work) to proper condition for Sublessee's use and occupation, provided that Sublessor's obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason, such restoration shall not be substantially completed within nine (9) months (which nine (9)-month period may be extended for such periods of time as Sublessor is prevented from proceeding with or completing such restoration for any Force Majeure cause as defined under
Article 2 or by reason of any delay caused by the Sublessee)Sublessee shall have the right to terminate this Sublease by giving notice to Sublessor after the expiration of such period (as so extended). Upon the giving of such notice, this Sublease shall cease and come to an end without further liability or obligation on the part of either party unless, within thirty (30) days of such notice Sublessor completes such restoration to the point where the Sublessee can reasonably resume its use of the Subleased Premises.. Such right of termination shall be Sublessee's sole and exclusive remedy at law or in equity for Sublessor's failure so to complete such restoration. term. During the period of such restoration, and from the date of such damage or destruction, whether or not the Premises are restored, if the Sublessee shall not have reasonable use and occupancy of the Premises, the rent shall be equitably abated based on the extent to which the Sublessee is deprived of productive use of the Premises.

                           ARTICLE 17. EMINENT DOMAIN
                           --------------------------

17.1. If after the execution of the Sublease and prior to the expiration of the term of this Sublease, the whole of the Subleased Premises shall be taken under the power of eminent domain, then the term of this Sublease shall cease as of the time when Sublessor shall be divested of its title in the Subleased Premises, and all rent shall be apportioned and adjusted as of the time of termination.

17.2. If only a part of the Subleased Premises shall be taken under the power of eminent domain, and if as a result thereof the Subleased Premises shall not in Sublessee's reasonable judgment be reasonably adequate for the operation of the business conducted in the Subleased Premises prior to the taking, Sublessee may, at its election, terminate the term of this Sublease by giving the Sublessor notice of the exercise of its election within thirty (30) days after it shall receive notice of such taking, and the termination shall be effective as of the time that Sublessee is dispossessed, and all rent shall be apportioned and adjusted as of the time of termination. If only a part of the Subleased Premises shall be taken under the power of eminent domain, and if the term of this Sublease shall not be terminated as aforesaid, then the term of this Sublease shall continue in full force and effect, and Sublessor shall, within a reasonable time after possession is required for public use, repair and rebuild what may remain of the Subleased Premises so as to put the same into condition for use and occupancy by Sublessee, and a just proportion of all rent according to the nature and extent of the injury to the Subleased Premises shall be abated for the balance of the term of this Sublease. All awards attributable to the Sublessee's loss of Tenant Work or Sublessee's leasehold improvements or trade fixtures or other awards directly related to the Sublessee's business shall be the property of the Sublessee.

17.3. Sublessor reserves to itself, and Sublessee assigns to Sublessor, all rights to damages accruing on account of any taking under the power of eminent domain or by reason of any act of any public or quasi public authority for which damages are payable. Sublessee agrees to execute such instruments of assignment as may be reasonably required by Sublessor in any proceeding for the recovery of damages that may be recovered in such proceeding. It is agreed and understood, however, the Sublessor does not reserve to itself, and Sublessee does not assign to Sublessor, any damages payable for movable trade fixtures installed by Sublessee or anybody claiming under Sublessee at its own cost and expense, or any awards attributable to the Sublessee's loss of the unamortized value of Tenant Work and the value of trade fixtures or other awards directly related to the Sublessee's business or moving expenses which shall be the property of the Sublessee.

                              ARTICLE 18. DEFAULT
                              -------------------

18.1. If Sublessee shall default in the payment of rent or other payments required of Sublessee, and if Sublessee shall fail to cure said default within seven (7) business days after receipt of written notice of said default from Sublessor; or if Sublessee shall default in the performance or observance of any other agreement or condition on its part to be performed or observed, and if Sublessee shall fail to cure said default within ninety (90) days or such longer period as shall be reasonably required so long as the Sublessee shall be diligently pursuing such cure after receipt of written notice of said default from Sublessor; or if any person shall levy upon, or take Sublessee's leasehold interest or any part hereof, upon execution, attachment, or their process of law; or if Sublessee shall make an assignment of its property for the benefit of creditors; or if Sublessee shall file voluntary bankruptcy; or if any bankruptcy or insolvency proceedings shall be commenced by Sublessee or an involuntary bankruptcy shall be filed against the Sublessee which remains undischarged for a period of 60 days, or if a receiver, trustee, or assignee shall be appointed for the whole or any part of the Sublessee's property, then in any of said cases, Sublessor lawfully may upon seven days notice or if such notice shall adversely affect the rights of the Sublessor in any bankruptcy or receivership, then immediately, or at any time thereafter, and without further notice of demand, enter into and upon the Subleased Premises, or any part hereof in the name of the whole, and hold the Subleased Premises as if this Sublease had not been made, and expel Sublessee and those claiming under it, and remove its or their property without being taken or deemed to be guilty of any manner of trespass (or Sublessor may send written notice to Sublessee of the termination of this Sublease, and upon entry as aforesaid (or in the event that Sublessor shall sent to Sublessee notice of termination as above provided, on the fifth (5th) day next following the date of the sending of the notice), the term of this Sublease shall terminate. Sublessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Sublessee being evicted or dispossessed for any cause, or in the event Sublessor terminates this Sublease as provided in this Article. The Sublessee shall be liable for a 5% late charge applicable to any amounts due under this Sublease, which are not paid within seven (7) business days from the date of the notice of default.

18.2. In the case of such termination, Sublessee will indemnify and pay to Sublessor each month, or such other period elected by the Sublessor against all loss of rent, and all costs, expenses of any kind incurred by Sublessor by reason of such termination, between the time of termination and the expiration of the term of this Sublease. Sublessor shall reasonably perform its legal obligation to relet the premises for such term as the Sublessor shall determine, without releasing Sublessee from Sublessee's liability whatsoever. The Sublessee shall be liable for any expenses incurred by Sublessor in connection with obtaining possession of the Subleased Premises, with removing from the Subleased Premises property of Sublessee and persons claiming under it (including warehouse charges), with putting the Subleased Premises into a condition reletting similar to its condition at the commencement of this Lease, reasonable wear and tear excepted, and with any reletting, including, but without limitation, reasonable attorneys' fees and brokers' fees. Any monies collected from any reletting shall be applied first to the foregoing expenses and then to the payment of rent and all other payments due from Sublessee to Sublessor. The Sublessor shall, commensurate with any demand for payment of any of the above as to expenses or rent, provide the Sublessee with an itemization of all such items as a condition to the Sublessee's obligations to make payment.

     If Sublessor shall be in default in the prompt and full performance of any other of its promises, covenants, or agreements contained in this Sublease and such default in performance continues for more than thirty (30) days after written notice thereof from Sublessee to Sublessor specifying the particulars of such default or breach of performance provided, however, that if the default complained of, is of such a nature that the same cannot be rectified or cured within such thirty (30 day period, then such default shall be deemed to be rectified or cured if Sublessor, within such thirty (30) day period, shall have commenced such cure and shall continue thereafter with due diligence to cause such cure to be completed. Upon any default of this Sublease by Sublessor, Sublessee shall be entitled to pursue any and all remedies available to Sublessee at law or in equity, including, without limitation, the right of self-help. In the event Sublessor fails to cure the default within ten (10) days after delivery of such notice, Sublessee shall have the right, but not the obligation, to cure such default itself, and the costs incurred by Sublessee in curing such default shall be offset against the Base Rent next coming due until satisfied in full.

                           ARTICLE 19. SUBORDINATION
                           -------------------------

19.1. Provided that Sublessor delivers a commercially reasonable Non-Disturbance Agreement, Sublessee agrees that upon the request of Sublessor it will subordinate this Sublease and the lien hereof to the lien of any present or future mortgage or mortgages upon the Subleased Premises, any property of which the Subleased Premises are a part, or upon any ground lease of such property or upon any part thereof, irrespective of the time of execution or time of recording of any sub mortgage or mortgages. Sublessee agrees that it will, upon the request of Sublessor, execute, acknowledge and deliver any and all instruments deemed by Sublessor necessary or desirable to give effect or notice of such subordination. The word "mortgage" as used herein includes mortgages, deeds of trust, or other similar instruments and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. At the request of the holder of any mortgage upon the Subleased Premises or any property of which the Subleased Premises is a part may subordinate the lien of such mortgage to this Sublease, thereby making this Sublease superior to such mortgage, by recording in the Rockingham County Registry of Deeds, a Notice of Subordination or other document of like effect, executed unilaterally by such mortgage. Whether the lien of any mortgage shall be superior or subordinate to this Sublease and the lien hereof, Sublessee agrees that , if requested by Sublessor or the holder of such mortgage, it will attorn to the holder of such mortgage or anyone claiming under such holder and their respective successors and assigns in the event of foreclosure of or similar action taken under such mortgage. Sublessor agrees that it shall provide to Sublessee Non-Disturbance Agreements in form and substance reasonably satisfactory to Sublessee from PDA and any then existing holder of a mortgage upon the Premises prior to the commencement of construction of the Building. Such agreement from PDA shall be substantially as shown in Exhibit 14 attached hereto.

                            ARTICLE 20. CERTIFICATE
                            -----------------------

20.1. Within ten (10) business days after written request therefor by Sublessor, Sublessee agrees to deliver to Sublessor or to any mortgagee a certificate stating (if such be the case) that Sublessee has entered into occupancy of the Subleased Premises in accordance with the provisions of this Sublease, that this Sublease is in full force and effect (if such be the case), that Sublessor has performed the construction required of Sublessor, and any other information reasonably requested. Sublessor agrees to provide Sublessee with any similar certificate upon request by the Sublessee, including a statement that no default exists under the Primary Sublease, and that the Primary Sublease is in full force and effect.

       ARTICLE 21. ASSIGNMENT, SUBLEASES, MORTGAGE, RIGHT OF FIRST OFFER
       -----------------------------------------------------------------

21.1. Sublessee shall not assign this Sublease without the written consent of the Sublessor, provided however, that Sublessee may, without Sublessor's or the PDA's prior written consent, but upon notice to Sublessor and PDA, sublet all or any portion of the Premises or assign Sublessee's interest in this Sublease to a subsidiary, affiliate, parent or other entity which controls, is controlled by, or is under common control with Sublessee provided that Sublessee shall continue to remain liable hereunder.

21.2. Except as provided in 21.1 above, Sublessee shall not assign or enter into any sublease of the Subleased Premises without Sublessor's prior written approval of Sublessor and PDA. Any request for Sublessor's approval shall be made at least 21 days prior to the commencement of such tenancy, and shall provide reasonably detailed information concerning the identity and financial condition of the proposed assignee or sublessee and the terms and conditions of the proposed assignment or sublease. Sublessor and PDA shall not unreasonably withhold or delay consent to such assignment or sublease if (1) the use of the Subleased Premises is a permitted use under this Sublease; (2) the sublease is consistent with the terms and conditions of this Sublease; (3) Sublessee remains primarily liable to Sublessor to pay rent and perform all other obligations to be performed by Sublessee under this Sublease. Furthermore, neither Sublessor nor PDA shall unreasonably withhold or delay consent to an assignment or subletting in connection with any merger, consolidation, acquisition or reorganization of Sublessee.

     If Sublessor shall fail to respond to the Sublessee's request within 15 days after receipt of the request, such request shall be deemed approved.

     Sublessee shall not employ a broker to market the Subleased Premises or any portion thereof other than Sublessor's agent. This provision shall not apply in the event that 85% of the ownership interest in the Sublessor shall change, in which event the Sublessor shall so notify the Sublessee.

21.3. Continuing Liability of Sublessee. No subletting, assignment or transfer, whether Sublessor's consent is required or otherwise given hereunder, shall release Sublessee's obligations or alter the primary liability of Sublessee to pay the rent and to perform all other obligations to be performed by Sublessee hereunder. The acceptance of rent by Sublessor from any other person shall not be deemed to be a waiver by Sublessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. If any assignee of Sublessee or any successor of Sublessee defaults in the performance of any of the terms hereof, Sublessor may proceed directly against Sublessee without the necessity of exhausting remedies against such assignee or successor. If Sublessee assigns this Sublease, or sublets all or a portion of the Subleased Premises, or requests the consent of Sublessor to any assignment or subletting, or if Sublessee requests the consent of Sublessor for any act that Sublessee proposes to do, then Sublessee shall pay Sublessor's reasonable processing fee and reimburse Sublessor for all reasonable attorneys' fees incurred in connection therewith. Any assignment or subletting of the Subleased Premises that is not in compliance with the provisions of this
Article 21 shall be void.

21.4. Notwithstanding any other provision of this Sublease, any assignment or sublease shall comply with the provision of Article 22 including the notice requirements of Condition 10.8 of the FFA (as that term is defined in Section 22.8) and the terms and conditions of the Primary Sublease.

21.5. Mortgages. Except as otherwise expressly agreed to by PDA in writing, Sublessee shall not have the right to engage in any financing or other transaction creating any mortgage upon the Subleased Premises. Any approval of PDA shall be expressly subject to Condition 21 of the Master Lease and the provisions of the Primary Sublease. Sublessee further agrees that in the event of any authorized sublease or assignment of the Subleased Premises, it shall provide to the Air Force, EPA and NHDES by certified mail a copy of the agreement of sublease or assignment of the Subleased Premises within fourteen
(14) days after the effective date of such transaction. Sublessee may delete the financial terms and any other proprietary information from any sublease or assignment submitted to the above mentioned entities.

                      ARTICLE 22. ENVIRONMENTAL PROTECTION
                      ------------------------------------

22.1. Sublessee and any sublessee or assignee of Sublessee shall use the Premises so as to comply with all federal, state, and local laws, regulations, and standards that are or may become applicable to Sublessee's or Sublessee's assignee's activities at the Subleased Premises, including but not limited to, the applicable environmental laws and regulations identified in Exhibit 5, as amended from time to time, but Sublessee shall have no responsibility for contamination not caused by Sublessee or its sublessees, assignees, contractors or agents.

22.2. Sublessee and any assignee of Sublessee shall be solely responsible for obtaining at their cost and expense any environmental permits required for their operations under this Sublease or any sublease or assignment, independent of any existing Airport permits except that Sublessor shall be solely responsible for obtaining the Certificate of Occupancy and all other Approvals.

22.3. Sublessee shall indemnify, defend and hold harmless Sublessor, PDA and the Air Force against and from all claims, judgments, damages, penalties, fines, costs and expenses, liabilities and losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on the use of the Premises, and sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees), resulting or arising from discharges, emissions, spills, releases, storage, or disposal of any Hazardous Substances, or any other action by the Sublessee, or any sublessee or assignee of the Sublessee, giving rise to

Sublessor or PDA or Air Force liability, civil or criminal, or responsibility under federal, state or local environmental laws.

     This indemnification of Sublessor and PDA and Air Force by Sublessee includes, without limitation, any and all claims, judgment, damages, penalties, fines, costs and expenses, liabilities and losses incurred by Sublessor or PDA or Air Force in connection with any investigation of site conditions, or any remedial or removal action or other site restoration work required by any federal, state or local governmental unit or other person for or pertaining to any discharges, emissions, spills, releases, storage or disposal of Hazardous Substances arising or resulting from any act or omission of the Sublessee or any sublessee or assignee of the Sublessee at the Subleased Premises after the Occupancy Date. "Occupancy Date" as used herein shall mean the earlier of the first day of Sublessee's occupancy or use of the Subleased Premises or the date of execution of this Sublease. "Occupancy" or "Use" shall mean any activity or presence including preparation and construction in or upon the Subleased Premises.

     The provisions of this Section shall survive the expiration or termination of the Sublease, and the Sublessee's obligations hereunder shall apply whenever the Sublessor or the Air Force incurs costs or liabilities for the Sublessee's actions of the types described in this Article.

22.4. Notwithstanding any other provision of this Sublease, Sublessee and its sublessees and assignees do not assume any liability or responsibility for environmental impacts and damage caused by the use by the Air Force or any other party of Hazardous Substances on any portion of the Airport, including the Subleased Premises. Furthermore, the parties recognize and acknowledge the obligation of the Air Force to indemnify the Sublessor and Sublessee to the extent required by the provisions of Public Law No. 101-511, Section 8056 and Public Law No. 102-484, as amended. The Sublessee and its sublessees and assignees have no obligation to undertake the defense, remediation and cleanup, including the liability and responsibility for the costs of damages, penalties, legal and investigative services solely arising out of any claim or action in existence now, or which may be brought in the future by any person, including governmental units against the Air Force, because of any use of, or release from, any portion of the Airport (including the Subleased Premises) of any Hazardous Substances prior to the Occupancy Date, Sublessee's liability being limited to matters relating to its own or its sublessees, assignees, contractors and agents' activities.

     Sublessor shall have the obligation to remediate any Hazardous Substance contamination not caused by the Sublessee, at the Sublessor's cost, and not as part of the Operating Expenses. In the event that any such contamination or existence of Hazardous Substance shall result in a health hazard sufficient to not allow the healthful use of the Building by employees or other users of the Building, which cannot be remedied in a reasonable manner or within a reasonable time (but in any event, Sublessor shall be given at least one hundred eighty (180) days to remedy such problem), the Sublessee shall have the right to terminate this Sublease upon notice to Sublessor.

22.5. As used in this Sublease, the term "Hazardous Substances" means any hazardous or toxic substance, material or waste, oil or petroleum product, which is or becomes regulated by any local governmental authority, the State of New Hampshire or the United States Government. The term "Hazardous Substances" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," under New Hampshire RSA ch.147-A, (ii) defined as a "hazardous substance" under New Hampshire RSA ch.147-B, (iii) oil, gasoline or other petroleum product, (iv) asbestos, (v) listed under or defined as hazardous substance pursuant to Part Hc. P 1905 ("Hazardous Waste Rules") of the New Hampshire Code of Administrative Rules, (vi) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. (S)1317, (vii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. (S)6901 et seq. (42 U.S.C. (S)6903), or (viii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)9601 et seq. (42 U.S.C. (S)9601) and (ix) so defined in the regulations adopted and publications promulgated pursuant to any of such laws, or as such laws or regulations may be further amended, modified or supplemented (collectively "Hazardous Substance Laws").

     As used in this Sublease, the terms "release" and "storage" shall have the meanings provided in RSA 147-B:2, as amended, and the term "disposal" shall have the meaning provided in RSA 147-A:2.

22.6. Sublessor's rights under this Sublease and PDA's rights under the Primary Sublease specifically include the right for Sublessor and PDA to inspect the Subleased Premises and any buildings or other facilities thereon for compliance with environmental, safety, and occupational health laws and regulations, whether or not the Sublessor or PDA is responsible for enforcing them. Such inspections are without prejudice to the right of duly constituted enforcement officials to make such inspections. In exercising such rights, Sublessor shall use diligent efforts to prevent or minimize and to use reasonable efforts to cause PDA to prevent or minimize interference with Sublessee's use and enjoyment of the Premises.

22.7. Notwithstanding any other provision of this Sublease and pursuant to the Primary Sublease, PDA is not responsible for any removal or containment of asbestos. If Sublessee and any sublessee or assignee intend to make any improvements or repairs that require the removal of asbestos, an appropriate asbestos disposal plan must be incorporated in the plans and specifications.
The asbestos disposal plan shall identify the proposed disposal site for the asbestos. In addition, non-friable asbestos which becomes friable through or as a consequence of the activities of Sublessee will be abated by Sublessee at its sole cost and expense. The Sublessor hereby certifies that the Premises and the buildings on the Premises are free of any asbestos materials.

22.8. Sublessor and Sublessee acknowledge that the Airport has been identified as a National Priority List (NPL) Site under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) of 1980, as amended.
Sublessee acknowledges that Sublessor has provided it with a copy of the Pease Federal Facility Agreement ("FFA") entered into by EPA, and the Air Force on April 24, 1991, and Modification No. 1 thereto, effective March 18, 1993, agrees that it will comply with the terms of the FFA to the extent the same may be applicable to the Subleased Premises and that should any conflict arise between the terms of the FFA and the provisions of this Sublease, the terms of the FFA will take precedence. The Sublessee further agrees that the Sublessor and PDA assume no liability to the Sublessee or any Sublessee or assignee of Sublessee should implementation of the FFA interfere with their use of the Subleased Premises. The Sublessee and its Sublessee(s) and assignee(s) shall have no claim on account of any such interference against the Sublessor, or PDA or any officer, agent, employee or contractor thereof, other than a claim to Sublessor for abatement of rent.

     In the event of such interference which shall result in the inability of the Sublessee to use the Premises, or any part thereof, the rent shall be abated equitably during such period.

22.9. The Air Force, EPA, and NHDES and their officers, agents, employees, contractors, and subcontractors have the right, upon reasonable notice to the Sublessee and any Sublessee or assignee, to enter upon the Subleased Premises for the purposes enumerated in this subparagraph and for such other purposes consistent with the FFA:

          (1) to conduct investigations and surveys, including, where necessary, drilling, testpitting, borings and other activities related to the Pease Installation Restoration Program ("IRP") or the FFA;

          (2) to inspect field activities of the Air Force and its contractors and subcontractors in implementing the IRP or the FFA;

          (3) to conduct any test or survey required by the EPA or NHDES relating to the implementation of the FFA or environmental conditions at the Subleased Premises or to verify any data submitted to the EPA or NHDES by the Air Force relating to such conditions;

          (4) to construct, operate, maintain or undertake any other response or remedial action as required or necessary under the IRP or the FFA, including, but not limited to monitoring wells, pumping wells and treatment facilities.

22.10. Sublessee and its sublessees and assignees agree at no cost to them to comply with the provisions of any health or safety plan in effect under the IRP or the FFA during the course of any of the above described response or remedial actions. Any inspection, survey, investigation, or other response or remedial action will, to the extent practicable, be coordinated with representatives designated by the Sublessee and any sublessee or assignee. Sublessee and any sublessee or assignee shall have no claim on account of such entries against the State as defined in FFA or any officer, agent, employee, contractor, or subcontractor thereof.

22.11. The Airport air emissions offsets and Air Force accumulation points for hazardous and other wastes will not be made available to Sublessee. Sublessee shall be responsible for obtaining from some other source(s) any air pollution credits that may be required to offset emissions resulting from its activities under the Sublease.

22.12. Any permit required under Hazardous Substance Laws for the management of Hazardous Substances stored or generated by Sublessee or any sublessee or assignee of Sublessee shall be obtained by Sublessee or its sublessees or assignee and shall be limited to generation and transportation. Any violation of this requirement shall be deemed a material breach of this Sublease. Sublessee shall provide at its own expense such hazardous waste storage facilities, complying with all laws and regulations, as it needs for management of its hazardous waste.

22.13. Sublessee, and any sublessee or assignee of Sublessee whose operations utilize Hazardous Substances, shall have a completed and approved plan for responding to Hazardous Substances spills required by applicable law prior to commencement of operations on the Subleased Premises. Such plan shall be independent of, but not inconsistent with, any plan or other standard of PDA applicable to the Airport and except for initial fire response and/or spill containment, shall not rely on use of the Airport or Sublessor personnel or equipment. Should the Sublessor provide any personnel or equipment, whether for initial fire response and/or spill containment or otherwise, on request of the Sublessee, or because the Sublessee was not, in the reasonable opinion of Sublessor, conducting timely cleanup actions, the Sublessee agrees to reimburse the Sublessor for its costs.

22.14. Sublessee, and any Sublessee or assignee of Sublessee, must maintain and make available to PDA, the Air Force, EPA and NHDES all records, inspections logs, and manifests that tract the generation, handling, storage, treatment and disposal of Hazardous Waste, as well as all other records required by applicable laws and requirements. PDA and the Air Force reserve the right to inspect the Subleased Premises and Sublessee's, its sublessee's or assignee's records for compliance with Federal, State, local laws, regulations, and other requirements relating to the generation, handling, storage, treatment and disposal of hazardous waste, as well as the discharge or release of hazardous substances. Violations may be reported by PDA and the Air Force to appropriate regulatory agencies, as required by applicable law. The Sublessee, its sublessees or assignees shall be liable for the payment of any fines and penalties or costs which may accrue to the United States of America or PDA as a result of the actions of Sublessee, its sublessees or assignees, respectively.

22.15. Sublessor hereby represents and warrants to Sublessee that to the best of its knowledge and belief the property is free from contamination by Hazardous Materials or Hazardous Substances and complies with all environmental laws. Sublessor represents and warrants to Sublessee that Sublessor has delivered to Sublessee all environmental site assessments and similar reports known to Sublessor affecting the Property. Sublessor agrees to indemnify, defend and hold Sublessee harmless from all loss, cost, damage, claims or expenses incurred by Sublessee as result of the inaccuracy of the above representations.

22.16.  Sublessee shall be solely responsible for maintaining and operating the
emergency generator to be installed on the Premises   and, accordingly, all risk
and responsibility for handling, storing and disposing of fuel for the generator, and all other environmental risks associated with the generator, shall be borne by the Sublessee.

22.17. Sublessee further agrees that in the event of any authorized sublease or assignment of the Subleased Premises, it shall provide to the Air Force, EPA and NHDES by certified mail a copy of the agreement of sublease or assignment of the Subleased Premises within fourteen (14) days after the effective date of such transaction. Sublessee may delete the financial terms and any other proprietary information from any sublease or assignment submitted to the above-mentioned entities.

22.18. Prior to the storage, mixing, or application of any pesticide, as that term is defined under the Federal Insecticide, Fungicide, and Rodenticide Act, the Sublessee, its sublessees and assignees shall prepare a plan for storage, mixing, and application of pesticides ("Pesticide Management Plan"). The Pesticide Management Plan shall be sufficient to meet all applicable Federal, State and local pesticide requirements. The Sublessee, its sublessees and assignees, shall store, mix and apply all pesticides within the Subleased Premises only in strict compliance with the Pesticide Management Plan. The pesticides will only be applied by a licensed applicator.

22.19. The Sublessee, its sublessees and assignees must notify the Sublessor and the Site Manager of its intent to possess, store, or use any licensed or licensable source or byproduct materials, as those terms are defined under the Atomic Energy Act and its implementing regulations; of Sublessee's, its sublessees and assignees intent to possess, use, or store radium; and of Sublessee's, its sublessees and assignees intent to possess or use any equipment producing ionizing radiation and subject to specific licensing requirements or other individual regulations, at least sixty (60) days prior to the entry of such materials or equipment upon the Airport. Upon notification, the Sublessor and the Site Manager may impose such requirements, including prohibition of possession, use, or storage, as deemed necessary to adequately protect the health and human environment. Thereafter, the Sublessee must notify the Sublessor and the Site Manager of the presence of all licensed or licensable source or other byproduct materials, of the presence of all byproduct materials, of the presence of radium, and of the presence of all equipment producing ionizing radiation and subject to specific licensing requirements or other individual regulation; provided, however, that the Sublessee, it sublessees and assignees need not make either of the above notifications to the Sublessor and the Site Manager with respect to source and byproduct material which is exempt from regulation under the Atomic Energy Act. The Sublessee shall not, under any circumstances, use, own, possess or allow the presence of special nuclear material on the Subleased Premises.

                            ARTICLE 23. HOLDING OVER
                            ------------------------

23.1. Any holding over by Sublessee after the expiration of the term of this Sublease shall be treated as a daily tenancy at sufferance at a rate equal to the then fair rental value of the Subleased Premises but in no event less than 150% of the sum of (i) Base Rent and (ii) Operating Expenses and Real Estate taxes in effect on the expiration date, provided that during the first 6 months of such holdover the rate shall be at 120% of the then Base Rent and Operating Expenses and taxes. Otherwise, such holding over shall be on the terms and conditions set forth in this Sublease as far as applicable. The Sublessor may, but shall not be required to, and only on written notice to Sublessee after the expiration of the term hereof, elect to treat such holding over as an extension of the term of this Sublease for a period of up to the first 6 months, at 120% of the then current rent rate, such extension to be on the terms and conditions set forth in this Section.

                              ARTICLE 24. WAIVERS
                              -------------------

24.1. Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by that party of any of its rights hereunder. No waiver by either party at any time, express or implied, or any breach of any provision of this Sublease shall be deemed a waiver of a breach of any other provision of this Sublease or a consent of any subsequent breach of the same or any other provision. If any action by Sublessee shall require Sublessor's consent or approval, Sublessor's consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. No payment by Sublessee or acceptance by Sublessor of a lesser amount than shall be due from Sublessee to Sublessor shall be deemed to be anything but payment on account, and the acceptance by Sublessor of a check for a lesser amount with an endorsement or statement thereon, or upon letter accompanying said check that said lesser amount is payment in full, shall not be deemed an accord and satisfaction, and Sublessor may accept said check without prejudice to recover the balance due or pursue any other remedy. Any and all rights and remedies which either party may have under this Sublease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate and cumulative, and shall not be deemed inconsistent with each other; and no one of them, whether exercised by that party or not, shall be deemed to be in exclusion of any other; and any two or more of all such rights and remedies may be exercised at the same time.

                          ARTICLE 25. QUIET ENJOYMENT
                          ---------------------------

25.1. Sublessor agrees that upon Sublessee's paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Sublessee shall and may peaceably and quietly have, hold, and enjoy the Subleased Premises during the term of this Sublease without any manner of hindrance or molestation from Sublessor or anyone claiming under Sublessor, subject, however, to the terms of this Sublease and any instruments having a prior lien.

                      ARTICLE 26. NTENTIONALLY LEFT BLANK
                      -----------------------------------

                           ARTICLE 27. INTERPRETATIONS
                           ---------------------------

27.1. This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Sublease shall not be modified in any way except by a writing subscribed by both parties.

27.2. In the event of a breach of this Sublease by either party, the prevailing party shall be entitled to reasonable attorneys fees and costs.

     This Sublease shall be governed by the laws of the State of New Hampshire.

                              ARTICLE 28. NOTICES
                              -------------------

28.1. All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same certified or registered mail, return receipt requested, postage prepaid, or first class mail, postage prepaid or by mailing the same by Express Mail or by having the same delivered by a commercial delivery service to the following address:

              If to Sublessor:  273 Corporate Drive, LLC
                                170 Commerce Way, Suite 202
                                Portsmouth, NH  03801

              And to:           John J. Ryan, Esq.
                                Casassa and Ryan
                                459 Lafayette Road
                                Hampton, NH   03842

     And to Sublessor's Mortgagee at such address as shall be provided to Sublessee.



              If to Sublessee:  Aprisma Management Technologies, Inc.
                                121Technology Drive

                                Durham, NH   03824
                                and after occupancy:
                                273 Corporate Drive
                                Portsmouth, NH  03801





                      ARTICLE 29. DISPUTES AND LITIGATION
                      -----------------------------------

29.1. Except as provided below: In the event of a dispute between the parties, it shall be a condition precedent to the initiation of any formal litigation in a court of competent jurisdiction that the parties shall meet face to face in a good faith effort to resolve the dispute directly between them. In the event that they are unsuccessful, each party agrees to submit the dispute to alternative dispute resolution, initially by mediation, and the parties shall equally share the expense of such mediation.

     In the event that mediation is unsuccessful, the parties shall then submit the dispute to arbitration (binding if the parties agree) in accordance with the Rules of the American Arbitration Association. In the event that arbitration fails, and provided that the parties have participated in the alternative dispute resolution provisions hereof in good faith, the aggrieved party may then commence litigation.

29.2. The foregoing alternative dispute resolution provisions shall not apply in the event that either party reasonably requires immediate ex parte and/or injunctive relief from a Court of competent jurisdiction.

                           ARTICLE 30. MISCELLANEOUS
                           -------------------------

30.1. Any actions or proceedings with respect to any matters arising under or growing out of this Sublease shall be instituted and prosecuted only in the courts located in the State of New Hampshire. Nothing contained in this Article or any other provision of this Sublease shall be deemed to constitute a waiver of the sovereign immunity of the State of New Hampshire, which immunity is hereby reserved to PDA and to the State of New Hampshire.

30.2. Sublessee shall faithfully observe and comply with such rules and regulations as the PDA may adopt for the operation of the Airport and such rules and regulations as Sublessor may adopt for the operation of the Subleased Premises, which rules and regulations are reasonable and nondiscriminatory as well as all modifications thereof and additions thereto. PDA shall not be responsible to Sublessee for the violation or nonperformance by any other sublessee of the PDA of such Airport rules and regulations.

30.3. Sublessee agrees to conform to such additional provisions required of tenants of office buildings at Pease as, from time to time, by the FAA ("FAA Requirements") or its successor with respect to the operation of the Airport, or a portion thereof. The current FAA Requirements are attached hereto as
Exhibit 9 and incorporated herein by reference.
---------

30.4. This Sublease is subject and subordinate to any agreements heretofore or hereafter made between PDA and the United States or the Air Force, the execution of which is required to enable or permit transfer of rights or property to PDA for airport purposes or expenditure of federal grant funds for airport improvement, maintenance or development, including, without limitation, the Application and Acceptance, Master Lease and FFA. Sublessee shall abide by requirements of any agreement between PDA and the United States or the Air Force applicable to the Subleased Premises or Sublessee's activities at the Airport and shall consent to amendments and modifications of this Sublease if required by such agreements or as a condition of Sublessor's entry into such agreements.

     This Sublease is further subject and subordinate to the Primary Sublease between PDA and Sublessor and Sublessee shall be subject to the provisions of the Primary Sublease applicable to Sublessee's use of the Subleased Premises or Sublessee's actions at the Airport.

30.5. Sublessee acknowledges that PDA, in its sole discretion, shall determine and may from time to time change the routes of surface ingress and egress connecting the Subleased Premises. PDA also reserves the right to further develop the Airport, or such portion of the Airport as is owned or controlled by PDA, as it sees fit, regardless of the desires or views of Sublessee and without
interference or hindrance.   Sublessor has delivered to Sublessee a copy of the
Primary Sublease, which Sublessor represents to be complete and in effect. Sublessor agrees that it will not enter into any amendment of the Primary Sublease which would adversely affect the rights of the Sublessee hereunder nor shall Sublessor agree to or permit termination of the Primary Sublease.

30.6. The Sublessee herein covenants by and for itself, its heirs, executors, administrators, and assigns, and all persons claiming under or through it, that this Sublease is made and accepted upon and subject to the following conditions:

     That there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, national origin, or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure, or enjoyment of the Premises herein leased nor shall the Sublessee, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy, of tenants, lessees, sublessees, subtenants, or vendees in the Subleased Premises herein leased.

30.7. All obligations of Sublessee to indemnify, defend and hold harmless Sublessor, PDA and the Air Force and to make any monetary payment to Sublessor, PDA and the Air Force shall survive the termination or expiration of this Sublease.

30.8. Sublessor's Liability. (a) With respect to any services or utilities to be furnished by Sublessor to Sublessee, Sublessor shall in no event be liable for failure to furnish the same when prevented from doing so by force, major strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Sublessor's reasonable control, or for any cause due to any act or neglect of Sublessee or Sublessee's servants, agents, employees, licensees or any person claiming by, through or under Sublessee; nor shall any such failure give rise to any claim in Sublessee's favor that Sublessee has been evicted, either constructively or actually, partially or wholly, provided however, that if the failure of utilities shall result in the inability of the Sublessee to use the Premises, the rent shall be abated during such period.

     (b) In no event shall either party ever be liable to the other party for any loss of business or any other indirect or consequential damages suffered by such party from whatever cause.

     (c) With respect to any repairs or restoration which are required or permitted to be made by Sublessor, the same may be made during normal business hours and Sublessor shall have no liability for damages to Sublessee for inconvenience, annoyance or interruption of business arising therefrom.

     (d) An "Abatement Event" shall be defined as an event or circumstance (other than those addressed in Articles 16 and 17 or by reason of some other event or circumstance beyond the control of the Sublessor, that prevents Sublessee from using the Premises or any portion thereof, as a result of any failure to provide services or access to the Premises. Sublessee shall give Sublessor notice ("Abatement Notice") of any such Abatement Event, and if such Abatement Event continues beyond the "Eligibility Period" as that term is defined below), then the Base Rent and Sublessee's other monetary obligations to Sublessor shall be abated entirely or reduced, as the case may be, after expiration of the Eligibility Period for such time that Sublessee continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Sublessee is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Sublessee is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Sublessee to effectively conduct its business therein, and if Sublessee does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Sublessee is so prevented from effectively conducting its business therein, Base Rent and Sublessee's other monetary obligations to Sublessor shall be abated entirely for such time as Sublessee continues to be so prevented from using, and does not use, the Premises. The term "Eligibility period" shall mean a period of three (3) consecutive days after Sublessor's receipt of any Abatement Notice(s). In addition, if an Abatement Event continues for thirty
(30) consecutive days after any Abatement Notice, Sublessee may terminate this sublease by written notice to Sublessor at any time prior to the date such Abatement Event is cured by Sublessor.

30.9. Additional Charges. If Sublessee shall fail to pay when due any sums under this Sublease designated or payable as an additional charge, Sublessor shall have the same rights and remedies as Sublessor has hereunder for failure to pay Base Rent.

30.10. Brokerage. The parties agree that the Kane Company has acted as sole broker in this lease transaction. The Sublessor shall be responsible for all brokerage fees to The Kane Company.

30.11. Management. The Sublessor shall charge commercially reasonable management fees which shall be no more than $.40 per square foot per annum for the first year of the Lease and which shall be included in Operating Expenses. Thereafter, such management fees shall be charged at commercially reasonable rates comparable to other similar single tenant buildings in the Greater Portsmouth, New Hampshire area..

30.12. Primary Sublease, Master Lease, Application, Acceptance and FFA. Sublessor shall perform the Base Building Work in accordance with all provisions of the Primary Sublease, Master Lease, Application, Acceptance and FFA (collectively, the "Documents") and all other applicable laws, and requirements, and shall during the term operate the premises leased under the Primary Sublease in accordance with the Documents and all other applicable laws, codes and requirements. Sublessor shall deliver to Sublessee copies of all correspondence sent or received by Sublessor to or from any party to any of the Documents alleging a default by any party thereto or otherwise setting forth matters which might reasonably be expected to have an adverse impact on the leasehold interest created by this Sublease or on Sublessee's use and enjoyment of the Subleased Premises.

30.13. Notice of Lease. The parties shall execute and record a Notice of Lease in the form required under New Hampshire law.

30.14. Guarantee. Sublessee shall provide to Sublessor a Guaranty from Cabletron Systems, Inc. in the form attached hereto as Exhibit 13. EXECUTION

     IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease
effective as of the  4th      day of  December        , 2000.

                       273 CORPORATE DRIVE, LLC

                       By:  /s/ Illegible
                          ----------------------------------

                       Its: Manager
                          ----------------------------------
                          "Sublessor"


                       APRISMA MANAGEMENT TECHNOLOGIES, INC.

                       By:  /s/ Michael Skubisz
                          ----------------------------------

                       Its: President
                          ----------------------------------
                          "Sublessee"


                             STATE OF NEW HAMPSHIRE

     COUNTY OF ROCKINGHAM

     On this 4th day of December , 2000, personally appeared Arnold S. Kane known to me on the basis of satisfactory evidence) to be the _________________ of 273 CORPORATE DRIVE, LLC, and on oath stated that he was authorized to execute this instrument and acknowledged it to be his free and voluntary act for the uses and purposes set forth herein. Before me,

                        /s/ Heather N. Green
                       -----------------------------------
                       Notary Public/Justice of the Peace
                       Name: Heather N. Green
                             ----------------
                       My Commission Expires: July 4, 2004

                             STATE OF NEW HAMPSHIRE

     COUNTY OF ROCKINGHAM

     On this 1st day of December   , 2000, personally appeared Michael
Skubisz_____________, known to me (or proved to me on the basis of satisfactory evidence) to be the__President_______ of APRISMA MANAGEMENT TECHNOLOGIES, INC. and on oath stated that he was authorized to execute this instrument and acknowledged it to be his free and voluntary act for the uses and purposes set forth herein. Before me,

                        /s/ Angela Comtois
                       ------------------------------------
                       Notary Public/Justice of the Peace
                       Name:
                       My Commission Expires:

                                    EXHIBIT 1
                                    ---------


                                PRIMARY SUBLEASE

                                    EXHIBIT 2
                                    ---------


                    PLANS DESIGNATING THE SUBLEASED PREMISES

                                    EXHIBIT 3
                                    ---------


                     BASE BUILDING SPECIFICATIONS AND PLANS

                                    EXHIBIT 4
                                    ---------


                SUBLESSEE TENANT FIT UP PLANS AND SPECIFICATIONS

                                    EXHIBIT 5
                                    ---------


                        LIST AND DESCRIPTION OF AMENITIES

                                    EXHIBIT 6
                                    ---------


                               OPERATING EXPENSES

          A. All salaries, wages, fringe benefits, payroll taxes and withholding, and workmen's compensation insurance premiums related thereto and withholding of and for Sublessor's employees and agents to the extent engaged in the operation, maintenance or repair of the Sublease Premises. To the extent that Sublessor's employees provide services to the subleased Premises on less than a full-time basis, such amounts shall be appropriately pro-rated. No amounts shall be payable on account of Sublessor's management or administrative personnel under this Section A.;

          B. All costs, including monies paid to utility companies, the city of Portsmouth, the Pease Development Authority and any other entities, of furnishing electricity, heat, air-conditioning, steam, water, sewer, gas services and facilities, and any other utilities and utility facilities to all areas of the Subleased Premises.

          C. All costs of any liability or casualty insurance carried from time to time by Sublessor related to the Subleased Premises which is required to be carried by the Sublessor pursuant to the Primary Sublease or by Sublessor's mortgagee.

          D. All costs, including material and equipment costs, for common area cleaning and janitorial services, window cleaning and rubbish removal.

          E. All costs of maintaining and repairing the Subleased Premises, including the operation, maintenance and repair of heating and air-conditioning equipment, electric, water, sewer, gas and other utility facilities and equipment, elevators, and any other equipment and all other repairs and replacements necessary to keep the Subleased Premises in a first-class condition;

          F. All costs associated with grounds maintenance and repair to include landscaping and snow and ice removal;

          G. Reasonable depreciation of machinery and equipment used in the maintenance and repair of the Subleased Premises appropriately allocated if used at premises other than the Subleased Premises ;

          H. The cost of providing security and/or any public or private policing for the Subleased Premises requested by the Sublessee.

          I. All costs of all service and supplies contracts relating to services and supplied referred to in subparagraphs (A) through (H) hereinabove and relating in any way to the operation, maintenance and management of the Subleased Premises.

          J. The cost of Sublessor services listed Under Exhibit #11, and any other costs or expenses incurred by the Sublessor as part of any service or facility requested by the Sublessee or any maintenance or normal repair of the Subleased Premises performed by the Sublessor.

          Operating Expenses shall not include:

     Costs incurred in connection with the replacement or repairs which are capitalized to the roof or structural portions of the Building; and

     Costs incurred in connection with the replacement of Building systems or other capital improvements except insofar as such costs are properly amortized in the applicable Operating Year in accordance with generally accepted accounting principles consistently applied; and

     Costs incurred in connection with any new capital improvements (to the extent not required by Sublessee).

          Sublessor shall not purchase or lease equipment or services from parties related to Sublessor at charges in excess of charges reasonably available in arms length transactions. Sublessor shall, in connection with the provision of accounting of Additional Rent charges at the end of each Operating Year, provide Sublessee with a breakdown of allocations and amortization schedules applicable to Operating Expenses.

                                    EXHIBIT 7
                                    ---------


                         LIST OF SUBLESSEE REMOVAL ITEMS

     Generator, transfer switch, uninterruptable power supply equipment, step down transformers exclusively associated with lab use



     Cable trays and wire trays in the labs

     All kitchen equipment except that which would damage the building specifically the hood and any sinks

     Telephone equipment

     Network equipment and racks

     All furniture and decorations which are not attached in a permanent fashion

                                    EXHIBIT 8
                                    ---------


                   LIST OF ENVIRONMENTAL LAWS AND REGULATIONS

     Air Quality:      (a)  Clean Air Act & Amendments, 42 U.S.C.

     7401-7642

     (b) 40 CFR Parts 50-52, 61, 62, 65-67, 81

     (c) RSA ch. 125-C, Air Pollution Control, and

          rules adopted thereunder

     (d) RSA ch. 125-H, Air Toxic Control Act, and

     rules adopted thereunder
     Hazardous Materials:     (a)  Hazardous Materials Transportation Act',

     49 U.S.C. 1801-1813, and Department of

     Transportation Regulations thereunder

     (b) Emergency Planning and Community Right-

     To-Know Act, 42 U.S.C. 11001-11050

     (c) 49 CFR Parts 100-179

     (d) 40 CFR Part 302

     (e) RSA ch. 277-A, Toxic Substances in the

     Workplace, and rules adopted thereunder

     Hazardous Waste:   (a)  Resource Conservation and Recovery Act

     (RCRA) of 1976 and RCRA Amendments of

     1984, 42 U.S.C. 6901-6991i

     (b) Comprehensive Environmental Response,,

     Compensation, and Liability Act

     (CERCLA) of 1980, as amended, 42 U.S.C.

     9601-9675

     (c)   40 CFR Parts 260-271, 300, 302

     (d)   RSA ch. 147-A, Hazardous Waste

     Management and rules adopted thereunder

     Water Quality:  (a)  Federal Water Pollution Control Act

     (Clean Water Act) and Amendments, 33

     U.S.C. 1251-1387

     (b) Safe Drinking Water Act, as amended, 42

     U.S.C. 300f-300j-26

     40 CFR Title 100-143, 401 and 403

     (c) RSA ch. 146-A, Oil Spillage in Public

     Waters, and rules adopted thereunder

     (d)  RSA ch. 485, New Hampshire Safe

     Drinking Water Act, and rules adopted

     thereunder

     (e) RSA ch. 485-A, Pollution and Waste

     Disposal, and rules adopted thereunder

                                    EXHIBIT 9
                                    ---------

                         SUBLEASE PROVISIONS REQUIRED BY
                       THE FEDERAL AVIATION ADMINISTRATION

     1. Sublessee, for himself, his heirs, personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby agree that in the event facilities are constructed, maintained, or otherwise operated on the Subleased Premises, for a purpose for which a United States Department of Transportation ("DOT") program or activity is extended or for another purpose involving the provision of similar services or benefits, Sublessee shall maintain and operate such facilities and services in compliance with all other requirements imposed pursuant to Title 49, Code of Federal Regulations, DOT, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended.

     2. Sublessee, for himself, his personal representative, successors in interest, and assigns, as a part of the consideration hereof, does hereby agree that: (I) no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination in the use of said facilities; (ii) that in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be excluded from participation in, denied the benefits of, or otherwise be subject to discrimination; and (iii) that the Sublessee shall use the premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally-Assisted Programs of the Department of Transportation Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulation may be amended.

     3. That in the event of breach of any of the above nondiscrimination covenants, Sublessor shall have the right to terminate the Sublease, and to reenter and repossess said land and the facilities thereon, and hold the same as if said lease, had never been made or issued. This provision does not become effective until the procedures of 49 CFR Part 21 are allowed and completed including expiration of appeal rights.

     4. Sublessee shall furnish its accommodations and/or services on a fair, equal and not unjustly discriminatory basis to all users thereof and it shall charge fair, reasonable and not unjustly discriminatory prices for each unit or service; PROVIDED THAT the Sublessee may be allowed to make reasonable and nondiscriminatory discounts, rebates or other similar type of price reductions to volume purchasers.

     5. Non-compliance with Provision 4 above shall constitute a material breach thereof and in the event of such noncompliance Sublessor shall have the right to terminate this Sublease, and the estate hereby created without liability therefore or at the election of the Sublessor or the United States either or both of Sublessor or the United States shall have the right to judicially enforce provisions.

     6. Sublessee agrees that it shall insert the above five provisions in any lease agreement, by which said Sublessee grants a right or privilege to any person, firm or corporation to render accommodations and/or services to the public on the Subleased Premises.

                                   EXHIBIT 10
                                   ----------

                              RULES AND REGULATIONS

1. All cleaning and janitorial services for the Premises shall be provided exclusively through Sublessor.

2. Sublessee shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation of its business. Sublessee shall not use or permit to be used in the Premises any foul or noxious gas or substance. nor shall Sublessee bring into or keep in or about the Premises any birds or animals.

3. Sublessor reserves the right, exercisable without notice and without liability to Sublessee, to change the name and street address of the Building.

4. Sublessee shall close and lock the doors of its Premises and entirely shut off all water faucets or other apparatus, and electricity, gas or air outlets before Sublessee and its employees leave the Premises. Sublessee shall be responsible for any damage or injuries sustained by other sublessees or occupants of the Building or by Sublessor for noncompliance with this rule.

5. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Sublessee who, or whose employees or invitees shall have caused it. 6. Canvassing, soliciting and distribution of handbills or any other written material and peddling in the Airport are prohibited, and Sublessee shall cooperate to prevent such activities.

1. Sublessor reserves the right to exclude or expel from the Airport any person whom, in Sublessor's judgement, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

2. Sublessee shall store all its trash and garbage within its Premises or in other facilities provided by Sublessor. Sublessee shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Sublessor.

9. Sublessee shall comply with all safety, fire protection and evacuation procedures and regulations established by Sublessor or any governmental agency.

10. Sublessee assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

12. Sublessee's requirements will be attended to only upon appropriate application to the Project management office by an authorized individual. Employees of Sublessor shall not perform any work or do anything outside of their regular duties unless under special instructions from Sublessor, and no employee of Sublessor will admit any person (Sublessee or otherwise) to any office without specific instructions from Sublessor.

12. Sublessor may waive any one or more of these Rules and Regulations for the benefit of Sublessee or any other sublessee, but no such waiver by Sublessor shall be construed as a waiver of such Rules and Regulations in favor of Sublessee or any other sublessee, nor prevent Sublessor from thereafter enforcing any such Rules and Regulations against any or all of the sublessees of the Project.

13. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend in whole or in part, the terms, covenants, agreements and conditions of the Sublease.

14. Sublessor reserves the right to make such other and reasonable Rules and Regulations as, in its reasonable judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Sublessee agrees to abide by all such Rules and Regulations herein above stated and any additional rules and regulations which are adopted.

15. Sublessee shall be responsible for the observance of all the foregoing rules by Sublessee's employees, agents, clients, customers, invitees and guests.

                                   EXHIBIT 11
                                   ----------


                      SERVICES TO BE PROVIDED BY SUBLESSOR

                                   EXHIBIT 12
                                   ----------


                                 APPROVED SIGNS

                                   EXHIBIT 13
                                   ----------


                               CABLETRON GUARANTY

     This guaranty, made as of the ____ day of ____________, 2000 by Cabletron Systems, Inc., of 35 Industrial Way, Rochester, New Hampshire to 273 Corporate Drive, LLC of 170 Commerce Way, Suite 202, Portsmouth, New Hampshire.

     RECITALS
     --------

1. 273 Corporate Drive, LLC is the Sublessor with Aprisma Management Technologies, Inc., as Sublessee, under a Sublease dated as of ___________,2000.
2. As an inducement to the Sublessor entering into the Sublease with the Sublessee, Cabletron Systems, Inc. has agreed to enter into this Guaranty.

  NOW THEREFORE, in consideration of the Sublessor entering into the Sublease and other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor agrees as follows:

      A.   Guaranty.   The Guarantor hereby guarantees:
           --------

     (a) The prompt payment when due of all payments of rent, additional rent, and all other charges, expenses, impositions, fines, penalties, fees and costs of ever kind and nature, which are now, or may in the future be, due from Sublessee under the terms of the Sublease;
     (b) The complete and timely performance, satisfaction and observation of the terms and conditions of the Sublease required to be performed, satisfied or observed by the Sublessee.

      B.   Release Conditions.
           ------------------

     This Guaranty shall be released if the Sublessee shall complete an initial public offering of its stock and Sublessee shall provide a security deposit in the form of a letter of credit in such amount as may reasonably be required by Sublessor's mortgagee in light of Sublessee's market capitalization and net worth and in light of the amount expended by Sublessee on Tenant Work and other leasehold improvements, provided, however, that in no event shall the amount of such letter of credit at any time be required to exceed the lesser of (i) two
(2) years Base Rent, Additional Rent and Taxes, or the amount of remaining Base Rent, Additional Rent and Taxes over the last 23 months or less of the Sublease term, with adjustments in the amount of the letter of credit to be made quarterly.

IN WITNESS WHEREOF, the Guarantor has executed the within on the date and year first above written.

                                   CABLETRON SYSTEMS, INC.
 /s/ Illegible                     By: /s/ David Kirkpatrick
--------------------------            -------------------------------
Witness                            Duly Authorized:

                            273 CORPORATE DRIVE, LLC.
                                135 COMMERCE WAY
                              PORTSMOUTH, NH 03801

                                              March 19, 2001

Mr. Michael Skubisz, President
Aprisma Management Technologies, Inc.
121 Technology Drive
Durham, NH  03824

     Re:  273 Corporate Drive, Portsmouth, New Hampshire
          ----------------------------------------------

Dear Mr. Skubisz:

     Bank of New Hampshire N.A. ("Lender") is making a loan to 273 Corporate Drive LLC (the "Company") in the original principal amount of Six Million Dollars ($6,000,000.00) (the "Loan"), the proceeds of which will be used for the construction of a building on the property located at 273 Corporate Drive, Portsmouth, New Hampshire (the "Property"). The Property is subject to a certain Sublease by and between the Company and Aprisma Management Technologies, Inc. ("Sublessee") dated December 4, 2000 ("Sublease"), which Sublease is guaranteed by Cabletron Systems, Inc. ("Cabletron"). Sublessee is a wholly owned subsidiary of Cabletron.

     The Loan is to be evidenced by a certain Note made by the Company in favor of Lender (the "Note") and will be secured by, among other things, a certain Leasehold Mortgage and Security Agreement ("Mortgage") from the Company to Lender dated as of the date of the Loan.

     As a condition to the Loan, Lender requires that Sublessee deposit with Lender the sum of Two Million Dollars ($2,000,000.00) (the "Deposit") to be held in an interest-bearing reserve to be established by Lender (the "Tenant Improvement Reserve"). This agreement is an inducement for the Company to obtain the Loan for the construction of the building on the Property to be occupied by Sublessee, and the Company is relying upon this agreement in connection with the Loan.

     This letter will confirm our understanding and agreement that, in connection with the Property, Sublessee has agreed with the Company as follows:

     1. To secure Sublessee's obligation to complete certain tenant improvements as required in the Sublease ("Tenant Improvements"), and to establish and maintain a fund for reimbursement to Lender for amounts expended in completing the Tenant Improvements in the event the Tenant Improvements are not completed by Sublessee in accordance with the Sublease, as required under the Sublease, Sublessee agrees to deposit with Lender, the Deposit, to be held in the Tenant Improvement Reserve and disbursed in accordance with a pledge agreement to be executed by and between Lender and Sublessee. Sublessee's obligation to establish and maintain such Deposit shall be subject to Sublessee's and Lender's negotiation and execution of a mutually acceptable pledge agreement.

     2. The Deposit shall be held in an interest bearing restricted reserve account with Lender, or other account acceptable to Sublessee and Lender. Earnings or interest on the Tenant improvement Reserve shall not become part of such Tenant Improvement Reserve and shall not be disbursed to Lender. Such interest or earnings shall accrue to the benefit of Sublessee and shall be paid to Sublessee as agreed to be Lender in the pledge agreement. While the Deposit (less any amounts as may be disbursed or other paid out pursuant to the pledge agreement) is being held by the Lender, in the event the earnings and/or interest paid by Lender on the Tenant Improvement Reserve are less than the equivalent of six and one-half percent (6.5%) per annum on a simple interest basis and based on a 365 day year, the Company agrees to pay Sublessee the difference between the actual amount of earnings and interest paid by Lender on the Deposit and the equivalent interest or earnings that the Deposit (less any amounts as may be disbursed or other paid out pursuant to the pledge agreement) would have received at an effective interest rate of six and one-half percent (6.5%) per annum on a simple interest basis and paid on a 365 day year. Such amounts, if any, shall be paid by the company to Sublessee on a monthly basis.

     3. In the event of a default by the Company under the Loan which results in a foreclosure of the Property by the Lender, the provided that; (i) such default by the company was not materially and substantially caused by a default of Sublessee under the Sublease or any other document executed by Sublessee or Cabletron Systems, Inc. in connection with the Property, or (ii) the Sublessee (or its successor and assign) has never occupied the building on the Property pursuant to the Sublease, the Company agrees to pay Sublessee the foreclosure proceeds actually paid by Lender to the Company, if any, up to a maximum amount equal to the amount in which the Deposit was used to make improvements to the Property.

     4. This Agreement shall be governed and constructed under the laws of the State of New Hampshire and shall be binding on and shall inure to the benefit of the parties, their respective successors and assigns.

     Please sign below to indicate Sublessee's acceptable to the terms of this agreement and its intention to be bound hereby.

                              273 Corporate Drive, LLC



                              By: /s/ Illegible
                                 ----------------------------
                                   Manager
Agreed to and Accepted by

Aprisma Management Technologies, Inc.



By: /s/ Michael Skubisz
   --------------------------------
    Its: President

                  PLEDGE OF TENANT IMPROVEMENT RESERVE ACCOUNT
                  --------------------------------------------

     This Pledge Agreement is made by Aprisma Management Technologies, Inc., with an address at 125 Technology Drive, Durham, NH 03824 ("Pledgor") to Bank of New Hampshire, N.A. a national banking association with an address at 5 Commerce Park North Bedford, NH ("Bank").

     Whereas 273 Corporate Drive, LLC ("Borrower") is entering into an agreement with Bank to borrow up to Six Million Dollars ($6,000,000) under the terms of a certain Construction Loan Agreement (the "Loan") for the construction of an approximately 100,000 square foot building at 273 Corporate Drive, Portsmouth, NH (the "Project"); and

     Whereas Pledgor has entered into a Sublease with Borrower dated December 4, 2000 ("Lease") for the lease of the Project with Lease requires Pledgor to construct certain tenant improvements in accordance with the terms of Article 2 and Exhibit 4 of the Lease ("Tenant Improvements"), (Pledgors obligation for construction of the Tenant Improvements hereinafter referred to as the "Liabilities"); and

     Whereas a condition of the Loan to Borrower, Bank is requiring that Pledgor establish an account, to be pledged herein to Bank, to guarantee the Liabilities.

     NOW, THEREFORE, Bank and Pledgor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

     1. Assignment. Pledgor hereby, in order to partially secure the performance of the Liabilities, grants a security interest in all of Pledgor's right, title and interest to the Tenant Improvement Reserve Account (exclusive of interest earned thereon) as established by Pledgor with Bank and being Account #9720170763 to be funded by Pledgor in the sum of Two Million Dollars ($2,000,000), (the "Collateral"), established with Bank as the sole signatory of the account.

     2. Proceeds of the Collateral. The account shall be an interest bearing account, at the rate of interest customarily paid to depositors on like accounts. The interest shall accrue to the benefit of the Pledgor, and shall be disbursed to Pledgor as provided herein.

     3. Disbursements to Pledgor. On request by Pledgor, but no more frequently than once a month, within five days of receipt by Lender of a certificate from Pledgor's construction inspector or engineer certifying to Bank that the requested amount has been paid by Pledgor or is to be used by Pledgor for payment for work completed on, or materials incorporated into, the Tenant Improvements, and upon reasonable confirmation by Bank of same, the Bank shall disburse such requested amount (the "Disbursement") plus all interest accrued on the account and remaining in the account to the date of the Disbursement to Pledgor. Notwithstanding anything herein contained to the contrary, interest accruing in the account shall be paid to Pledgor at the request of Pledgor made no more frequently than once per month.

     4. Final Disbursement. It is the intent of the parties hereto, that a minimum of Two Million Dollars ($2,000,000) be spent toward the Tenant Improvements, but there is no requirement that the Tenant Improvements be complete prior to final disbursement of the funds and closing of the account, provided all of such funds have been paid toward the Tenant Improvements.

     5. Failure to Build. The Collateral shall be held by Bank and disbursed as provided hereunder until such time as Two Million Dollars ($2,000,000) has been paid by Pledgor toward the Tenant Improvements, provided, however, that in the event that the Pledgor terminates the Lease pursuant to Section 2.3 thereof by reason of the Borrower's failure to complete the "Base Building Work" as defined in the Lease within the timeframe set forth therein, then, upon written notice from Pledgor, the full amount of the Tenant Improvement Reserve, plus interest accrued thereon, shall be delivered to Pledgor and this Pledge Agreement shall terminate and be of no further force or effect.

     6. Default. In the event the Tenant Improvements have not been constructed by Pledgor as required pursuant to Article 2 and Exhibit 4 of the Lease, and Pledgor is in default of the payment of rent under the Lease, Bank may take possession of the Collateral or any part thereof and use such Collateral for construction of Tenant fit-up of the Premises, provided, however, that notwithstanding anything herein contained to the contrary, in the event that the rental obligations owed by Pledgor under the Lease are paid directly to Bank without set-off or counterclaim against Borrower, then in that case so long as such rent is being paid, Bank shall not be entitled to possession of the Collateral and use of the funds in the pledged account. In the event of the use of the Collateral by the Bank for Tenant fit-up of the Premises, nothing herein shall require Bank to do specific Tenant Improvements as per the terms of the Lease, so long as Bank uses the Collateral in its reasonable discretion for fit-up of the Project after completion of Basic Building Work (as defined in the Lease) and for no other purpose.

     7. Miscellaneous

          7.1 This Pledge may only be modified, in whole or in part, by consent of all parties in a written instrument executed with all of the formalities hereof.

          7.2 The rights and benefits of Bank and Pledgor hereunder shall insure to the benefit of their successors and assigns including, without limitation, any party to which Bank grants a participation interest herein, and shall be binding upon the heirs, successors and assigns of Pledgor and Bank.

          7.3 This Agreement is being delivered to and accepted by Bank in the State of New Hampshire and the provisions of this Agreement shall be construed, administered and enforced according to the internal laws of the State of New Hampshire. Pledgor agrees that any action hereunder or related hereto may be maintained in a court of competent jurisdiction located within the State, and consents to the jurisdiction of any such court for all purposes connected herewith.

          7.4 Except as provided in paragraph 5 above, the rights of the Bank hereunder shall be irrevocable until construction of the Tenant Improvements by Pledgor or possession of the Collateral by Bank. Upon request, Pledgor agrees to execute and record financing statements evidencing this pledge.

     IN WITNESS WHEREOF, the parties have caused this document to be executed and delivered as of the day and year first above-written.

                              Pledgor:
                              Aprisma Management Technologies, Inc.



                              By: /s/ Michael Skubisz
                                 -------------------------
                              Its: President

                              BANK OF NEW HAMPSHIRE, N.A.



                              By: /s/ Stephen S. Lawrence
                                 -------------------------
                                 Stephen S. Lawrence
                                 Vice President

STATE OF NEW HAMPSHIRE
COUNTY OF ROCKINGHAM

     On this the 3rd day of April 2001, before me, the undersigned officer, personally appeared Michael Skubicz, President of Aprisma Management Technologies, Inc. and as such ____________________, being duly authorized to do so executed the foregoing instrument for the purposes therein contained on behalf of the corporation.

     In witness whereof I hereunto set my hand and official seal.

                               /s/ Angela Comtios
                              ----------------------
                              Notary Public
                              Print Name: /s/ Angela Comtios
                                         -----------------------
                              My commission expires: April 10, 2001
                                                    ----------------

STATE OF NEW HAMPSHIRE
COUNTY OF ROCKINGHAM

     On this the 3rd day of April, 2001, before me, the undersigned officer, personally appeared Stephen S. Lawrence, who acknowledged himself to be the Vice President of Bank of New Hampshire, N.A., and that he has such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of the bank.

     In witness whereof I hereunto set my hand and official seal.

                               /s/ Deborah Jean Clapp
                              --------------------------
                              Notary Public
                              Print Name: Deborah Jean Clapp
                                         -----------------------
                              My commission expires: December 5, 2005
                                                     ------------------

                         SUBORDINATION, NON-DISTURBANCE
                         ------------------------------

                            AND ATTORNMENT AGREEMENT
                            ------------------------

     THIS AGREEMENT made as of the 3rd day of April, 2001 between Bank of New Hampshire, N.A., a national bank chartered under the laws of the United States of America, with a place of business at 5 Commerce Park North, Bedford, New Hampshire 03110 ("Lender"), Aprisma Management Technologies, Inc., a Delaware corporation with an address of 121 Technology Drive, Durham, New Hampshire 03824 ("Tenant"), and 273 Corporate Drive LLC, a New Hampshire limited liability company ("Landlord").

                                   WITNESSETH:
                                   -----------

     WHEREAS, Tenant has entered into a Sublease dated December 4, 2000, notice of which is recorded at Book 3532 Page 918 of the Rockingham County Registry of Deeds (said lease, as heretofore or hereafter amended, modified or supplemented, is hereinafter called the "Lease"), between Landlord, as landlord, and Tenant, as tenant, with respect to certain space (the "Demised Premises") in the City of Portsmouth, State of New Hampshire located on certain land more particularly described on Exhibit A attached hereto (said land and improvements, the "Premises"); and,

     WHEREAS, Lender is the holder of a certain Note, dated March 19, 2001, from Landlord in the original principal amount of Six Million Dollars ($6,000,000.00) (the "Note"), which Note is secured by: (i) a certain Leasehold Mortgage and Security Agreement dated of even date therewith, from Landlord to Lender, which encumbers the Premises, and (ii) an Assignment of Leases and Rents dated of even date therewith, which encumbers Landlord's interest in the Lease. (Such Leasehold Mortgage and Security Agreement and Assignment of Leases and Rents are collectively referred to hereinafter as the "Mortgage"); and,

     WHEREAS, Lender and Tenant desire to enter into this Agreement upon the terms, covenants and conditions contained herein.

     NOW, THEREFORE, in consideration of the premises and the agreements of the parties contained herein, the parties agree as follows:

     1. The Lease is and shall be at all times and in all respects subordinate and junior to the lien of the Mortgage, and to all advances made and/or hereafter to be secured by the Mortgage and to all renewals, modifications, consolidations, substitutions, additions and extensions of the Mortgage, as fully and with the same effect as if the Mortgage had been duly executed, acknowledged and recorded, and the indebtedness secured thereby had been duly disbursed prior to the execution of the Lease or possession of the Premises by Tenant, or its predecessors in interest.

     2. As of the date Lender mails a notice of foreclosure, or otherwise commences a foreclosure action, or at any time thereafter, or exercises any other right of Lender under the Mortgage, (a) Tenant shall not be named as a party defendant in any action or proceeding to enforce the Mortgage, unless such joinder shall be required under applicable law, nor shall the

Lease be terminated nor Tenant's possession, or any other rights of Tenant thereunder be disturbed in any such action or proceeding, except in accordance with the terms of the Lease, and (b) subject to the provisions of Section 4 of this Agreement, Lender will recognize the Lease and Tenant's rights thereunder.

     3. Upon any foreclosure of the Mortgage or other acquisition of the Premises, Tenant shall attorn to Lender or any other party acquiring the Premises or so succeeding to Landlord's rights (collectively, the "Successor Landlord") and shall recognize the Successor Landlord as its landlord under the Lease. Said attornment shall be effective and self-operative without the execution on the part of any party of any further instrument. Without limiting the foregoing, Tenant waives the provisions of, and any rights under, any statute or rule of law, nor or hereafter in effect, which might otherwise give, or purport to give, any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder in the event of said foreclosure or other acquisition.

     4. Upon said attornment, the Lease shall continue as a direct lease between the Successor Landlord and Tenant upon all terms, covenants and conditions thereof as are then applicable except that the Successor Landlord shall not be
(a) liable for any damages then accrued as the result of any previous act or omission of Landlord or any prior landlord under the Lease, (b) subject to any offsets or defenses that Tenant then has against Landlord or any prior landlord,
(c) bound by any amendment or modification of the Lease hereafter executed, or the obligations of the parties thereto, unless said amendment or modification shall have been consented to by the successor Landlord or Lender, or (d) bound by any prepayment of more than one (1) month's rent or other charges under the Lease, unless such payment shall have been made in accordance with the terms of the Lease or shall have been expressly approved in writing by Lender, provided, however, that nothing herein contained shall relieve the Successor Landlord from any default under the Lease which continues after Successor Landlord succeeds to Landlord's right.

     5. Tenant, from and after the date hereof, shall sent to Lender a copy of any notice of default sent under the Lease to Landlord at the same time such notice is sent to Landlord under the Lease. Such notices shall be delivered to Lender at the following address:

                    Bank of New Hampshire
                    5 Commerce Park North
                    Bedford, NH  03110
                    Attention:  Stephen S. Lawrence, Vice President

     6. Tenant acknowledges notices that Landlord's interest under the Lease and the rent and all other sums due thereunder have been assigned to Lender as part of the security for repayment of the Note secured by the Mortgage. In the event that Lender notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant agrees that it shall pay its rent and all other sums due under the Lease to Lender. Landlord joins in the execution hereof for the purpose of consenting to the provisions of this Section.

     7. This Agreement may not be amended, modified, supplemented or terminated unless in writing and duly executed by the party against whom the same is sought to be asserted and constitutes the entire agreement between the parties with respect to the subject matter hereof.

     8. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above-written.

                                        LANDLORD:
                                        273 Corporate Drive LLC



 /s/ Illegible                          By: /s/ Illegible
---------------------------                -----------------------
Witness                Its:


                                        TENANT:
                                        Aprisma Management Technologies, Inc.



 /s/ Angela Comtios                     By: /s/ Micheal Skubisz
---------------------------                -----------------------
Witness                                    Its: President


                                        LENDER:
                                        Bank of New Hampshire, N.A.



                                        By:/s/ Illegible
                                        Its: Vice President

STATE OF NH
COUNTY OF HILLSBOROUGH

     On this the 3rd day of April, 2001, personally appeared Stephen S. Lawrence, the Vice President of Bank of New Hampshire, N.A. and that he acknowledged the foregoing instrument on behalf of said Bank.

     Before me,

                               /s/ Deborah Jean Clapp
                              ----------------------------

                              Notary Public

                              My Commission expires:

                              Name: Deborah Jean Clapp
                                    ----------------------


STATE OF NH
COUNTY OF STRAFFORD

     The foregoing instrument was acknowledged before me this 3rd day of April, 2001 by Michael Skubisz of Aprisma Management Technologies, Inc. on behalf of said corporation.

     Before me,

                               /s/ Angela Comtios
                              ------------------------------

                              Notary Public

                              My Commission expires:

                              Name: Angela Comtios
                                    ------------------------


STATE OF NH
COUNTY OF ROCKINGHAM

     On this the 3rd day of April, 2001, personally appeared Michael Kane who acknowledged himself to be the Manager of 273 Corporate Drive LLC and that he executed the foregoing instrument on behalf of said liability company.

     Before me,

                               /s/ Jean M. Kane
                              -------------------------

                              Notary Public

                              My Commission expires:

                              Name: /s/ Jean M. Kane
                                   --------------------

                                    EXHIBIT A
                                    ---------


                             DESCRIPTION OF PROPERTY

  CONFIRMATION OF TIMELINE UNDER ATTACHMENT TO EXHIBIT 3 FOR BASE BUILDING WORK
                      UNDER SECTION 2.5 OF SUBLEASE BETWEEN

                            273 CORPORATE DRIVE, LLC

                                 AS "SUBLESSOR"

                                       AND

                      APRISMA MANAGEMENT TECHNOLOGIES, INC.

                                 as "sublessee"


This CONFIRMATION OF TIMELINE UNDER ATTACHMENT TO EXHIBIT 3 FOR BASE BUILDING WORK UNDER SECTION 2.5 OF SUBLEASE is made by and between 273 CORPORATE DRIVE, LLC, ("Sublessor") and APRISMAS MANAGEMENT TECHNOLOGIES, INC. ("Sublessee"), the Parties to a certain Sublease dated December 4, 2000, as may be amended (collectively referred to herein as the "Sublease"). All capitalized terms contained in this Confirmation shall have the meanings given to them in the Sublease.

WHEREAS: The Sublease provides for general timelines for certain tasks for the Base Building Work to be constructed by Sublessor pursuant to Section 2.5 of the Sublease, and

WHEREAS: The Parties desire to confirm their agreement and identify with specificity the milestone dates for such tasks.

NOW THEREFORE, the parties confirm and agree as follows:

1. A list of the applicable milestone dates for the certain task to be performed by Sublessor with respect to the Base Building Work is attached hereto as Exhibit A, which list is hereby agreed to by the parties, replaces the list and dates set forth in the Attachment to Exhibit 3 of the Sublease, and is incorporated into Exhibit 3 to the Sublease by reference.

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Confirmation effect as of the 3rd day of April 2001.

                              273 CORPORATE DRIVE, LLC


                              By:  /s/ Illegible
                                 ------------------------------
                              Its: Manager
                                  -----------------------------


                              APRISMA MANAGEMENT TECHNOLOGIES, INC.


                              By: /s/ Michael Skubisz
                                 ------------------------------
                              Its: President
                                  -----------------------------

                                    EXHIBIT A


                 LIST OF MILESTONE DATES FOR BASE BUILDING WORK


       Task                       Target Date               Fall Back Date
--------------------------------------------------------------------------------
Structural Steel Delivery       June 4, 2001                July 3, 2001
--------------------------------------------------------------------------------
Erection Completion             July 16, 2001               August 16, 2001
--------------------------------------------------------------------------------
Building Envelope               October 12, 2001            November 15, 2001
--------------------------------------------------------------------------------
Shell Complete                  November 1, 2001            December 1, 2001
--------------------------------------------------------------------------------

                              ESTOPPEL CERTIFICATE
                              --------------------


     Reference is made to a certain Sublease (the "Sublease") dated December 4, 2001, by and between 273 Corporate Drive, LLC, as Sublessor (the "Assignor") and APRISMA MANAGEMENT TECHNOLOGIES, INC. as Sublessee (the "Tenant"). The premises covered by the Sublease are located at 273 Corporate Drive, Pease International Tradeport, Portsmouth, New Hampshire (the "Premises"). The undersigned is the Tenant, and, understanding that BANK OF NEW HAMPSHIRE N.A. (the "Bank") with an office in Bedford, New Hampshire, will rely on the information and undertakings below in connection with a contemplated Loan to Assignor assignment with the Bank as lender, in which Assignor, as Landlord has assigned its interest in the Sublease to Bank, hereby warrant to the Bank as follows regarding the Sublease:

     (1) The Tenant hereby acknowledges notice of and consents to the mortgaging and assignment of the Assignor's interest under the Sublease.

     (2) That as of the date hereof: (i) Tenant is current on all of its obligations under the Subleases; (ii) Tenant has not paid rent or any other sums due under the Sublease more than 30 days in advance of the due date under the Sublease; and (iii) the Sublease is unmodified and is in full force and effect in accordance with its terms:

     (3) That Tenant, to its current knowledge has no defenses, offsets or counterclaims against its obligation to pay the fixed rent and additional rent and to perform its other covenants under the Sublease;

     (4) That, to Tenant's current knowledge, there are no uncured breaches or events of default of Landlord or Tenant under the Sublease, and, to Tenant's current knowledge, there has occurred no event or circumstance which with the passage of time or the giving of notice would constitute a default; and,

     (5) A true and correct copy of the Sublease by and between Assignor and Tenants is attached hereto as Exhibit A. The Sublease is not in default, nor any state of factors, which with the passage of time would constitute a default.

IN WITNESS WHEREOF the Tenants have executed this document on this the 1st day of April, 2001.

                              TENANT:
                              Aprisma Management Technologies, Inc.



 /s/ Angela Comtois           By: /s/ Michael Skubisz
-------------------------        -----------------------
Witness                       Name: Michael Skubisz

STATE OF NH
COUNTY OF STRAFFORD

     On this the 3rd day of April, 2001, before me, the undersigned officer, personally appeared Michael Kane known to me (or satisfactorily proven) to be the President of Aprisma Management Technologies and that he/she as such ____________________, being authorized so to do, executed the foregoing instrument for the purpose therein contained on behalf of Aprisma Management Technologies.

     Before me,

                               /s/ Angela Comtois
                              ----------------------------
                              Notary Public
                              My Commission expires:
                              Name: Angela Comtois
                                   -----------------------

                                    SUBLEASE

                                     BETWEEN

                           PEASE DEVELOPMENT AUTHORITY

                                 AS "SUBLESS0R"

                                       AND

                            273 CORPORATE DRIVE, LLC

                                 AS "SUBLESSEE"

                                TABLE OF CONTENTS

ARTICLE                                                             PAGE

ARTICLE 1.     PREMISES..........................................     5
ARTICLE 2.     CONDITION OF SUBLEASED REMISES....................     7
ARTICLE 3.     TERM..............................................    12
ARTICLE 4.     GROUND RENT - MUNICIPAL SERVICES EE...............    13
ARTICLE 5.     IMPOSITIONS.......................................    16
ARTICLE 6.     SURRENDER OF SUBLEASE PREMISES....................    17
ARTICLE 7.     INSURANCE.........................................    18
ARTICLE 8.     SUBLESSOR'S RIGHT TO PERFORM SUBLESSEE'S COVENANTS    21
ARTICLE 9.     USE OF SUBLEASED PREMISES.........................    22
ARTICLE 10.    LIENS.............................................    24
ARTICLE 11.    REPAIRS AND MAINTENANCE...........................    25
ARTICLE 12.    RIGHT OF SUBLESSOR TO INSPECT AND REPAIR..........    26
ARTICLE 13.    GENERAL INDEMNIFICATION BY SUBLESSEE..............    27
ARTICLE 14.    UTILITIES.........................................    29
ARTICLE 15.    ALTERATIONS - SIGNS...............................    31
ARTICLE 16.    DESTRUCTION AND RESTORATION.......................    34
ARTICLE 17.    DEFAULT BY SUBLESSOR..............................    38
ARTICLE 18.    DEFAULT BY S LESSEE...............................    39
ARTICLE 19.    DELEGATION - ASSIGNMENT - SUBLEASES - MORTGAGES...    42
ARTICLE 20.    [RESERVED]........................................    47
ARTICLE 21.    ESTOPPEL CERTTFICATES AND FINANCIAL STATEMENTS....    48
ARTICLE 22.    INVALIDITY OF PARTICULAR PROVISIONS...............    49
ARTICLE 23.    NOTICES...........................................    50
ARTICLE 24.    QUIET ENJOYMENT...................................    51
ARTICLE 25.    ENVIRONMENTAL PROTECTION..........................    52
ARTICLE 26.    MISCELLANEOUS.....................................    58
ARTICLE 27.    GUARANTIES........................................    62

                              EXHIBITS TO SUBLEASE

Exhibit

  1       APPLICATION AND ACCEPTANCE

  2       MASTER LEASE BETWEEN SUBLESSOR AND AIR FORCE

  3       FEDERAL FACILITIES AGREEMENT

  "A"     PLAN DESIGNATING THE
          SUBLEASED PREMISES

  "A-2"   SITE PLAN

  "B"     CONSTRUCTION PLANS

  "C"     PLANS DESIGNATING INSTALLATION
          OF REQUIRED GRANITE SIGN POSTS

  "D"     FAA, REQUIREMENTS

  "D-1"   WASTEWATER/WATER IMPROVEMENTS

  "D-2"   NOTICE OF CONSENT

  "E"     LIST OF ENVIRONMENTAL LAWS AND REGULATIONS

  "F"     CERTIFICATE OF EXISTENCE/GOOD STANDING

  "G"     GUARANTEES

  "H"     WETLANDS MANAGEMENT PLAN

SUBLEASE
--------

     THIS SUBLEASE ("Sublease") is made by and between the PEASE DEVELOPMENT AUTHORITY ("Sublessor") and 273 CORPORATE DRIVE, LLC ("Sublessee"). (Sublessor and Sublessee maybe referred to jointly as the "Parties.")

RECITALS
--------

     A. Sublessor is as agency of the State of New Hampshire established pursuant to RSA ch. 12-G, "Pease Development Authority," and is authorized to enter into this Sublease pursuant to the provisions contained therein.

     B. Sublessor anticipates acquiring fee title to portions of the former Pease Air Force Base hereinafter designated Premises I and Premises II from the United States of America ("Government or Air Force") by public benefit transfer (fig, transfer without consideration) pursuant to the general authority contained in 49 U.S.C. Sections 47151 - 47153 and other applicable provisions of law. (Together, Premises I and Premises II constitute the entirety ,of the Peace international Tradeport (the "Airport" or "Peace"),) The terms of such acquisition are set forth in an Amended Application for Public Benefit Transfer executed by Sublessor ("Application") and accepted by the Air Force on April 14,1992 (the "Acceptance"), as the same have been subsequently amended by Amendment No. 1 dated March 24, 1994 and executed rune 27, 199? ("Amendment No. 1"). (The Application, as amended by Amendment No. 1 may be referred to as the "Amended Application'': ") The Amended Application was approved December 12,1995 and confirmed March 18, 1997 end the Air Force executed an acceptance of the Amended Application on June 26, 1997 ("Acceptance II"). (The Acceptance and Acceptance II may be referred to collectively as the "Acceptances".) Pending final disposition of the Airport in accordance with the terms of the Amended Application and Acceptances, the Sublessor and Air Force have entered into a Lease as of April 14, 1992 for the Airport District, a Supplement No. l thereto dated August 4, 1992, a Supplement No. 2 thereto dated July 15, 1993, and a Supplement No. 3 thereto dated June 27,1997 (collectively the "Master Lease"), The Subleased Premises are within the Airport District and are located in Premises II. The Parties acknowledge that the Amended Application, Acceptances and Master Lease impose certain requirements on Sublessor with respect to subleases which are addressed in the teams and conditions of this Sublease. ,- Copies of the Amended Application, Acceptances and Master Lease are attached to this Sublease as Exhibit 1 a1fd'2. Unless the context refers specifically to the documents constituting Exhibits 1 and 2, the terms Amended Application, Acceptances and Master Lease shah include any amendments to said documents.

     C. The Parties acknowledge that a Federal Facilities Agreement ("FFA") required under Section 120 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et Wig. has been entered into by the Air Force, the New Hampshire Department of Environmental Services ("NHDF-S') and the United States Environmental Protection Agency ("EPA") regarding certain contamination at Pease and that this FFA also imposes certain requirements upon Sublessor and Sublessee which are addressed in the terms and conditions of this Sublease. A copy of the FFA is attached to this Sublease as Exhibit 3. Unless the context refers specifically to the document constituting Exhibit 3, the term FFA shall include any amendments to said document.

     D. Sublessee is a limited liability company duly formed under the laws of the State of New Hampshire with a principal place of business at Portsmouth, New Hampshire.

     THEREFORE, in consideration of the covenants herein contained and other valuable consideration, the receipt of which is hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

ARTICLE 1.

PREMISES
--------

1.1.  Description of Subleased Premises
      ---------------------------------

     Sublessor, for and in consideration of the rents and covenants herein specified to be paid and performed by Sublessee, hereby leases to Sublessee, and Sublessee hereby hues from Sublessor, the land area, buildings and other facilities and improvements thereon located at t73 Corporate Drive, Pease International Tradeport, consisting of 20.09+/- acres (875,072 +/- square feet); which land is shown more particularly an the plans attached as Exhibit A (the "Subleased Premises" or the "Premises").

     Excluded from the Subleased Premises are property or other rights obtained by a utility supplier from the Sublessor pursuant to a sublease or other agreement in connection, as set forth in Section 1.2 below, with the provision of utility lines and or utility services at the Airport-

1.2.  Easements - Rights of Way
      -------------------------

     This Sublease is subject to existing easements and rights-of-way of record and to (i) the Utility Sublease and License Agreement dated July 31,1992 by and between PDA and Public Service Company of New Hampshire ("PSNH"); Vii) the Utility Sublease and License Agreement dated May 10, 1995 by and between PDA and New England Telephone and Telegraph Company ("NETEL"); (iii) the Wastewater Disposal and Water Service Facilities Sublease and License Agreement dated as of January 1, 1993 and amended July 1, 1998 by and between PDA and the City of Portsmouth ("COP") and (iv) and to the Pipeline Easement and Transfer Agreement dated August 12, 1898 by and between PDA, Portland Natural Gas Transmission System and Maritimes & Northeast Pipeline, L.L.C.

     The Government reserves for the use and benefit of the public, an avigation easement and a right of way for the free and unobstructed passage of aircraft in the airspace above the surface of the Airport, together with the right to cause in such airspace such sound, vibrations, fumes, dust, fuel particles, and all other effects as may be caused by the operation of aircraft, now known or hereafter used, for the navigation. through or flight in the said airspace, and for use of said airspace for landing on, taking off from, or operating on the Airport.

1.3.  General Rights of Access
      ------------------------

     Subject to the provisions and additional restrictions set forth in Article 9 and other pertinent provisions of this Sublease, Sublessee shall have in common with other authorized

Airport users the right to use the entrances, exits and roadways designated by Sublessor for common use at the Airport.

     The rights of Sublessee under this Section 1.3 shall be subordinate to Sublessor's rights to manage the airfield and other common areas and roadways, which rights shall include, without limitation, the right to impose reasonable rules and regulations relating to use of the airfield common areas and roadways and the right to add, delete, alter or otherwise modify the designation and use of all airfield facilities and parking areas, entrances, exits, roadways and other areas of the Airport, to the extent all of the foregoing are not part of the Subleased Premises; provided, however, that Sublessee shall continue at all times to have reasonable access to and use of the Subleased Premises.

     Sublessee shall comply with all federal, state and local laws, rules and regulations which apply to the conduct of the uses contemplated under Article 9 of this Sublease, including, without limitation, rules and regulations promulgated by Sublessor. Sublessor and Sublessee acknowledge and agree that as of the date of this Sublease, Sublessor has adopted no rule or regulation other than those which have been specifically provided to Sublessee concerning the conduct of uses under this Sublease. Sublessee shall pay to Sublessor an amount equal to all fines levied by any governmental body against Sublessor for any breach of applicable requirements by Sublessee or any of its employees, contractors, subcontractors, agents, servants or invitees.

END OF ARTICLE 1
----------------

ARTICLE 2.

CONDITION OF SUBLEASED REMISES
------------------------------

2.1. Sublessee acknowledges that it has inspected the Subleased Premises, including all improvements thereon as of the date of execution of this Sublease and that it has determined that the said Subleased Premises are in good and tenantable condition. Sublessee accepts said Subleased Premises in their present condition and without any representation or warranty by Sublessor as to the condition of said Subleased Premises or as to the use or occupancy which may be made thereof and without obligation on the part of the Sublessor to make any alterations, repairs or additions to said Subleased Premises that has not been fully set forth in this Sublease. Further, Sublessor shall not be responsible for any latent or other defect or change of condition in said Subleased Premises, and the rent hereunder shall in no event be withheld or diminished on account of any such defect in said Subleased Premises nor any such change in its condition, nor, except as provided herein, for any damage occurring thereto.

     Sublessee further acknowledges that a portion of the Subleased Premises is currently designated as a wetlands area and that Sublessor makes no representation concerning its potential utilization or capability of being developed and undertakes no obligation in respect to this area- Subject to the provisions of Article 25 of this Sublease and Condition 25A, of the Master Lease; Sublessor agrees to cooperate with Sublessee at Sublessee's sole cost and expense in respect to any environmental review for permitting processes that may be required in order to allow utilization of this portion of the Subleased Premises by Sublessee to the extent allowed under this Sublease-

END OF ARTICLE 2
----------------

ARTICLE 2A.

IMPROVEMENTS T SUBLEASED PREMISES
---------------------------------

2A.1. In order to induce the Sublessor to enter into this Sublease, the Sublessee covenants and agrees that it will undertake and continue with due diligence, at its sole expense following execution of this Sublease, as defined in Section 1.1 of this Sublease:

     the design and construction of a two story office facility, consisting of a minimum of 100,000 rentable square feet, with related paving, utilities, landscaping, drainage and associated site improvements (the "Facility''') consistent with Exhibit A-2 and the Existing Features Plan, Demolition Plan, the Landscape Plan, the Construction Detail Plan, the Grading and Erosion Control Plan, Utility and Lighting Plan (collectively the "Construction Plans"), as set out in Exhibit B and incorporated herein by reference. Sublessee shall exercise reasonable efforts to maintain the following schedule to complete design and construction of the Facility:

          Event                                             Completion Date
          -----                                             ---------------

          Preliminary Site Plaza Submission to Sublessor    Completed

          Completion of Final Design                        October 1, 2000

          Commencement of Construction                      November 15, 2000

          Completion of Construction                        October 15, 2001

Sublessee's obligation shall include, without limitation,: the obligation to make timely application, diligently pursue and obtain necessary approvals and/or any and all permits required for its construction and intended use of the Subleased Premises in accordance with the schedule set forth above.

     Without limiting the foregoing, Sublessee agrees that the initial improvements to the Subleased Premises to be made by Sublessee shall include construction on and under the Subleased Premises (and the inclusion of necessary equipment) of

          (1) a Facility with a footprint of approximately 50,112 square feet, with paved areas of approximately 4.79 acres for the purposes allowed under
     Article 9. The structure will be approximately 35 feet tall at its tallest point as measured above the ground floor slab which is at approximately 38 feet above sea level;

          (2) outside structures accessory to the Facility are not anticipated in connection with Phase I;

          (3) all appropriate lines, pipes, mains, cables, manholes, wires, conduits and other facilities so as to bring utilities from the existing locations pursuant to Section 14'h to the Facility and other improvements made by Sublessee requiring utility service;

          (4) a surface, paved parking area fox use by Sublessee's employees and business invitees at the Facility; .

          (5) all necessary roadways and pedestrian' circulation areas within the Subleased Premises, including curb cuts as approved by Sublessor to Airport roadways) contiguous to the Subleased Premises; and

          (6) landscaping and exterior lighting.

     The provisions of Article 15 and Article 25 applicable to construction work shall apply with equal force to any demolition and/or construction work by Sublessee under, this Article.

     Any approval or agreement by Sublessor with respect to any element(s) of the Construction Plans) shall not affect in any way any other approval or other process involving Sublessor in its governmental capacity, including, without limitation, requirements under the Sublessor Land Use Controls as defined in
Section 9.3.

     Sublessee agrees to be solely responsible for any glens and specifications used by it and for any loss or damages resulting from the use thereof, notwithstanding the same having been approved by Sublessor and notwithstanding the incorporation therein of Sublessor recommendations or requirements. Notwithstanding the requirement for approval by Sublessor or the incorporation therein of Sublessor requirements or recommendations, and notwithstanding any rights Sublessor may have reserved to itself under this Sublease, Sublessor shall have no liabilities or obligations of any kind to any contractors engaged by Sublessee for any other matter in connection with any such approval by Sublessor or Sublessor requirements or recommendations, and Sublessee hereby releases and discharges Sublessor, its board members, officers, representatives and employees of and froze any and all liability, claims for damages or losses of any kind, or from any action or cause of action arising or alleged to arise out of the performance of any work pursuant to the contracts between Sublessee and its contractors.

     Sublessee has appointed Michael Kane as project manager (the "Project Manager") to administer Sublessee's construction and other related activities at the Subleased Premises. The Project Manager shall be responsible for coordinating with Sublessor and keeping Sublessor generally up to date on major construction and construction related activities of Sublessee and shall be available at the Airport at all reasonable times and during on-site emergencies or situations requiring immediate or expeditious response or consultation with Sublessor.

     At the completion of construction, Sublessee shall provide Sublessor with reproducible as-built drawings of buildings and building support systems (i.e., electrical, HVAC, plumbing) comprising the Facility (but not including any proprietary equipment wle4 completed.

2A.2.  Risk of Loss - Builder's Risk Insurance Indemnification
       -------------------------------------------------------

     In addition to its obligations under Article 7, AFticlel3 and Article 15, Sublessee hereby assumes the risk of loss or damage to all of the construction work for or relating to the Facility and any other improvements prior to the completion thereof and arising out of or in connection with the performance of Sublessee's construction work. Sublessee shall provide Builder's Risk insurance to cover such risk of loss during the period of construction upon terms and conditions satisfactory to Sublessor and designating Sublessor and the United States of America as additional insureds. Binders for Builder's Risk Insurance required to be provided under this Section 2A.2 shall be submitted to Sublessor fox its review and approval prior to commencement of construction work.

     Sublessee shall require each of its contractors and subcontractors, to defend, indemnify and hold e harmless Sublessor, its board members, officers, agents and employee's from and against all claims and demands, of third persons arising or alleged to arise out of the performance of work in connection with construction of the Facility and any other improvements by Sublessee or its contractors or subcontractors, including all expenses in the defense.' settlement ax satisfaction thereof, including without limitation thereto, claims and demands for death, for personal injury or far property damage, arising from the ants or omissions of such contractors and subcontractors, excepting only claims and demands which result solely from the negligence of Sublessor and its employees, officers, agents, contractors, and subcontractors.

2A.3.  OMITTED
       -------

2A.4.  Plans and Studies
       -----------------

     To the extent the same are available and applicable, Sublessor will furnish the following data to Sublessee: relevant maps, diagrams, surveys, drawings, engineering studies and plans related to the Premises, including but not limited to, the Environmental Baseline Survey; approved airport layout plan; existing property drawings and plans; Health and Safety Plans; Construction Work Plans and planning and engineering studies conducted for the Sublessor or for others, including available studies conducted for the United States of America-Department of the Air Force, and pertaining to Pease and or the Premises. Sublessor makes no warranty or representation, actual or implied, as to the accuracy of any such data or material to be furnished to the Sublessee, and is under no obligation to provide any of the aforementioned data to the extent the same does not exist, or is incomplete, or to update any such data.

2A.5  Title
      -----

     Except as provided in Article 6 of this Sublease, upon expiration or termination of this Sublease, including any authorized extension thereof, title to the Facility shall be vested in Sublessor. Prior to that time, title to any buildings or improvements situated or erected on the Subleased Premises and the building equipment and other items installed thereon and any alteration, change or addition thereto shall remain solely in Sublessee and Sublessee alone shall be entitled to deduct any applicable depreciation on Sublesses's income tax returns for any such buildings or equipment and to any other applicable income tax benefits that are available by reason of such buildings, improvements and equipment

END OF ARTICLE 2A.
------------------

ARTICLE 2B.

DEMOLITION OF EXISTING BUILDINGS/ADJUSTMENT TO GROUND RENT
----------------------------------------------------------

2.B.1. In order to induce the Sublessor to enter into this Sublease, the Sublessee covenants and agrees that it will undertake and continue with due diligence, at its sole expense, demolition of Buildings Nos. 94, 95 and 96 located on the Subleased Premises in accordance with the terms of this Article
2.13 and removal of all debris (and any other materials; including asbestos) associated with such demolition. The schedule and plans associated with such demolition (including truck traffic impacts on the airport roadway system) shall be reviewed with Sublessor and accomplished in such a way as to avoid undue impacts on the Airport.

2.B.2. In connection with the Sublessee's obligation to demolish Buildings Nos. 94, 95 and 96, as provided herein, Sublessee covenants and agrees that said demolition shall be completed on the earlier to occur of the following events
(i) issuance of a building permit for construction of the Facility; or (ii) October 15, 2001.

2.B.3. In the event Sublessee fails to complete demolition, as provided iii this Article 2.11, the Option granted to Sublessee for the premises at 255 Corporate Drive (also known as the Jones School) shall terminate and Sublessor shall be free to use, lease, sublease, or otherwise transfer said premises, as Sublessor in its sole discretion deems appropriate-

2.B.4. In the event Sublessee completes demolition-of Building Nos. 94,95 and 96, as contemplated herein, and constructs the Facility at its sole cost and expense all pursuant to the requirements of this Sublease, Sublessee shall be granted a single credit of Five Hundred Forty-Five Thousand Dollars. (545,000) (the "Demolition Credit") to be used by Sublessee to offset Ground Rent (as defined in Article 4 of this Sublease) payments for the Subleased Premises, in such manner that no Ground Rent shall be payable for the Subleased Premises until the Demolition Credit has been exhausted, but in no event shall the Demolition Credit exceed in any one year the amount of Ground Rent for the Subleased Premises due to the Sublessor_

The Demolition Credit may not be utilized at any dune during which Sublessee is in default (beyond applicable notice and cure periods) under any of the terms of this Sublease, it being the intent of the parties that the Demolition Credit granted may not be utilized or be effective at a time when a default by Sublessee exists under this Sublease.

2.B.5. The Demolition Credit is intended as a credit of Ground Rent only, and in no event shall Sublessee be entitled to any payment from Sublessor with respect to the any unapplied credit balance for any reason, including early termination of this Sublease.

END OF ARTICLE 2.B.
-------------------

ARTICLE 3.

TERM
----

3.1. This Sublease shall be effective upon execution and shall continue for a base term of thirty (30) years ("Base Term") which term shall be deemed to commence on the earlier to occur of the following events (i) occupancy of all or any portion of the Facility or 1(i,) March 31, 2001. The earlier to occur of events (i) or (ii) described in the preceding sentence shall constitute the Term Commencement Date (the "Term Commencement Daze"). Sublessee shall have up to two
(2) options exercisable by Sublessee at its sole discretion each of which options, if exercised, shall extend the Base Term for an additional ten (10) year period (the "Extension Terms)". In no event shah the Base Term and all option periods extend beyond fifty (50) years from the August 31, 2000. Any extension of the term through exercise of an option shall be upon the same terms and conditions applicable to the Base Term, provided that rental rates shall escalate as provided in Article 4 (and any other applicable provision addressing rental rates).

     It is anticipated that Sublessor will acquire fee title to the Airport; including the Subleased (remises, during the term of this Sublease and that such acquisition will result in the termination of the Master Lease. Upon such acquisition and termination of the Master Lease, this Sublease shall convert automatically into a direct lease between Sublessor an~Sub"lesse6. Sublessor and Sublessee will in good faith negotiate and execute such amendment or amendments as may be appropriate in their mutual judgment to delete any obligations between Sublessee arid the Air Force or any other provisions of this Sublease that the parties determine should be deleted of otherwise amended because of the termination of the Master Lease, provided, however, that such amendment or amendments shall not delete or otherwise affect any obligation of Sublessee to the Air Force or any other provisions of the Sublease that are required to survive the Master Lease.

3.2.  Unless Sublessee shall give a written notice to Sublessor at least twelve
(12) months prior to the end of the Base Term or any applicable Extension Term of its election to terminate this Sublease without exercise of the next applicable Extension Term(s), Sublessee shall be deemed to have exercised the next applicable option to extend granted to it under this Sublease and this Sublease shall be extended without further action, writing or agreement on behalf of Sublessee in reliance on said extension having been effected.

3.3. Subject to any applicable notice provisions and the right of Sublessee to cure, the options to extend the term hereby granted may not be exercised at any time doting which Sublessee is in default under any of the terms of this Sublease, and, at the election of Sublessor, shall not be effective if any default occurs after the exercise of such option and before the expiration of the applicable term, it being the intent of the Parties that the options granted hereby may not be exercised or become effective at a time when a default by Sublessee exists under this Sublease.

3.4. Unless the context clearly indicates otherwise when used in this Sublease the phrase "term of this Sublease" shall mean the Base Terns plus any duly exercised allowable extensions thereof.

END OF ARTICLE 3
----------------

ARTICLE 4.

GROUND RENT - MUNICIPAL SERVICES EE
-----------------------------------

4.1.  Subleased Premises
      ------------------

     Sublessee shall pay to Sublessor ground rent ("Ground Rent") at the following annual rates for the areas of the Subleased Premises described in
Section 1.1:


Years 1 through 5 (commencing with                 an annual amount equal to $12,500 per useable
the Term Commencement Date):                       acre (the "Base Rent")

Years 6-10                                         an annual payment equal to the Base Rate per
                                                   useable acre plus an annual adjustment equal
                                                   to the lesser of CPI or 3% per year, not to
                                                   exceed 12% in any 5 year period

Years 11-15 and each year                          an annual payment equal to the per useable
thereafter, including any                          are rate for the previous year plus an annual
applicable option period                           adjustment equal to the lesser of CPI or 3%
                                                   per year, not to exceed 12% in any 5 year
                                                   period

     The annual Ground Rent fox the Subleased Premises will be based on the total useable acreage of 11.16 acres, including setbacks and open space, but excluding any wetlands area shown of Exhibit A and any required wetlands buffer zones in accordance with the band Use Controls as defined in Article 9. The actual useable acreage of the Subleased Premises will be determined on the basis of a field survey/wetlands delineation of the wetlands conducted by a qualified soil scientist.

4.2. The Ground Rent due for the premises under Section 4.1 shall commence on the Term Commencement Date. The annual Ground Rent shall' be payable in each case in equal monthly installments of one twelfth thereof in advance on the first day of each month without offset in lawful money of the United States at the office of Sublessor at the Airport or at such other address as Sublessor may hereafter designate. In addition, Sublessee agrees to pay when due, such other amounts that may be required under this Sublease to be paid as additional rent. Sublessee's rent obligation for any fractional portion of a calendar month at the beginning oz end of the term of this Sublease shall be a similar fraction of the rental due for an entire month.

4.3. Subject to the provisions of Article 4 limiting each annual adjustment and the total adjustment in any five year period, as of each Adjustment Date (as hereinafter defined"), the Ground Rent shall be adjusted as provided in Section
4.4 to reflect changes in the Consumer Price Index for All Urban Consumers applicable to the Boston area (all items 1982 -1984 = 100) published by the United States Department of Labor, Bureau of Labor Statistics (the "Index'). -

4.4. On the first day following the expiration of the fifth (5th) year of the term of this Sublease and on the first day of each year thereafter (individually 'an "Adjustment Date" and collectively the "Adjustment Dates"), Ground Rent shall be subject to adjustment for the remainder of the term of this Sublease as follow:

          (1) For the first annual adjustment (commencing on the first day following the expiration of the fifth (5th) year of the term of this Sublease), the basis for computing such adjustment shall be the Index most recently published prior to the beginning of the first (1st) year of the term ("Beginning Index"). If the Index most recently published prior to the first Adjustment Date ("Extension Index") has increased over the Beginning Index, the Ground Rent for the one (1) year period commencing as of such first Adjustment Date, subject to the caps set forth in Section 41 above, shall be the result obtained by multiplying the annual Ground Rent in effect on the day of the Adjustment Date (Le- the annual rental for year one) by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index.

          (2) For all subsequent adjustments, the rent shall be adjusted in the same manner as that for the first adjustment; provided, however, that the rental base shall be the rental in effect just prior to the then applicable Adjustment Date, the Extension Index far the preceding period shall be the Beginning Index and the Extension Index shall be the index most recently published prior to the then applicable Adjustment Date. On each Adjustment Date, the Parties shall execute an acknowledgment reflecting the new rent Failure to execute such an acknowledgment shall not affect either the validity of this Sublease or the effective date of any adjustment to the rent hereunder.

          (3) If for any Adjustment Date the Extension Index most recently published following the Adjustment Date has not increased over, or has decreased from, the Beginning Index for that period, no escalation in rent shall be required on that Adjustment Date, and the rent shall remain at its then current rate until the next Adjustment Date.

     If the Index is changed in any manner, including without limitation, a change in the base year, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term of this Sublease, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised. If the Parties shall be unable to agree upon a successor index, the Parties shall refer the choice of a successor index to arbitration in accordance with the rules of the American Arbitration Association.

4.5.  [RESERVED]

4.6. The Ground Rent payable hereunder shall be net to Sublessor, free and clear of any arid all Impositions (as defined in Section S.1), or expenses of any nature Whatsoever in connection with the Premises. The Parties agree that, except as expressly provided herein, all costs, expenses and charges of every kind and nature relating to the Subleased Premises which may be attributed to, or become due during the initial or any renewal term of this Sublease, shall constitute additional rent to be paid by Sublessee and, upon failure of Sublessee to pay any such costs, expenses or charges, Sublessor shall have the same rights and remedies as otherwise provided in this Sublease for the failure of Sublessee to pay rent. It is the intention of the Parties that Sublessee shall in no event be entitled to any abatement or reduction in rent payable hereunder, except as expressly provided herein. Any present or future law to the contrary shall not alter the agreement of the Parties.

4.7. The Subleased Premises are located outside the Airport District, as defined in NI-I RSA 12-G:2. Sublessee shall pay to the City of Portsmouth a payment in lieu of taxes in accordance with the provisions of NH RSA,12-G:11, IT and any other applicable provision of State law.

4.8. Any tax, fee or payment in lieu of tax imposed for the provision of fire, police, public works or other municipal services shall be considered an Imposition under Article 5 of this Sublease.

END OF ARTICLE 4
----------------

ARTICLE 5.

IMPOSITIONS
-----------

5.1. During the terns of this Sublease, Sublessee shall pay when due, all taxes, charges, excises, license and permit fees, assessments, anal other governmental charges, general and special, ordinary and extraordinary, unforeseen, as well as foreseen, of any kind and mature whatsoever, which during the term of this Sublease are assessed or imposed upon or become due and payable or a lien upon: (i) the Subleased Premises or any part thereof or any personal progeny, equipment or other facility used in the operation thereof; or (ii) the rent or income received from Sublessee's subtenants or licensees; or (iii) any use or occupancy of the Subleased Premises; or (iv) this transaction or any document to which Sublessee is a party creating or transferring an estate or intei6st in the Subleased Premises (all of which taxes, charges, excises, fees, assessments and other governmental charges are hereinafter collectively referred to as "Impositions"). If, by law, any such Imposition is payable, or may at the option of Sublessee be paid in installments, Sublessee may pay the same together with any accrued interest on the unpaid balance of such Imposition in installments as the same respectively become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest. Any Imposition relating to a fiscal period of the taxing authority a part of which period is included prior to the commencement of the term of this Sublease, shall be prorated as between Sublessor and Sublessee so that Sublessee shall pay only the portion thereof attributable to any period during the term of this Sublease.

5.2. Sublessee covenants to furnish to Sublessor within fourteen (14) days of receipt of a written request from Sublessor, official receipts of the appropriate taxing authority, or other proof satisfactory to Sublessor, evidencing the payment thereof

5.3. Sublessee shall have the right before any delinquency occurs to contest or object to the amount or validity of any such Imposition by appropriate legal proceedings. This right shah not be deemed or construed in any way as relieving, modifying or extending Sublessee's covenant to pay any such Imposition at the time and in the manner in this Article, unless Sublessee shall have obtained a stay of such proceedings. Sublessor shall not be required to loin in any such proceedings unless it shall be necessary for it to do so in order to prosecute such proceedings and Sublessor shall have been fully indemnified to its satisfaction against all costs and expenses in connection therewith. Sublessor shall not be subjected to any liability for the payment of any costs or expenses (including attorneys' and expert witness fees) in connection with any such proceedings brought by Sublessee, and Sublessee covenants to indemnify and save Sublessor harmless from any such costs or expenses.

5.4. As between the Parties, Sublessee alone shall have the duty of attending to, making or filing any declaration, statement ox report which may be provided or required by law as the basis of or in connection with the determination, equalization, reduction or payment of any and every Imposition which is to be borne or paid or which may become payable by Sublessee under the provisions of this Article, and Sublessor shall not be or become responsible to Sublessee therefor, nor for the contents of any such declaration, statement or report.

END OF ARTICLE 5
----------------

ARTICLE 6.

SURRENDER OF SUBLEASE PREMISES
------------------------------

6.1. On the expiration or termination of this Sublease, Sublessee shall surrender to Sublessor the Subleased Premises, including all buildings and improvements on the Subleased Premises whether leased to or otherwise owned by Sublessee, broom clean and in good order, condition and repair, reasonable wear and tear excepted, together with all alterations, decorations, additions and improvements that may have been made in, to or on the Subleased Premises, except that Sublessee shad be allowed to remove its personal property or any improvements made by Sublessee at its sole expense that can be removed without damage to any buildings, facilities or other improvements to the Subleased Premises. The Subleased Premises, including the buildings and improvements thereon, shall be delivered free and cleat of all subtenancies, liens and encumbrances, other than those, if any, permitted hereby or otherwise created or consented to by Sublessor, and, if requested to do so, Sublessee shad execute, acknowledge and deliver to Sublessor such instruments of further assurance as in the opinion of Sublessor are necessary or desirable to confirm or perfect Sublessor's right, title and interest in and to the Subleased Premises including said building arid improvements. On or before the end of the Sublease term, Sublessee shall remove all of Sublessee's personal and other property allowed to be removed hereunder, and all such properly not removed shall be deemed abandoned by Sublessee and may be utilized or disposed of by Sublessor without any liability to Sublessee. Sublessee's obligation under this Article 6 shall survive the expiration or termination of this Sublease.

END OF ARTICLE
--------------

ARTICLE 7.

INSURANCE
---------

7.1.

     A. Risk of Loss. Sublessee shall bear all risk of loss or damage to the Subleased Premises, including any building(s), improvements, fixtures or other property thereon, arising from any causes whatsoever.

     B. Insurance. During the entire period this Sublease shall be in effect, the Sublessee at its expense will carry and maintain:

          (1) Properly insurance coverage against loss or damage' by fire and lightning and against loss or damage or other risks embraced by coverage of the type now known as the broad form of extended coverage (`including but not limited to riot and civil commotion, vandalism, and malicious mischief and earthquake) in an amount not less than 104% of the full replacement value of the buildings, building improvements, improvements to the land, and personal property on the Subleased Premises, The policies of insurance carried in accordance with this Section shall contain a "Replacement Cost Endorsement". Such full replacement cost shall be determined from time to time, upon the written request of Sublessor, but not more frequently than once in any twenty-four (24) consecutive calendar month period (except in the event of substantial changes or alterations to the Premises undertaken by Sublessee as permitted under the provisions hereof) by written agreement of Sublessor and Sublessee, or if they cannot agree within thirty (30) days of such request, by an insurance consultant, appraiser, architect or contractor who shad be mutually and reasonably acceptable to Sublessor and Sublessee_ Any such determination by a third party shall be subject to approval by Sublessor and Sublessee, which approval shall not be unreasonably withheld. The insurance maintained in this Section shall be adjusted to one hundred percent( 100% ) of the new full replacement cost consistent with the approved determination.

          (2) Comprehensive general liability insurance, including on an "occurrence basis" against claims for "personal injury", including without limitation, bodily injury, death or property damage, occurring upon, in or about the Subleased Premises including any buildings thereon and the ramp area and adjoining sidewalks, streets, and. passageways, such insurance to afford immediate minimum protection at the time of the Term Commencement Date, and at all times during the term of this Sublease, to a limit of not less than Three Million Dollars ($3,000,000) with respect to damage to property and Three Million Dollars (3,000,000) with respect to personal injury or death to any one or more persons and with no deductible or such deductible amount as may be approved by Sublessor. Such insurance shall also include coverage against liability for bodily injury or property damage arising out of the acts or omissions by or on behalf of Sublessee, or any other person or organization, "or involving any owned, non-owned, leased or hired automotive equipment in connection with Sublessee's activities.

          (3) Workers' compensation and employees liability insurance in an amount and form which meets all applicable requirements of the labor laws of the State of New Hampshire, as amended from time to time, and which specifically severs the persons and risks involved in this Sublease.

          (4) Automobile liability insurance in amounts approved from time to time by Sublessor, but not less than two million dollars ($2,000,000) combined single limit for owned, hired and non-owned automobiles.

7.2. All policies of insurance required to be carried under this Article shall be effected under valid and enforceable policies, in such forms and amounts as may, from time to time, be required under this Sublease, issued by insurers of recognized responsibility which are authorized to transact such insurance coverage in the State of New Hampshire, and which have been approved in writing by Sublessor, which approval shall not be withheld unreasonably. The policies of insurance required in Sections 7.1B. (2) arid (4) shall be for the mutual benefit of Sublessee, the Sublessor, any Subleasehold Mortgagee, as defined in
Article 19, and the United States of America with the Sublessor, any Subleasehold Mortgagee and the United States of America named as additional insureds. The policy required in Section 7.1B. (1) shall name Sublessor and any Subleasehold Mortgagee as loss payees as their interests may appear. Upon the execution of this Sublease (and thereafter not less than fifteen (15) days prior to the expiration date of each policy furnished pursuant to this Article) the original of each policy required is be furnished pursuant to this Article (or, with the consent of Sublessor, which consent shall not be unreasonably withheld a certificate of the insurer reasonably satisfactory to Sublessor) bearing a notation evidencing the payment of the premium or accompanied by other evidence reasonably satisfactory to Sublessor of such payment, shall be delivered by Sublessee to. Sublessor,

7.3. All policies of insurance shall provide for loss thereunder to be adjusted and payable to 5ublessor or Sublessee in accordance with the terms of this Sublease.

7.4. Each such policy or certificate therefor issued by the insurer shall to the extent obtainable contain (i) a provision that no act or omission of Sublessee, or any employee, officer or agent of Sublessee, which would otherwise result in forfeiture oz' reduction of the insurance therein grounded shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, (ii) an agreement by the insurer that such policy shall not be canceled without -at least sixty (60) days prior written notice by registered mail to Sublessor and to any Mortgagee, and (iii) provide that the insurer shall have no right of subrogation against Sublessor and the United Stakes of America.

7.5. All policies of insurance required to be maintained by Sublessee shall have attached thereto the Lender's Loss Payable Endorsement, or its equivalent, or a loss payable clause acceptable to Sublessor, for the benefit of any Subleasehold Mortgagee, but the right of any Subleasehold Mortgagee to the payment of insurance proceeds shall at all times be subject to the provisions of this Sublease with respect to the application of the proceeds of such insurance.

7.6. Sublessee shall observe and comply with the requirements of all policies of insurance at any time in force with respect to the Subleased Premises and Sublessee shall also perform and satisfy the requirements of the companies writing such policies so that at all times companies of good standing reasonably satisfactory to Sublessor shall be willing to write or to continue such insurance. Sublessee shall, in the event of any violations or attempted violations of the provisions of this Section 7.6 by a subtenant, take steps, immediately upon knowledge of such violation or attempted violation, to remedy or prevent the same as the case may be.

7.7. Any insurance provided for in this Sublease may be effected by a policy or policies of blanket insurance or may be continued in such form until otherwise required by Sublessor; provided, however, that the amount of the total insurance allocated to the Subleased Premises shall be such as to furnish in protection the equivalent of separate policies in the amounts herein required, and provided farther that in all other respects, any such policy or policies shall comply with the other provisions of this Sublease. In any such case it shall not be necessary to deliver the original of any such blanket policy to Sublessor, but Sublessee shall deliver to Sublessor and to any Mortgagee a certificate or duplicate of such policy in form and content acceptable to Sublessor.

END OF ARTICLE 7
----------------

ARTICLE 8.

SUBLESSOR'S RIGHT TO PERFORM SUBLESSEE'S COVENANTS
--------------------------------------------------

8.1. If Sublessee shall at any time fail to pay when due any Imposition or other charge or to pay for or maintain any of the insurance policies required under Article 7, or to make any other payment or perform any other act on Sublessee's part required by this Sublease, then Sublessor, after ten (10) days written notice to Sublessee (or, in case of any emergency, without notice, or with such notice as may be reasonable under the circumstances) and without waiving or releasing Sublessee from any obligation of Sublessee hereunder, may (but shall not be required to):

          (i) pay such Imposition or other charge, or

          (ii) pay for and maintain such insurance policies, or

          (iii) make such other payment or perform such other act on Sublessee's part to be made or performed as provided in this Sublease, and may enter upon the Subleased Premises for such purpose and take all such action as may be deemed or appropriate by Sublessor to correct such failure of Sublessee.

8.2. All sums so paid by Sublessor and all costs and expenses incurred by Sublessor in connection with the performance of any such act (together with interest thereon at the rate specified in Section 26.1 from the respective dates) of Sublessor's making of each such payment or incurring of each cost or expenses) shall constitute additional rent payable by Sublessee under this Sublease and shall be paid by Sublessee to Sublessor on demand.

END OF ARTICLE 8
----------------

ARTICLE 9.

USE OF SUBLEASED PREMISES
-------------------------

9.1. The purposes for which Sublessee may use the Subleased Premises are general arid business office uses, research and development offices, light industry and light manufacturing, and customary accessory uses thereto, to include, as applicable, -off-street parking. and loading, employee day care, training and recreational facilities, shipping and receiving, anti f6r no other uses without Sublessor's prior written consent Sublessee shall not use, or permit to be used' the Subleased Premises for any other purpose without the prier express written consent of Sublessor.` Sublessor's consent shall be subject to the execution of an appropriate agreement which shall include a provision requiting the payment of established fees and charges that may be applicable to any such additional uses consented to by Sublessor. Sublessee is prohibited from any use of the Subleased Premises not specifically granted in this Section 9.1.

9.2. Sublessee recognizes that the uses authorized in Section 9.1 are not granted on an exclusive basis and that Sublessor may enter into subleases or other agreements with other tenants or users at areas of the Airport other than the Subleased Premises for similar; identical, or competing uses. No provision of this Sublease shall be construed as granting or authorizing the granting of an exclusive right within the meaning of Section 308 of the Federal Aviation Act as the same may be mended from time to time.

9.3. Sublessee agrees that it will keep the Premises in a neat, clan and orderly condition and shall be responsible for trash removal in accordance the provisions of Chapters 300 through 500 of the Pease Development Authority Zoning Requirements, Site Plan Review Regulations and Subdivision Regulations (collectively the "Land Use Controls") and such other rules and regulations from time to time promulgated, provided that Sublessee shall not be bound by any such rules and regulations until such time as it receives a copy thereof. Sublessee agrees to cause trash receptacles to be emptied sad trash removed at Sublessee's sole cost and expense.

9.4. Sublessee warrants that prior to engaging in any permitted use, it will hold all certificates, permits, licenses or other entitlements required by federal, state or local laws in order to allow Sublessee to conduct the permitted uses hereunder, and that the same are and with be kept current, valid and complete. Sublessee further warrants that it shall at all times abide by and conform with all teams of the same and that it shall give immediate notice to Sublessor of any additions, renewals, amendments, suspensions or revocations. In the use and occupation of the Subleased Premises and the conduct of such business thereon, Sublessee, at its sole cost and expense, shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, counts, departments, commissions and boards, any national, state or local Board of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing.

9.5. Any provision of this Sublease to the contrary-notwithstanding, Sublessee shall have the right to contest by appropriate proceedings diligently conducted in good faith, without cost or expense to Sublessor, the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature referred to in this Article. If compliance with any such law, ordinance, order, rule, regulation or requirement may be delayed on the basis of an order from a court of competent jurisdiction pending the prosecution of any such proceeding without the incurrence of any lien, charge or liability of any kind against the Subleased Premises or Sublessee's interest therein and without subjecting Sublessor to any liability, civil or criminal, for failure so to comply therewith, Sublessee may delay compliance therewith consistent with such court order. Even if such lien, charge or civil liability would be incurred by reason of any such delay, Sublessee may, with the prior written consent of Sublessor, contest as aforesaid and delay as aforesaid, provided that such contest or delay does not subject Sublessor to criminal liability, damages or expense and provided that Sublessee: (i) furnishes to Sublessor security, reasonably satisfactory to Sublessor, against any loss or injury by reason of such contest or delay; and (ii) prosecutes the contest with due diligence.

     Sublessor shall not be required to join in any proceedings referred to in this Section unless the provisions of any applicable laws, rules or regulations at the time in effect shall require that such proceedings be brought by and/or in the name of Sublessor and Sublessor determines that such action is in its best interests, in which event Sublessor shall join in the proceedings, or permit the same to be brought in its name, if Sublessee shall pay all expenses in connection therewith

9.6.  [Omitted.]

9.7. Except as otherwise provided in this Sublease, responsibility for compliance with all federal, state and local laws as required by this Article rests exclusively with the Sublessee. The Sublessor assumes no enforcement or supervisory responsibility except with respect to matters committed to its jurisdiction and authority. .

9.8. Sublessee's use of the Subleased Premises shall be orderly arid efficient and shall not cause any disruptions to other airport activities. Sublessee shall not cause or maintain any nuisance on the Subleased Premises. Sublessee shall conduct all of-its activities hereunder in an environmentally responsible manner.

9.9. Sublessee shall have the right to obtain supplies or services from suppliers, vendors or contractors of its own choice at the Subleased Premises, provided that Sublessor reserves the right to prohibit persons front engaging in "aeronautical activities" (as defined in Advisory Circular AC 150/5190-2A of the Federal Aviation Administration) oz' the provision of ground transportation services at the Airport except in accordance with concession contracts or operating agreements entered into between Sublessor and said persons.

9.10.  [Omitted.]

9.11. Sublessee acknowledges that Sublessor is subject to certain restrictions on the use of the Airport Property in accordance with Conditions 6, 14,17, 23 and~25A of the Master Lease. Notwithstanding any other provision of this Sublease, the Sublessee shall also comply with and be subject to the restrictions in Conditions 6, 10, 17, 23 and 25A of the Master Lease to the extent applicable to the Subleased Premises or any rights granted to Sublessee tinder Sublease in the same manner and to the same extent as Sublessor is obligated in its capacity as Lessee under the Master Lease.

END OF ARTICLE 9
----------------

ARTICLE 10.

LIENS
-----

10.1. Except as provided in Article 19, during the term of this Sublease, Sublessee shall not permit to remain, and shall promptly discharge, at its cost and expense, all liens, encumbrances and charges upon the Subleased Premises or any part thereof, including the Facility and improvements constructed under
Article 2A of this Sublease; provided, that the existence of any mechanics', laborers', materialmen's, suppliers' or vendors' liens or rights thereto shop not constitute a violation of this Article if payment is not yet due under the applicable contract. Sublessee shall, -however, have the right to contest with due diligence the validity or amount of any lien or claimed lien, if Sublessee shall give to Sublessor such security as Sublessor may reasonably require to insure payment thereof and prevent any sale, foreclosure or forfeiture of Sublessee's interest in the Subleased Premises or any portion thereof by reason of such nonpayment, On final determination of the lien or claim for lien, Sublessee shall immediately pay any judgment rendered with all proper costs and charges and shall have the lien released or judgment satisfied at Sublessee's own expense, and if Sublessee shall fail to do so, Sublessor may at its option pay any such final judgment and clear the Subleased Premises therefrom. If Sublessee shall fail to contest with due diligence the validity or amount of any such lien or claimed lien, or to give Sublessor security as hereinabove provided, Sublessor may, but shall not be required to, contest the validity or amount of any such lien or claimed lien or settle or compromise the same without inquiring into the validity of the claim or the reasonableness of the amount thereof.

10.2. Should any lien be filed against the Subleased Premises, including the Facility and improvements constructed under Article 2A of this Sublease, or should any action of any character affecting the title thereto be commenced, Sublessee shall give to Sublessor written notice thereof as soon as notice of such lien or action comes to the knowledge of Sublessee.

END OF ARTICLE 10
-----------------

ARTICLE 11.

REPAIRS AND MAINTENANCE
-----------------------

     Sublessee covenants and agrees, throughout the term of this Sublease, without cost to Sublessor, to take good care of the Subleased Premises, the Facility and related improvements, including sidewalks, curbs, parking or apron areas designated for Sublessee's exclusive rue and fences, and to keep the same in good order and condition, and shall promptly at Sublessee's own cost and expense, make all necessary repairs, internal and external, structural and nonstructural, ordinary as well as extraordinary, foreseen as well as unforeseen, to keep the Subleased Premises and related improvements in safe, clean and sanitary condition. Sublessee's obligation hereunder shall also include grounds maintenance and restoration and snow removal from the Subleased premises including any parking areas designated for Sublessee's exclusive use. All such repairs made by Sublessee shall be at least equal in quality and class to the original work and shall comply with the provisions of Article 15 of this Sublease. Sublessee shall keep and maintain all portions of the Subleased Premises and the parking areas and fences adjoining the same in a clean and orderly condition, free of accumulation of dirt and rubbish. When used in this Article, the tenors "repairs" shall include replacements or renewals when necessary.

END OF ARTICLE 11
-----------------

ARTICLE 12.

RIGHT OF SUBLESSOR TO INSPECT AND REPAIR
----------------------------------------

12.1. Sublessee will permit Sublessor and its authorized agents and representatives to enter the Subleased Premises, including the Facility and improvements constructed under Article 2A of this Sublease, at all reasonable times and upon reasonable notice for the purpose of (i) inspecting the same; and
(ii) making any necessary repairs and performing any other work that may be necessary by reason of Sublessee's failure to comply with the terms of this Sublease within ten (10) days after written notice from Sublessor, unless an emergency situation (as determined in Sublessor's sole discretion) requires earlier action by Sublessor. Nothing herein shall imply any, duty upon the part of Sublessor to do any such work and performance thereof by Sublessor shall not constitute a waiver of Sublessee's default in failing to perform the same. Sublessor may during the progress of such work keep and store in or on the Subleased Premises all necessary materials, tools, supplies and equipment Sublessor shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Sublessee by reason of making such repairs or the performance of any such work, on or account of bringing materials, tools, supplies or equipment into or through the Subleased Premises during the course thereof and the obligations of Sublessee under this Sublease shall not be affected thereby. Nothing herein shall limit the provisions of Article 8 of this Sublease.

12.2. Sublessee acknowledges that from time to time Sublessor may undertake construction, repair or other activities related to the operation, maintenance arid repair of the Airport which will require temporary accommodation by Sublessee. Sublessee agrees to accommodate Sublessor in such matters, even though Sublessee's own activities may be inconvenienced or partially impaired, and Sublessee agrees that no liability shall attach to Sublessor, its members, employees or agents by reason of such inconvenience or impairment, unless such activities of Sublessor hereunder are performed in a negligent manner.

12.3. Sublessee shall allow any agency of the United States, its officers, agents, employees and contractors to enter upon the Subleased Premises for-any purposes not inconsistent with Sublessee's quiet use and enjoyment, including but not limited to the purpose of inspection.. Notwithstanding the preceding sentence, in the event the Air Force as Lesser under the Master Lease (or any other agency having a right of entry under the Federal Facilities Agreement
(FFA) as defined in Section 25.8) determines that immediate entry is required for safety, environmental, operations or security purposes it may effect such entry without prior notice. The Sublessee shall have no claim against Sublessor or against the United States or any officer, agent, employee or contractor thereof on account of any such entries.

END OF ARTICLE 12
-----------------

ARTICLE 13.

GENERAL INDEMNIFICATION BY SUBLESSEE
------------------------------------

1.1. In addition to any other obligation of Sublessee under this Sublease to indemnify, defend and hold harmless Sublessor, Sublessee agrees to indemnify, defend and hold harmless Sublessor against and from any and all claims, judgments, damages, penalties, fines, assessments, costs and expenses, liabilities and losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on the use of the Premises, stuns paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees) resulting or arising during the term o[_] this Sublease:

          (1) from any condition of the Premises (except as otherwise set forth in Article 25), including any building structure or improvement thereon;

          (2) from any breach or default on the part of Sublessee `in the performance of any covenant or agreement on the part of Sublessee to be performed pursuant to the terms of this Sublease; ox from any act or omission of Sublessee, or any of its agents, contractors, servants, employees, sublessees, licensees or invitees; or

          (3) from any accident, injury, loss or damage whatsoever caused to any person or property occurring as a result o(Pounds) the act, omission or default of Sublessee or its sub-sublessees or assigns or its agents, contractors, servants, employees, licensees or invitees during the term of this Sublease, on or about the Subleased Premises (including ramp and parking areas), or upon the land, streets, curbs or parking areas adjacent thereto.

     Notwithstanding the preceding provisions of this Section 13:1 (i) Sublessee shall be under no obligation to PDA or the Air Force in respect to such matters included in items (1) through (3) above in existence prior to the effective date of this Sublease or caused by the negligence of PDA, its officers, agents or employees, or the gross negligence or willful misconduct of the Air Force, its assigns, agents, contractors, servants or employees, without contributory fault in the part of any person, firm or corporation; and (`u) construction of the Facility (and/or removal of the Facility if permitted by this Sublease), in accordance with applicable laws, codes, ordinances and regulations, shall in no way be deemed to diminish the value of the Premises.

     In the event that any action or proceeding is brought against Sublessor by reason of any matter for which Sublessee has hereby agreed to indemnify, defend, or hold harmless Sublessor, Sublessee, upon notice from Sublessor, covenants to resist or defend such action or proceeding with counsel reasonably acceptable to Sublessor.

1.2. The term "Person" as used in this Article and Article 25 shall include individuals, corporations, partnerships, governmental units and any other legal entity entitled to bring a claim, action or other demand or proceeding on its own behalf or on behalf of any other entity.

1.3. The Sublessee also expressly waives any claims against the United States of America (except as otherwise set forth in Article 25), including the Air Force, and further agrees with respect to the Premises to indemnify, save, hold harmless and defend the Air Force to the same extent required of the Sublessor under the Master Lease.

END OF ARTICLE 13
-----------------

ARTICLE 14.

UTILITIES
---------

14.1. Sublessor shall bring or shall cause utility lines to be brought to the boundary of the Subleased Premises at the points existing as of the Term Commencement Date or such other points as may be designated by Sublessor (in consultation with Sublessee). The utility lines shall have the capacities existing as of the Term Commencement Date which `Sublessee acknowledges are sufficient to enable Sublessee to obtain for the buildings at the Subleased Premises, as of the date of commencement of Sublessee's activities, sufficient water, electricity, telephone and sewer service. Sublessee shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits, or other facilities by which such utilities are supplied to, distributed in or serve the Subleased Premises. If Sublessee desires to install any equipment which shall require additional utility facilities or utility facilities of a greater capacity than the facilities provided by Sublessor, such installation shall be subject to Sublessor's prior written approval of Sublessee's plans and specifications therefor, which approval shah not be unreasonably withheld. If such installation is approved by Sublessor and if Sublessor agrees to provide any additional facilities to accommodate Sublessee's installation, Sublessee agrees to pay Sublessor, in advance and on demand, the cost for providing such additional utility facilities or utility facilities of greater capacity.

     Sublessor also reserves the right to run such utility lines as it deems necessary in connection with the development of the Airport to, from, or through the Subleased Premises, provided, however, that such right does not include the right to run any such lines through, under or over any structure on the Subleased Premises and further provided the Sublessor in. exercising such reserved right shall provide reasonable prior notice and the opportunity to confer with Sublessee and shall exercise reasonable efforts to avoid or minimize interference with use of the Subleased Premises.

     Sublessor, at its sole discretion, shall have the right from time to time, to alter the method and source of supply of the above enumerated utilities to the Subleased Premises so long as such alteration does not result in an interruption of service during such change and so long as such alteration does not result in an increase in the cost of any such utilities. Sublessee agrees to execute and deliver to Sublessor such documentation as may be required to effect such alteration. Sublessee agrees to pay all charges for the above enumerated utilities supplied by Sublessor, public utility or public authority, or any other person, firm or corporation.

     Sublessor shall have the option to supply any of the above enumerated utilities to the Subleased Premises. If Sublessor shall elect to supply any of such utilities to the Subleased Premises, Sublessee will purchase its requirements for such services tendered by Sublessor, and Sublessee will pay Sublessor, within ten (10) days after mailing by Sublessor to Sublessee of statements therefor, at the applicable rates determined by Sublessor from time to time which Sublessor agrees shall not be in excess of the public utility rates or competitive market rates if available for the same service if
applicable to other aviation tenants at the Airport.   If Sublessor so elects to
supply any of such utilities, Sublessee shall execute and deliver to Sublessor, within ten (10) days after request therefor, any documentation reasonably required by Sublessor to effect such change in the method of finishing of such utilities.

14.2. Sublessor shall not be responsible for providing any meters or other devices for the measurement of utilities supplied to the Subleased Premises. Sublessee shall install or make application and arrange for the installation of all such meters or other devices and shall also procure; or cause to be procured, without cost to Sublessor, any and all necessary permits, licenses or other adf6rizations requited for the lawful and proper installation and maintenance upon the Subleased Premises of wires, pipes, conduits, tubes and other equipment and appliances required to supply any such service upon the Subleased Premises, and Sublessee shall be solely responsible for and promptly pay, as and when the same become due and payable, all charges for water, sewer, electricity, gas, telephone arid any other utility used or consumed in the Subleased Premises and supplied by Sublessor, any public utility or authority or any other person, firm or corporation.

14.3. All work and construction under this Article shall comply with the provisions of Article 15 of this Sublease applicable to construction work.

14.4. Sublessee (and any sublessee or assignee of Sublessee) shall be solely responsible for obtaining at its sole cost and expense any sewage or stormwater discharge permits as may be required for its operations under this Sublease (or any sublease oz assignment). Sublessee (and any sublessee or assignee of Sublessee) shall be required to comply with any and all land use control regulations promulgated by Sublessor and any and all federal, state and local requirements and standards concerning stormwater discharges and discharges to sewage treatment works, including, without limitation, any pre-treatment requirements.

14.5. Notwithstanding anything in this Article 14 to the contrary, Sublessee acknowledges and agrees that the Sublessee and the City of Portsmouth contemplate the relocation, upgrade and improvement of water and sewer lines on International Drive and Corporate Drive (the "Wastewater/Water Improvements' as more specifically set forth in Exhibit D-1. In connection with said relocation, upgrade and improvement, Sublessee agrees to-pay its proportional share of the Wastewater/Water Improvements, which proportional share shall be based upon the
13.2800 acres, as set forth in Exhibit D-1 of the Subleased Premises, to include any necessary. roadway resurfacing. Notwithstanding any provision of this Sublease with respect to the calculation of useable acreage of the Subleased Premises, Sublessee's proportional share of the Wastewater/Water Improvements is as set forth in Exhibit D-1. As a condition precedent to the issuance by the City of Portsmouth of a Building Permit and the commencement of construction of the Facility Sublessee shall enter into a written agreement with the City of Portsmouth, with such security as the City of Portsmouth may reasonably requite to insure that said payment obligation is met. Sublessee agrees that any payment obligation with respect to the Wastewater/Water Improvements shall be considered an imposition under Article S of this Sublease.

END OF ARTICLE 14
-----------------

ARTICLE 15.

ALTERATIONS - SIGNS
-------------------

15.1. Except as. provided in Section 2A.1, Sublessee shall not place or construct any improvements, changes, structures, alterations or additions (cumulatively referred to in this Article as "Alterations") in, to or upon the Subleased Premises without Sublessor's written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, Sublessor's consent shall not be required for non-structural Alterations to the Facility and related structures that do not otherwise require approval under the PDA Laud Use Controls and ate otherwise in compliance with applicable laws, codes rules and regulations any related structures, systems and grounds, cost less than Two Hundred Thousand Dollars ($200,000), constitute necessary replacements, maintenance and repairs to the Facility. Unless Sublessee is subject to an earlier notice requirement under the Sublessor's .and Use Controls or other applicable requirements with respect to the information required under this section, any request for Sublessor's consent shall be made upon sixty (60) days written notice and-shall be accompanied by preliminary engineering or architectural plans or, if consented to by Sublessor, working drawings. Sublessor shall endeavor, subject to PDA Land Use Controls, to provide its consent to or communicate its lack of consent and the reasons therefor within sixty-, (6Q) days of Sublessee's complete submissions in accordance with this paragraph. If such consent or communication is not received within said sixty
(60) days, Sublessor, as Landlord, shall be deemed to have consented to the proposed Alterations; provided, however, that in no event shall Sublessor's failure to provide such consent or communications be deemed a consent by Sublessor or any enforcement official or municipality under the PDA Land Use Controls. If Sublessor grants its consent all such work shall be done at Sublessee's sole cost and expense, subject, in all cases, to the following covenants:

          (1) All work and Alterations shall be dune in compliance with all applicable governmental regulations, codes, standards or other requirements, including fire, safety and building codes and Land Use Regulations promulgated by Sublessor and with the provisions of Article 25 of this Sublease. This obligation shall include compliance with all-applicable provisions of the FFA (as defined in Section 25.8), including obligations imposed upon Sublessor in respect to construction and construction related work.

          (2) All Alterations shall be of such a character as not to materially reduce the value and usefulness of any of the buildings or other improvements below their value and usefulness immediately before such Alteration. All work performed hereunder shall be performed in a good and workmanlike manner, shall conform to drawings and specifications approved by Sublessor and shall not be disruptive of the overall operation the Airport. All contractors engaged by Sublessee to perform such work shall employ labor that can work in harmony with all elements of labor at the Airport.

          (3) During the period of construction of any Alterations, Sublessee or any contractor, subcontractor or sublessee of Sublessee shall maintain or cause to be maintained the following insurance--

               (i) the comprehensive general liability and property damage insurance provided for in Section 7. 1.13 (2) shall be maintained for the limits specified thereunder and shall provide coverage for the mutual benefit of the United States of America, Sublessor and Sublessee as named or additional insured (as is appropriate) in connection with any Alteration permitted pursuant to this Article 15;

               (ii) Fire and any other applicable insurance provided for in Article ? which if not then covered under the provisions of existing policies shall be covered by special endorsement thereto in respect to any Alteration, including all materials and equipment-therefor incorporated in, on oz about the Subleased Premises (including excavations, foundations, and footings) under a broad form all risks builder's risk completed value form or `equivalent thereof; and

               (iii) Workers' compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Sublessor, Sublessee or the Subleased Premises, with statutory limits as then required under the laws of the State of New Hampshire.

     The provisions of all applicable Sections of Article 7 of this Sublease shall apply to all insurance provided for in this Section.

          (4) Sublessee shall provide Sublessor with MYLAR as-built drawings when any Alteration authorized hereunder is completed.

15.2. Sublessee may erect and maintain suitable signs only within the Subleased Premises upon receiving the prior written approval of Sublessor; which approval shall not be unreasonably withheld or delayed. Sublessee shall submit drawings of proposed signs and information on the number, size, type, and location, all of which Sublessor may review for harmony and conformity with the overall structure and architectural and aesthetic setting of the Subleased Premises and the Airport as well as with Sublessor's own land use control regulations and may approve or disapprove accordingly.

     On or before the Term Commencement Date, Sublessee shall purchase from Sublessor and install, at its sole cost and expense, a 6" by 6" by 6 granite post with the street address for the Subleased Premises posted in 3" high numerals on the two sides perpendicular to the street on which the main entrance to the Subleased Premises, unless another location is required by the PDA Department of Engineering Post installation and street number configurations shall be installed in conformance with the specifications set forth in Exhibit C of this Sublease. Installation of required signage shall be subject to the provisions of this Article 15, including any requirement for a PDA dig permit.

15.3. Notwithstanding any other provision of this Sublease, the right of Sublessee to place or construct Alterations in, to or upon the Subleased Premises shall be subject to Condition 17 of the Master Lease.

15.4.  In addition to the requirements to provide notice to Sublessor under this
Article 15 in respect to any Alteration, Sublessee shall also provide notice to the Air Force, EPA and NHDES in the same manner and to the extent required of Sublessor under Condition 10.16 of the Master Lease. In undertaking any Alteration, Sublessee shall comply with Condition 10.17 of the Master Lease to the same extent required of Sublessor.

END OF ARTICLE 15
-----------------

ARTICLE 16.

DESTRUCTION AND RESTORATION
---------------------------

16.1. Subject to the rights of a Subleasehold Mortgagee under Section 19.7, in the event any portion of the Subleased Premises, including any building(s), parking areas or other improvements or facilities located on the Subleased Premises, (but excluding movable trade fixtures, furniture and equipment), shall be damaged by fire or other casualty to the extent of fifty percent (50/a) or less, as determined solely and reasonably by the Sublessor, such damage shall be repaired by Sublessee as promptly as possible and at Sublessee's expense so as to restore the same as nearly as possible to the condition prior to such damage. In discharging this obligation Sublessee may utilize available insurance in accordance with the provisions of Section 16.4 and Section 16.5 and shall perform such work in accordance with Section 16.6.

16.2. Subject to the rights of a Subleasehold Mortgagee under Section 19.7, in the event of damage to or destruction of any portion or component of the Subleased Premises, including any buildings) or other improvements or facilities on the Subleased Premises (but excluding movable trade fixtures, furniture and equipment) by fire or other casualty; to an extent heater than fifty percent (50%), as determined solely and reasonably by the Sublessor, the Sublessee shall have the election either to terminate this Sublease in accordance with Section
16.3 or to repair and restore the damaged portions in accordance with Sections
16.4 and 16.5.

16.3. In the event the Sublessee elects to terminate this Sublease as allowed in Section 16.2, it shall provide written notice of such termination to Sublessor within thirty (30) days following the occurrence of such damage or destruction, which termination shall be effective on the third day following the date of receipt of such notice. In such event, the proceeds received from any applicable policy of insurance shall, subject to the rights of any Subleasehold Mortgagee, as defined in Article 19, be applied first to removing any debris and restoring the site to a condition satisfactory to the Sublessor; and second to any sums owed by Sublessee to the Sublessor. Subject to the rights of any Subleasehold Mortgagee, as defined in Article 19, any balance remaining from any insurance proceeds shall then be apportioned between the Sublessor and Sublessee as follows:

     First, to Sublessor an amount equal to the unamortized balance of leasehold improvements made at Subles5or's expense calculated on a straight line basis over the useful life of said improvement.

     Second, to Sublessee an amount equal to the unamortized balance of leasehold improvements made at Sublessee's expense calculated on a straight line basis over the useful life of said improvement.

     Third, to Sublessor any remaining balance.

16.4. In the event the Sublessee shall elect to repair and restore the damaged premises in accordance with 162, it shall provide written notice of such election to Sublessor within thirty (30) days following the occurrence of such damage or destruction. In the event Sublessee elects to repair the damage or destruction or fails to exercise its option to terminate herein, Sublessee shall promptly repair and restore the damaged property to its condition immediately prior to the occurrence of the fire or other cause. Subject to the rights of a Subleasehold Mortgagee under Section 19.7, all insurance proceeds shall be endorsed by Sublessee and held by the Sublessor and shall be paid out from time to time as the repair/restoration work progresses as follows:

          (a) Sublessee shall give a written request for payment to the Sublessor which shall be accompanied by a verified statement from Sublessee setting forth that the sum then requested either has been paid by the Sublessee or is justly due to contractors, subcontractors, rnaterialmen, engineers, architects, or other persons who have rendered services or furnished materials for certain work Such statement shall give a description of such services and materials, shall list the several amounts so paid or due to each of such persons, shall state the fair value of such work at the date of the requisition, and shall state that no part of such expenditures has bees or is being made the basis for any other request for payment. Such statement shall state also that except for the amounts listed therein, there is no outstanding indebtedness known to Sublessee after due inquiry, which is then due for labor, wages, materials, supplies, or services in connection with such work which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's, materialmen's, or similar lien upon such work or upon the Subleased Premises.

          (b) Within twenty-one (21) days after the receipt of such statement from Sublessee; the Sublessor shall out of the fund held by the Sublessor pay to the person(s) named in such statement the respective amounts stated in such statement to be due to them, or shall pay to the Sublessee the amount stated in such certificate to have been paid by the Sublessee; provided, however, that such payments shall not exceed in amount the fair value of the relevant work as stated in such certificate. If the total insurance proceeds exceed the amount required to pay the cost of all construction when completed, the Sublessor shall be entitled to retain such excess.

16.5. Subject to the rights of a Subleasehold Mortgagee under Section 19.7, all insurance money paid on account of any damage or destruction (less the actual cost, fees and expenses, if any, incurred by Sublessor in connection with the adjustment of the loss, which costs, fees and expenses shall be paid to Sublessor) shall be applied, to the payment of the cost of the aforesaid restoration, repairs, replacement, rebuilding or alterations, including the cost of demolition and temporary repairs and for the protection of property pending the completion of permanent restoration, repairs;; `replacements, rebuilding or alterations (all of which temporary repairs, protection of property and permanent restoration, repairs, replacement: rebuilding or alterations are hereinafter collectively referred to as the "restoration"). Such insurance money shall be endorsed by Sublessor, and Sublessee and held and applied in accordance with the terms of this Article.

     Notwithstanding any other provisions of this Sublease, but subject to the rights of a subleasehold mortgagee under Section 19.7, any insurance proceeds received by the Sublessor shall not be required to be paid out if at the time of the request for payment from Sublessee, Sublessee is in default in the performance of any term of this Sublease as to which notice of default has been given and which has not been remedied within the time specified for remedying the same.

16.6. All repair/restoration work under this Article shall comply with the provisions of Article 15 of this Sublease applicable to construction work.

16.7. Except as otherwise expressly provided in this Article, no destruction of, or damage to the Subleased Premises or any part thereof by fire or any other cause shall permit Sublessee to surrender this Sublease or shall relieve Sublessee from its obligations to pay the full ground rent, and additional rent payable under this Sublease or from any of its other obligations under this Sublease, and Sublessee waives any rights now or hereafter conferred upon it by statute or otherwise to quit or surrender this Sublease or the Subleased Premises or any suspension, diminution, abatement or reduction of rent on account of any such destruction or damage other than as allowed under this Article.

END OF ARTICLE 16
-----------------

ARTICLE 16(A)

EMINENT DOMAIN
--------------

16A.1. In the event that there is a taking by eminent domain of the whole of the Subleased Premises, this Sublease shall terminate and the entire damages Attributable to the land area shall accrete to Sublessor, and, subject to the rights of any subleasebold mortgagee, that portion of the damages attributable to the capital improvements or buildings shall be divided between Sublessor and Sublessee in the same priority and on the same basis as the allocation of damages under Section 16.3 relating to leasehold improvements. Any remaining balance from damages shall be payable to Sublessor.

16A.2. In the event that there is a taking by eminent domain of a portion of the Subleased Premises, then this Sublease shall terminate as to the portion taken and the amount of the damages attributable to the area taken shall be apportioned between Sublessor and Sublessee in the dame manner as set forth in
Section 16A. I, In the event that the tiling shall not be of the entire Subleased Premises, but the part of the Subleased Premises remaining shall not be reasonably sufficient and suitable for Sublessee's use and occupancy for the purposes permitted hereunder, then vd6lessee may terminate this Sublease forthwith. If Sublessee so determines and terminates this Sublease, then, subject to the rights of any subleasehold mortgagees, the damages attributable for improvements made by Sublessee at its expense shall be divided between Sublessor and Sublessee as follows: Sublessee will receive that amount equal to the unamortized balance of any such improvements made by Sublessee at its sole expense calculated over their useful life on a straight line basis, and Sublessor will receive any balance.

     In the event of such partial taking and an election by Sublessee not to terminate this Sublease as herein provided, the total amount of damages shall accrue to Sublessor, and the rental paid by Sublessee shall be reduced in the proportion which the area of the portion taken bears to the area demised under the provisions hereof

16A.3. Notwithstanding any other provision of this Sublease; in the event of a temporary taking CL-e-, 2 years or less) this Sublease shall not terminate but shall resume at the expiration of the period within which the tilting authority exercises dominion of the area subject to the temporary taking, provided, however, that in such event Sublessee shall be under no obligation to pay rent and shall be allowed to share in any damages to the extent that the award reflects the fair rental value of the property taken and such value exceeds the established rental, including all applicable charges, required to be paid by Sublessee to Sublessor under this Sublease.

END OF ARTICLE- 16(A)
---------------------

ARTICLE 17.

DEFAULT BY SUBLESSOR
--------------------

17.1. The occurrence of the following events shall constitute a default and breach of this Sublease by Sublessor:

     The failure by Sublessor to observe or perform any covenant required to be observed or performed by it where such failure continues for thirty
          (30) working days after written notice thereof by Sublessee to Sublessor, provided that if the default is such that the same cannot reasonably be cured within such thirty (30) day period, Sublessor shall not be deemed to be in default if it shall have commenced the cue and `thereafter diligently prosecutes the same to completion.

17.2. In the event of any such default by Sublessor, Sublessee may elect among any of the following remedies:

     1.   termination of this Sublease;

     2. a rental abatement based on the degree of uninhabitability(as determined by agreement of the Patties) of the Subleased Premises caused by Sublessor's default but only for the period that such default remains in effect;

     3.   subject to available legal and factual defenses,

          - a decree or order of a court of- competent jurisdiction compelling specific performance by Sublessor of its obligations under the Sublease;

          - a decree or order by a court of competent jurisdiction restraining or enjoining the breach by Sublessor of any `of its obligations under the Sublease;

     4. to the extent allowed by law, the right to undertake to cure Sublessor's default, in which event Sublessor shall pay Sublessee the reasonable costs incurred in such undertaking, provided that such cost does not exceed the value of the rental payments to 5ublessor due under this Sublease for any one year period: Notwithstanding any other provision of this Sublease, this right to undertake to cure Sublessor's default shall not extend beyond the Subleased Premises and shall not be exercised a any way that causes disruption or interference with the overate operation of the Airport

     5. Subject to the provisions of Section 26.13 of this Sublease, the right to pursue rights or remedies available at law including a suit for damages.

END OF ARTICLE 17
-----------------

ARTICLE 18.

DEFAULT BY S LESSEE
-------------------

18.1. The occurrence of any of the following events shall constitute a default and breach of this Sublease by Sublessee (a "Default"):

     A. The failure by Sublessee to pay when due the ground rent or additional rent or to make any other payment required to be made by Sublessee to Sublessor hereunder where such failure continues for seven (7) working days aver written notice thereof by Sublessor to Sublessee.

     B. The abandonment or vacation of the Subleased (remises by Sublessee while in breach or default of any provision of this Sublease or that lasts for 14 days or more after written notice thereof by Sublessor to Sublessee.

     C. The failure by Sublessee to observe and perform any other provision of this Sublease (including without limitation compliance with federal, state end local laws and regulations) to be observed or performed by Sublessee, where such failure continues for thirty (30) working days after written notice thereof by Sublessor to Sublessee; provided that if the nature of such default is such that the same cannot reasonably be cured within such thirty-day period, Sublessee shall not be deemed to be in default if Sublessee shall within such period commence such cure and thereafter diligently prosecutes the same to completion.

     D. The making by Sublessee of any general assignment for the benefit of creditors; the filing by or against a Sublessee of a petition to have Sublessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy where possession is not restored to Sublessee within sixty (60) days; or the attachment, execution or other judicial seizure of substantially all of Sublessee's assets located at the Subleased Premises or of Sublessee's interest in this Sublease, where such seizure is not discharged within sixty (60) days.

18.2. In the event of any Default by Sublessee, Sublessor shall have the option to terminate this Sublease and all rights o(Pounds) Sublessee hereunder by giving written notice of such intention to terminate in the manner specified herein, or Sublessor may elect among any one or more of the following remedies without limiting any other remedies available to Sublessor:

     (1)  subject to available legal and factual defenses,

          - a decree or order of a court of competent jurisdiction compelling specific performance by Sublessee of its obligations under the Sublease;

          - a decree or order by a court of competent jurisdiction restraining or enjoining the breach by Sublessee of any of its obligations under the Sublease; and

     (2) to the extent allowed by law, the right to undertake to cure Sublessee's default, in which event Sublessee shall pay Sublessor the reasonable costs incurred in such undertaking, provided that such cost does not exceed the value of the rental payments to Sublessor due under this Sublease for the year in which such default occurs. Except for emergency conditions, Sublessor shall provide Sublessee with two (2) business days prior written notice of its intent to exercise the right to undertake to cure Sublessee's default. In the event Sublessee commences to cure such default within this two (2) day period and diligently prosecutes the same to completion, Sublessor shall refrain from exercising the right to undertake its own cute of Sublessee's default.

     In the event that Sublessor shall elect to so terminate this Sublease, Then Sublessor may recover from Sublessee:

     (i) any unpaid rent up to the effective date of termination; plus

     (ii) any other amount necessary to compensate Sublessor for all the detriment proximately caused by Sublessee's failure to perform its obligations under this Sublease or which in the ordinary course of things would be likely to result therefrom including the discounted value of the rental payments to Sublessor under the full term of this Sublease not otherwise offset by rentals realized from a subsequent sublease with a third party, including a sublessee provided by Sublessee and reasonably acceptable to Sublessor; plus

     (iii) such other amounts in addition to or in lieu of the foregoing as may be permitted from time to tune by applicable New Hampshire law.

18.3. In the event of any such default by Sublessee, Sublessor shall also have the right, with or without terminating this Sublease, to reenter the Subleased Premises and remove all persons and property from the Subleased Premises to the extent allowed under New Hampshire law. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Sublessee. Under no circumstances shall Sublessor be held liable in damages or otherwise. by reason of any such reentry or eviction or by reason of the exercise by Sublessor of any other remedy provided in this Article. All property of Sublessee which is stared by Sublessor may be redeemed by Sublessee within thirty (30) days after Sublessor takes possession upon payment to Sublessor in full of all obligations then due from Sublessee to Sublessor and of all costs incurred by Sublessor in providing such storage. If Sublessee fails to redeem such property within this thirty (30) day period, Sublessor may sell the property in any reasonable manner, and shall apply the proceeds of such sate actually collected first against the costs of storage and sale and then against any other obligation due from Sublessee.

18.4. In the event of the vacation or abandonment of the Subleased Premises by Sublessee for fourteen (l4) days or in the event that Sublessor shall elect to renter as provided in Section 18.3 or shall take possession of the Subleased Premises pursuant to any provision of New Hampshire law or pursuant to any notice provided by law, then if 5ublessor does not elect to terminate this Sublease as provided in Section 18.2, Sublessor may from time to time, without terminating this Sublease, either recover all rental as it becomes due or relet the Subleased .Premises or any part thereof for such terms and conditions as Sublessor in its sole discretion may deem advisable, including the right to make alterations and repairs to the Subleased Premises. In the event that S4blessor shall elect to rele2, then rentals received by Sublessor from such reletting shall be applied: fiat, to the payment of any indebtedness other than rent due hereunder from Sublessee to Sublessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations aid repairs to the Subleased Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Sublessor and applied in payment of future rent as the same may become due and payable hereunder. Should the amount of rental received from such reletting during any month which is applied to the payment of rent be less than that required to be paid during that month by Sublessee under this Sublease, then Sublessee shall pay such deficiency to Sublessor immediately upon demand by Sublessor. Such deficiency shall be calculated and paid monthly. Sublessee shall also pay for Sublessor, as soon as ascertained, any costs and expenses incurred by Sublessor in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting. Ii

18.5. The various rights and remedies reserved under this Sublease, shall be cumulative, and, ex c law in force and effect at the time of the execution such rights and remedies, whether at the same time or otherwise.

18.6. No delay or omission of Sublessor to exercise of any right or remedy shall be construed as a waiver of any such right or remedy or of any default by Sublessor

18.7. Notwithstanding any other provision of this Sublease in the event the breach by Sublessee in the reasonable opinion of Sublessor affects or is likely to affect the efficient operation of the Airport or give rise to public safety concerns, in addition to any other remedy it may have under this Sublease, Sublessor shall also be entitled (but shall not be obligated) to take whatever actions is deemed necessary by Sublessor to abate or cure such situation and Sublessee shall reimburse Sublessor for all costs incurred by Sublessor in taking such action.

END OF ARTICLE 18
-----------------

ARTICLE 19.

DELEGATION - ASSIGNMENT - SUBLEASES - MORTGAGES
-----------------------------------------------

19.1. Delegation. Sublessee shall not have the right to delegate any' of its responsibilities or obligations under this Sublease.

19.2. Assignment. Sublessee may, subject to Condition 20 of the Master Lease, without the approval of Sublessor, assign its nights under this Sublease to a related corporation or other entity as long as Sublessee retains at least fifty-one percent (51 %) controlling interest in such related corporation ox other entity. All other assignments shall be subject to approval of Sublessor, which approval shall not be withheld unreasonably. Sublessor has, as a condition of this Sublease, approved a sub-sublease to Aprisma Management Technologies, Inc., ("Aprisma") as evidenced by a duly executed Notice of Consent in the form attached hereto as Exhibit "D-2".

19.3. Subleases. Sublessee may not enter into any sublease of the land area of the Subleased Premises without Sublessor's prior written approval. Any request for Sublessor's approval shall be made at least thirty (30) days prior to the commencement of such tenancy and shall provide detailed information concerning the identity and financial condition of the proposed sublessee and the terms and conditions of the proposed sublease. Sublessor shall not unreasonably withhold or delay its consent to such sublease if. (1) the use of the Subleased Premises associated-with any subleases) is permitted under Article 9, (2) the subleases) are consistent with the terms and conditions of this Sublease; provided, however, that Sublessee may rent the subleased area at rentals deemed appropriate by Sublessee, (3) Sublessee remains primarily liable to Sublessor to pay rent and to perform all other obligations to be performed by Sublessee under this Sublease, and (4)' the proposed sublessee is financially and operationally responsible. In the event the rent for the land area of the Subleased Premises exceeds the rental charged to Sublessee under Article 4, Sublessee shall remit fifty percent (50%) of such excess to 5ublessor upon receipt by Sublessee; provided, however, that any rental received by Sublessee during a period in which no rental is due to Sublessor shall be paid in its entirety to Sublessor. Sublessor acknowledges and agrees that the preceding sentence shall not apply to subleases pursuant to which Sublessee is leasing one or mote buildings (or portions of buildings) to direct tenants of Sublessee notwithstanding the fact that under those subleases the tenants have the right to use some or all of the land area of the Subleased Premises in connection with their use and enjoyment of the buildings) they are subleasing from Sublessee.

19.4. Continuing Liability of Sublessee. No subletting, assignment or transfer, whether Sublessor's consent is required or otherwise given hereunder, shall release Sublessee's obligations or alter the primary liability of Sublessee to pay the rent and to perform all other obligations to be performed by Sublessee hereunder. The acceptance of rent by Sublessor front any other person shall not be deemed to be a waiver by Sublessor of any provision hereof Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. If any assignee of Sublessee or any successor of Sublessee defaults in the performance of any of the terms hereof, Sublessor may proceed directly against Sublessee without the necessity of exhausting remedies against such assignee or successor. If Sublessee assigns this Sublease, or s0lets al or a portion of the Subleased Premises, or requests the consent of Sublessor to any assignment or subletting, or if Sublessee requests the consent of Sublessor far any act that Sublessee proposes to do, then Sublessee shall pay Sublessor's reasonable processing fee and reimburse Sublessor for all reasonable' attorneys' fees incurred in connection therewith. Any assignment or subletting of the Subleased Premises that is not in compliance with the provisions of this Article 19 shall be void and shall, at the option of Sublessor, but subject to any applicable notice and cure period, terminate this Sublease. Notwithstanding the preceding provisions regarding assignments and subletting and the continuing liability of Sublessee, the parties agree that Sublessee may, at any time, and whether or not its proposed assignment' or sublease is to an affiliate, request that Sublessor in its sole discretion approve an assignment or sublease by Sublessee to a third party and relieve Sublessee of its liability under this Sublease.

19.5. Bankruptcy. If a petition is filed by or against Sublessee for relief under Title 11 of the United States Code, as amended (the "Bankruptcy Code"), and Sublessee (including for purposes of this Section Sublessee's successor in bankruptcy, whether a trustee or Sublessee as debtor-in-possession) assumes and proposes to assign, or proposes to assume and assign, this Sublease pursuant to the provisions of the Bankruptcy Code to any person or entity why has made a bona fide offer to accept an assignment of this Sublease, then notice of the proposed assignment setting forth' (a) the name and address of the proposed assignee, (b) all of the terms and conditions of the offer and proposed assignment, and (c) the adequate assurance to be furnished by the proposed assignee of its' future performance under the Sublease, shall be given to Sublessor by Sublessee no later than twenty (20) days aver Sublessee has made or received such offer, but in no event later than thirty (30) days prior to the date on which Sublessee applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment. If this Sublease is assigned pursuant to the provisions of the Bankruptcy Code, Sublessor may request from the assignee a guarantee similar to that requested of Sublessee under Article29. Any person or entity to which this Sublease is ,assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or documentation, to have assumed all of the Sublessee's obligations arising under this Sublease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Sublessor an instrument confirming such assumption. No provision of this Sublease shall be deemed a waiver of Sublessor's rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Sublease, to require a timely performance of Sublessee's obligations under this Sublease, or to regain possession of the Premises if this Sublease has neither been assumed nor rejected within sixty
(60) days after the date of the order for relief or within such additional tune as a court of competent jurisdiction may have fixed. Notwithstanding anything in this Sublease to the contrary, all amounts payable by Sublessee to or on behalf of Sublessor under this Sublease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy code.

19.6. Notwithstanding any other provision of this Sublease, any assignment or sublease shall comply with the provision of Article 25 including the notice requirements of Condition 10.8 of the FFA (as that term is defined in Section
25.8 of this Sublease).

19.7. Mortgages. Subject to the provisions o[_] this Sublease and Condition 21 of the Master Lease, Sublessee shall have the right, at any time during the term of this Sublease, to encumber its estate in the Subleased Premises pursuant to one or more mortgages or deeds of trust ("Subleasehold Mortgage") only to provide financing as set forth herein. Any right granted to Sublessee to encumber its estate is the Subleased Premises through grant of a Subleasehold

Mortgage shall be subject to the requirement that (i) the maximum amount o(Pounds) any permanent or refinance Subleasehold Mortgage shall not exceed eighty percent (80%) of the appraised fair market value of the Subleased Premises; including the Facility; and (ii) the maximum amount of any permanent or refinance Subleasehold Mortgage on the land area of the Subleased Premises, excluding the Facility, shall not exceed one hundred percent (100%) of the total cost of any authorized capital improvements with ~ a useful life in excess of five (5) years. No Subleasehold Mortgage shall extend to or affect the fed, the reversionary interest or the estate of Sublessor and/or the Air Force in or to any land, building or improvements existing or subsequently constructed on the Subleased Premises. No Subleasehold Mortgage shall be binding upon Sublessor and/or the Air Force in the enforcement of its rights and remedies herein and by law provided, unless, and until a copy thereof shall have been delivered to Sublessor and the Air Force and such mortgage is authorized under this Section
19.7. Sublessor and Sublessee agree that so long as any authorized Subleasehold Mortgage is a lien on Sublessee's estate in the Subleased Premises, the mortgagee or beneficiary thereunder ("Subleasehold Mortgagee") shall have all of the following rights:

     (1) If Sublessee shall have delivered to Sublessor prior written notice of the address of any Subleasehold Mortgagee, Sublessor will give to the Subleasehold Mortgagee a copy of any notice under this Sublease at the time of giving such notice to Sublessee, and will give to the Subleasehold Mortgagee notice received by Sublessor of any rejection of this Sublease by the trustee in bankruptcy of Sublessee or by Sublessee as debtor-in-possession. In such case no termination of this Sublease or termination o[_] Sublessee's right of possession of the Subleased Premises or reletting of the Subleased Premises by Sublessor predicated on the giving of any notice shall be effective unless Sublessor gives to the Subleasehold Mortgagee written notice oz a copy of its notice to Sublessee of such default or termination, as the case may be. Notices, demands and requests from Sublessor to the Subleasehold Mortgagee shall be mailed to the address given for Sublessor by certified or registered mail and notices, demands and requests from the Subleasehold Mortgagee to Sublessor shall be delivered in the manner and to the address as specified in Article 23 hereof.

     (2) In the event of any default by Sublessee under the provisions of this Sublease, the Subleasehold Mortgagee will have the same concurrent grace periods as are given Sublessee for remedying such default or causing it to be remedied, plus, its each case, an additional period of thirty (30) days after the expiration thereof or after Sublessor has served a notice or a copy of a notice of default upon the Subleasehold Mortgagee, whichever is later.

     (3) In the event Sublessee shall default under any of the previsions of this Sublease, the Subleasehold Mortgagee, without prejudice to its rights against Sublessee, shall have the right to cure such default within the applicable grace periods provided for in the preceding paragraph of this Section whether the same consists of the failure to pay rent or the failure to perform any other matter or thing which Sublessee is hereby required to do of perform, and Sublessor shall accept such performance on the part of the Subleasehold Mortgagee as though the same had been done or performed by Sublessee. For such purpose Sublessor and Sublessee hereby authorize the Subleasehold Mortgagee to enter upon the Subleased Premises and to exercise any of Sublessee's rights and powers under this Sublease, and subject to the provisions of this Sublease, under the Subleasehold Mortgage,

     (4) The term "incurable default" as used herein means any default which cannot be cured by a Subleasehold Mortgagee. The term "curable default" means any default under this Sublease which is not an incurable default. In the event of any curable default under this Sublease, and if prior to the expiration of the applicable grace period specified in subparagraph (2) of this Section, the Subleasehold Mortgagee shall give Sublessor written notice that it intends to undertake the curing of such default, or to cause the same to be cured, or to exercise its rights to acquire the leasehold interest of Sublessee by foreclosure or otherwise, and shall immediately commence and then proceed with all due diligence to do so, whether by performance on behalf of Sublessee of its obligations under this Sublease, or by entry on the Subleased Premises by foreclosure or otherwise, then Sublessor will not terminate or take any action to effect a termination of this Sublease or re-enter; take possess6on of or relet the Subleased Premises or similarly enforce performance of this Sublease as long as the Subleasehold Mortgagee is, with all due diligence and in good faith, engaged in the curing of such default, or effecting such foreclosure, provided, however, that the Subleasehold Mortgagee shall not be required to continue such possession or continue such foreclosure proceedings if such default shall be cured, Nothing herein shall preclude Sublessor from terminating this Sublease with respect to any additional default which shall occur during the aforesaid period of forbearance arid not 1;e remedied within the period of grace, if any, applicable to any such additional default provided that Sublessor provides the Subleasehold Mortgagee with notice and opportunity to cure any such additional default.

     (6) In the event that this Sublease is terminated by Sublessor on account of any incurable default or in the event Sublessee's interest under this Sublease shall be sold, assigned, oz transferred pursuant to the exercise of any remedy of this Sublease or pursuant to judicial proceedings, and if (i) no rent or other charges shall then be due and payable by Sublessee under this Sublease, and (ii) the Subleasehold Mortgagee shall have arranged to the reasonable satisfaction of Sublessor to cure any curable default of Sublessee under this Sublease, then Sublessor, within thirty (30) days after receiving a written request therefor, which shall be given within sixty (60) days after such termination or transfer and upon payment to it of all expenses, including attorney's fees, incident thereto, Sublessor will execute and deliver a new lease of the Subleased Premises to the Subleasehold Mortgagee or its nominee or to the purchaser, assignee or transferee, as the case may be, for the remainder of the term of this Sublease, containing the same covenants, agreements, terms, provisions and` limitations as are contained herein. Upon the execution and delivery of such new lease, .the new tenant, in its own name or in the name of Sublessor may take all appropriate steps as shall be necessary to remove Sublessee from the Subleased Premises, but Sublessor shall not be subject to any liability for the payment of fees, including reasonable attorney's fees, costs or expenses in connection therewith; and said new tenant shall pay all such fees, including attorney's fees, costs and expenses or, on demand, make reimbursements therefor to Sublessor.

     (6) In the event a default under the Subleasehold Mortgage shall have occurred, the Subleasehold Mortgagee may exercise, with respect to the Subleased Premises, any right, power or remedy under the Subleasehold Mortgage, which is not in conflict with the provisions of this Sublease. Any Subleasehold Mortgagee shall be liable to perform the obligations herein imposed on Sublessee only dozing the period it is in possession or ownership of the leasehold estate created hereby.

     (7) This Sublease may be assigned, with the consent of Sublessor, which consent shall not be unreasonably withheld or delayed, to or by the Subleasehold Mortgagee or its nominee, pursuant to foreclosure or similar proceedings.

     (8) No surrender (except a surrender upon the expiration of the term of this Sublease or upon termination by Sublessor pursuant and subject to the provisions of this Sublease) by Sublessee to Sublessor of this Sublease, or of the Subleased Premises, or any pact thereof, or of any interest therein, and no termination of this Sublease by Sublessee shall be valid of effective, and neither this Sublease nor any of the terms hereof may be amended, modified, changed or canceled without prior written consent of the Subleasehold Mortgagee.

     Notwithstanding any provision of this Sublease to the contrary, no refinancing of any existing subleasehold mortgage shall be effective without the advance written approval of Sublessor which approval shall not be unreasonably withheld or delayed.

END OF ARTICLE 19
-----------------

ARTICLE 20.

[RESERVED]
----------

ARTICLE 21.

ESTOPPEL CERTTFICATES AND FINANCIAL STATEMENTS
----------------------------------------------

21.1. Sublessor, on or before twenty (20) days following receipt of a written request from Sublessee, and Sublessee, on or before twenty (20) days following receipt of a written request from Sublessor, shall deliver to the party malting such request a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there shall have been modifications that the same is in full force and effect as modified and stating the modifications) and the date to which the rent and any other deposits or charges have been paid and stating whether or not, to the best knowledge of the party executing such certificate (based on reasonable investigation), the party requesting such statement is in default in the performance of any covenant, agreement or condition contained in this Sublease and, if so, specifying each such default of which the executing party may have knowledge,

21.2. Sublessee, on or before twenty (20) days following receipt of a written request from Sublessor, shall deliver to Sublessor its annual financial statements of Sublessee and any parent, subsidiary, or affiliated entities as requested by Sublessor.

END OF ARTICLE 21
-----------------

ARTICLE 22.

INVALIDITY OF PARTICULAR PROVISIONS
-----------------------------------

     If any term or provision of this Sublease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term oz provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shah not be affected thereby, and each term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

END OF ARTICLE 22
-----------------

ARTICLE 23.

NOTICES
-------

     Whenever Sublessor or Sublessee shall desire to give or serve upon the other any notice, demand, request or other communication with respect to this Sublease or with respect to the Subleased Premises each such notice, demand, request or other communication shall be-in writing and shall not be effective for any purpose unless same shall be given or served by personal delivery to the party or parties to whom such notice, demand, request or other communication is directed or by mailing the same, in duplicate, to such party or parties by certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Sublessor:   Peace Development Authority
                   360 Corporate Drive
                   Portsmouth, NH 03801
                   Attention: Executive Director

If to Sublessee:   273 Corporate Drive, LLC
                   Suite 202
                   170 Commerce Way
                   Portsmouth, NH 03801

or at such other address or addresses as Sublessor or Sublessee may from time to time designate by notice given by certified mail.

     Every notice, demand, request or communication hereunder sent by mail shall be deemed to have been given or served as of the second business day following the date of such mailing.

END OF ARTICLE 23
-----------------

ARTICLE 24.

QUIET ENJOYMENT
---------------

     Sublessor covenants and agrees that Sublessee, upon paying the rent and au other charges herein provided for and observing and keeping all covenants, agreements, and conditions of this Sublease on its part to be observed and kept, shall quietly have and enjoy the Subleased Premises during the term of this Sublease without hindrance or molestation by anyone claiming by or through Sublessor, subject, however, to the exceptions, reservations and conditions of this Sublease including, but not limited to the provisions of Article 25, Environmental Protection.

END OF ARTICLE 24
-----------------

ARTICLE 25.

ENVIRONMENTAL PROTECTION
------------------------

25.1. Sublessee and any sublessee or assignee of Sublessee shall comply with all federal, state, and local laws, regulations, and standards that are or may become applicable to Sublessee's or sublessee's or assignee's activities at the Subleased Premises, including but not limited to, the applicable environmental laws and regulations identified in Exhibit "E", as amended from time to time.

25.2. Sublessee and any sublessee or assignee of Sublessee shall be solely responsible for obtaining at their cost and expense any environmental permits required for their operations under this Sublease or any sublease or assignment, independent of any existing Airport permits.

25.3. Sublessee shall indemnify, defend and hold harmless Sublessor and the Air Force against and from all claims, judgments, damages, penalties, fines, costs and expenses, liabilities and losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on the use of the Premises, and sums paid in settlement of claims, attorneys' fees, consultants' fees and expects' fees, resulting or arising from discharges, emissions, spills, releases, storage, or disposal of any Hazardous Substances as defined in Section 25.5, or any other action or omission by the Sublessee, or any sublessee or assignee of the Sublessee, giving risk t4 Sublessor or' Air Force liability, civil or criminal, or responsibility under federal, state or local environmental laws.

     This indemnification of Sublessor and Air Force by Sublessee includes, without limitation, any and all claims, judgment, damages, penalties, fines, costs and expenses, liabilities and losses incurred by Sublessor or Air Force in connection with any investigation of site conditions, or any remedial or removal action or other site restoration work required by and federal, state or local governmental unit or other person for or pertaining to any discharges, emissions, spills, releases, storage or disposal of Hazardous Substances arising or resulting from any act or omission of the Sublessee or any sublessee or assignee of the Sublessee at the Subleased Premises after the Occupancy Date. "Occupancy Date" as used herein shall mean the earlier of the first day of Sublessee's occupancy or use of the Subleased Premises ox the date of execution of this Sublease. "Occupancy" or "Use" shall mean any activity or presence including preparation and construction in or upon the Subleased Premises or any portion thereof.

     The provisions of this Section shall survive the expiration or termination of the Sublease, and the Sublessee's obligations hereunder shall apply whenever the Sublessor or the Air Force incurs costs or liabilities for the Sublessee's, its sublessees or licensees actions of the types described in this Article 25.

25.4. Notwithstanding any other provision of this Sublease, Sublessee and its suhlessee5 and assignees do not assume any liability or responsibility for environmental impacts and damage caused by the use by the Air Force of toxic or hazardous wastes, substances or materials on any portion of the Airport, including the Subleased Premises. The Sublessee and its sublessees and assignees have no obligation to undertake the defense, remediation and cleanup, including the liability and responsibility for the costs of damages, penalties, legal and investigative services solely arising out of any claim or action in existence now, or which may be brought in the future by any person, "`including governmental units against the Air Force, because of any use of, or release from, any portion of the Airport (including the Subleased Premises) of any toxic or hazardous wastes, substances or materials prior to the occupancy Date. Furthermore, the parties recognize and acknowledge the obligation of the Air Force to indemnify the Sublessor and Sublessee to the extent required by the provisions of Public Law No.101-511,
Section 8056 and Public Law No. 102-484, as amended.

     1n addition, Sublessor shall indemnify, defend and viola harmless Sublessee against and from any and all claims, judgments, damages, penalties, fines, costs and expenses, liabilities and losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on the use of the Premises, and sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees), resulting or arising from discharges, emissions, spills, releases, storage or disposal of Hazardous Substances, or any other action by Sublessor giving rise to Sublessee liability or responsibility under federal, state or local environmental laws. This provision shall survive the expiration or termination of the Sublease, and the Sublessor's obligations hereunder shall apply whenever the Sublessee incurs costs or liabilities for the Sublessor's actions of the types described in this Article.

     The provisions of this Section 25.4 do not relieve the Sublessee, its sublessees or licensees of any obligation or liability with regard to third parties or regulatory authorities by operation of law.

25.5. As used in this Sublease, the. term. "Hazardous Substances" means any hazardous or toxic substance, material or waste, oil or petroleum product, which is or becomes regulated by any local governmental authority, the State of New Hampshire of-.the United States Government. The term "Hazardous Substances" includes, without limitation,-any; material or substance which is (i) defined as a "hazardous waste," Under New Hampshire RSA ch. 147-A, (ii) defined as a "hazardous substance" under New Hampshire RSA ch. 147-B, (iii) oil, gasoline or other petroleum product, (iv) asbestos, (v) listed under or defined as hazardous substance pursuant to Parts Env-Wm 110, 211-216, 353, 400-100 ("Hazardous Waste Rules") of the New Hampshire Code of Administrative Rules, (vi) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. (S)1317, (vii) defined as a "hazardous waste" pursuant to
Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C.
(S)6901 et seq. (42 U.S.C (S)6903), or (viii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)9601 et seg. (42rU.S.C. (S)9601? and (ix) so defined in the regulations adopted and publications promulgated pursuant to any of such laws, or as such laws or regulations may be further amended, modified of supplemented (collectively "Hazardous Substance Laws").

     As used in this Sublease, the terms "release" and "storage" shall have the meanings provided in RSA 147-8:2, as amended, and the term "disposal" shall have the meaning provided in RSA 147-A:2.

25.6. Sublessor's rights under this Sublease specifically include the right for Sublessor to inspect the Subleased Premises and any buildings or other facilities thereon for compliance with environmental, safety, and occupational health laws and regulations, whether or not the Sublessor is responsible for enforcing them. Such inspections are without prejudice to the right of duly constituted enforcement officials to make such inspections.

25.7. Notwithstanding any other provision of this Sublease, Sublessor is not responsible for any removal or containment of asbestos. If Sublessee and any sublessee or assignee intend to make any improvements, alterations or repairs, including demolition, that require the removal of asbestos, an appropriate asbestos removal and disposal plan must be incorporated in the plans and specifications and submitted for prior approval. The asbestos disposal plan shall identify the proposed disposal site for the asbestos. In addition, non-friable asbestos which becomes friable through or as a consequence of the activities of Sublessee will be abated by Sublessee at its sole cost and expense.

25.8. Sublessor and Sublessee acknowledge that the Airport has been identified as a National Priority List (NPL) Site under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) of 1980, as amended. Sublessee acknowledges that Sublessor has provided it with a copy of the Pease Federal Facility Agreement ("FFA") entered into by EPA, and the Air Force on April 24, 1991, and Modification No. 1 thereto, effective March 18, 1993, agrees that it will comply with the terms of the FFA to the extent the same may be applicable to the Subleased Premises and that should any conflict arise between the terms of the FFA and the provisions of this Sublease, the terms of the FFA will take precedence. The Sublessee further agrees that the Sublessor assumes no liability to the Sublessee or any sublessee or assignee of Sublessee should implementation of the FFA interfere with their use of the Subleased Premises. The Sublessee and its sublessee(s) and assignees) shall have no claim on account of any such interference against the Sublessor or any officer, agent, employee or contractor thereof, other than for abatement of rent.

25.9. The Air Force, EPA, and NHDES and their officers, agents, employees, contractors, and subcontractors have the right, upon reasonable notice to the Sublessee and any sublessee or assignee, to enter upon the Subleased Premises for the purposes enumerated in this subparagraph and for such other purposes consistent with the FFA:

     (1) to conduct investigations and surveys, including, where necessary, drilling, soil and water sampling, testpitting, testing soil borings and other activities related to the Peace Installation Restoration Program ("IRP'") or the FFA;

     (2) to inspect field activities of the Air Force and its contractors and subcontractors in implementing the 1RF or the FFA; ,

     (3) to conduct any test or survey required by the EPA or NHDES relating to the implementation of the FFA or environmental conditions at the Subleased Premises or to verify any data submitted to the EPA or NHDES by the Air Force relating to such conditions;

     (4) to conduct, operate, maintain or undertake any other response or remedial action as required or necessary under the IRP or the FFA, including, but not limited to monitoring wells, pumping wells and treatment facilities.

25.10. Sublessee and its sublessees and assignees agree to comply with the provisions of any health or safety plan in effect under the IRP or the FFA during the course of any of the above described response or remedial actions. Any inspection, survey, investigation, or other response or remedial action will, to the extent practicable, be coordinated with representatives designated by the Sublessee and any sublessee or assignee. Sublessee and any sublessee or assignee shall have no claim on account of such entries against the United States or the State as defined in FFA or any officer, agent, employee, contractor, or subcontractor thereof

25.11. Sublessee further agrees that in the event of any authorized sublease or assignment of the Subleased Premises, it shall provide to the Air Force, EPA and NHDES by certified mail a copy of the agreement of sublease or assignment of the Subleased Premises within fourteen (14) days after the effective date of such transaction. Sublessee may delete the financial terms and any other proprietary information from any sublease or assignment submitted to the above mentioned entities.

25.12. The Airport air emissions offsets and Air Farce accumulation points for hazardous and other wastes will not be made available to Sublessee. Sublessee shall be responsible far obtaining from some other source(s) any air pollution credits that may be required to offset emissions resulting from its activities under the Sublease.

25.13. Any permit required under Hazardous Substance Laws for the' management of Hazardous Substances stored or generated by Sublessee or any sublessee or assignee of Sublessee shall be obtained by Sublessee or its sublessees or assignee and shall be limited to generation and transportation Any violation of this requirement shall be deemed a material breach of this Sublease. Sublessee shall provide at its own expense such hazardous waste storage facilities, complying with all laws and regulations; as it needs for management of its hazardous waste.

25.14. Sublessee, and any sublessee or assignee of Sublessee whose operations utilize Hazardous Substances, shall have a completed and approved plan for responding to Hazardous Substances spills prior to commencement of operations on the Subleased Premises. Such plan shall comply with changes in site conditions or applicable requirements and shall be updated from time to time, as may be required to comply with changes is site conditions or applicable requirements and shall be approved by agencies haring regulatory jurisdiction over such plan, Such plan shall be independent of, but not inconsistent with, any plan or other standard of Sublessor applicable to the Airport and except for initial fire response and/or spill containment, shall not rely on use of the Airport or Sublessor personnel or equipment. Should the Sublessor provide any personnel or equipment, whether for initial fire response and/or spill containment or otherwise, on request of the Sublessee, or because the Sublessee was not, in the opinion of Sublessor, conducting timely cleanup actions, the Sublessee agrees to reimburse the Sublessor for its costs.

25.15. Sublessee, and any sublessee or assignee of Sublessee, must maintain and make available to Sublessor, the Air Force, EPA and NHDES all records, inspection logs, and manifests that track the generation, handling, storage, treatment and disposal of hazardous waste, as well as all other records required by applicable laws and requirements. The Sublessor and the Air Force reserve the right to inspect the Subleased Premises and Sublessee's, its sublessee's or assignee's records for compliance with Federal, State, local laws, regulations, and other requirements relating to the generation, handling, storage, treatment and disposal of hazardous waste, `as well as the discharge or release of hazardous substances. Violations may be reported by Sublessor and the Air Force to appropriate regulatory agencies, as required by applicable law. The Sublessee, its sublessees or assignees shall be liable for the payment of any fines and penalties or costs which may accrue to the Government or Sublessor as a result of the actions of Sublessee, its sublessees or assignees, respectively.

25.16. Sublessee, its sublessees and assignees agree to comply with the provisions of any Wetlands Management Plan in effect at Pease, a copy of which is attached hereto and incorporated herein as Exhibit H. Sublessee, its sublessees and assignees will minimize the destruction, loss or degradation of wetlands on the Subleased Premises. Sublessee, its sublessees and assignees will obtain prior written approval from Sublessor and the Air Force before conducting any new construction in wetland areas. Sublessee, its sublessees and assignees will obtain all necessary permits or waivers under Section 404 of the Clean Water Act and the New Hampshire Fill and Dredge in Wetlands Act

25.17. Prior to the development of any portion of the Subleased Premises on which a wetland has been identified in the Final Supplemental Environmental Impact Statement dated August 1995 ("SEIS"), the Sublessee, its sublessees and assignees, as applicable, shall, if one has not previously been completed, perform a wetland delineation. `

25.18. Prior to the storage, mixing, or application of any pesticide, as that term is defined under the Federal Insecticide, Fungicide, and Rodenticide Act, the Sublessee, its su~6lessees and assignees shall prepare a plan for storage, mixing and application of pesticides ("Pesticide Management Plan"). The Pesticide Management Plan shall be sufficient to meet all applicable Federal, State and local pesticide requirements. The Sublessee, its sublessees and assignees shall store, mix and apply all pesticides within the Subleased Premises only in strict compliance with the Pesticide Management Plan. The pesticides will only be applied by a licensed applicator.

25.19. The Sublessee, its sublessees and assignees must notify the Sublessor and the Site Manager of its intent to possess, store, or use any licensed or licensable source or byproduct materials, as those terms are defined under the Atomic Energy Act and its implementing regulations; of Sublessee's, its sublessees and assignees intent to possess, use, or stone radium; and of Sublessee's, its sublessees and assignees intent to possess or use any equipment producing ionizing radiation and subject to specific licensing requirements or other individual regulations, at least sixty X60) days prior to the entry of such materials or equipment upon the Airport. Upon notification, the Sublessor and the Site Manager may impose such requirements, including prohibition of possession, use, or stooge, as deemed necessary to adequately protect health and human environment. Thereafter, the Sublessee must notify the Sublessor and the Site Manager of tie presence of all licensed or licensable source or other byproduct materials, of the presence of all radium, and of the presence of all equipment producing ionizing radiation and subject to specific licensing requirements or other individual regulation; provided, however, that the Sublessee, its sublessees and assignees need not make either of the above notifications to the Sublessor and the Site Manager with respect to source and byproduct material which is exempt froze regulation under the Atomic Energy Act. The Sublessee shall not, under any circumstances, use, own, possess or allow the presence of special nuclear material on the Subleased Premises.

25.20. The Sublessee, its sublessees and assignees acknowledge that lead-based paint may be present in and on facilities within the Subleased Premises. The Air Force may conduct surveys to determine the existence and extent of any possible lead-based paint in or on the Subleased Premises. Prior to beginning any Alterations, other construction ox construction related work, (to include paint stripping or sanding), excavating, demolition, or restoration, the Sublessee, any sublessee or assignee must test any paint which would be disturbed unless a conclusive determination has been made that lead-based paint is not present. if paint is lead-based, the Sublessee, any sublessee or assignee is required to handle it in accordance with Title X and all applicable Federal, State and local laws and regulations at its own expense. The Sublessee is required to ensure that any lead based paint is maintained in good condition.

25.21. The Sublessee acknowledges that chlordane was used at selected housing units as described in Environmental Condition Report, Exhibit D-1 of the Master Lease. The Sublessee; its sublessees or assignees will follow all applicable laws and regulations should-the Sublessee, its sublessee or assignee choose to disturb or excavate any of this material. Any cost associated with this action shall be at the Sublessee's, its sublessee's or assignee's expense.

END OF ARTICLE 25
-----------------

ARTICLE 26.

MISCELLANEOUS
-------------

26.1. All rent and all other sums which may from time to time become due and payable by Sublessee to Sublessor under any of the provisions of this Sublease shall be made payable to the "Pease Development Authority" and forwarded by the Sublessee direct to Sublessor's Executive Director at the address specified in
Article 23. All such rent and other sums if not paid on the due date and the expiration of any applicable notice and cure period shall bear interest from and after the due date thereof at the higher of the then current rate applied to legal judgments by the courts of the State of New Hampshire or the rate of prune plus 4% per annum; provided, however, that such interest shall in no event exceed the maximum rate permitted by law: "

26.2. In all cages the language in all parts of this Sublease shall be construed simply, according to its fair meaning and not strictly for or against Sublessor or Sublessee.

26.3. The word titles underlying the Article designations contained herein are inserted solely for convenience and under no circumstances are they or any of them to be treated or construed as any part of this instrument

26.4. In any action -or proceeding which either Party may take to enforce such Parry's rights hereunder, whether prior to or after breach or termination, or to which such Party may be made a party because of any matters arising or growing out of this Sublease, and due to the act or default of the other, the Party whose act or default caused the other Party, without fault to become involved in such litigation, or who shall be defeated in such litigation, agrees to pay all costs incurred by the winning or other party therein, including reasonable attorneys' fees.

26.5. If Sublessee should remain in possession of the Subleased Premises after the expiration of the term of this Sublease and without executing a new lease, then such holding over shall be construed as a tenancy from month to month, subject to all the conditions, provisions and obligations of this Sublease insofar as the same are applicable to a month to month tenancy.

26.6. The individual. executing this Sublease on behalf of Sublessee represents and warrants that he or she is duly authorized to execute and deliver this Sublease on behalf of said entity; and that this Sublease is binding upon said entity in accordance with its terns, `A Certificate of Existence issued by the New Hampshire Secretary of State is attached to this Sublease as Exhibit F.

26.7. This Sublease covers in full each and every agreement of every kind or nature whatsoever between the Parties hereto concerning the Subleased Premises and all preliminary negotiations and agreements of every kind or nature whatsoever with respect to the Subleased Premises; and no other person, firm or corporation has at any time had any authority from Sublessor to make any representations or promises on behalf of Sublessor, sari Sublessee expressly agrees that if any such representations or promises have been made by Sublessor or others, Sublessee hereby waives all right to rely thereon. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law, or custom to the contrary notwithstanding. No provision of this Sublease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. Sublessee acknowledges that it has read this Section and understands it to be a waiver of any right to rely on any representations or agreements not expressly set forth in this Sublease.

26.8. Subject to the provisions hereof, this Sublease shall be binding upon and shall inure to tire benefit of the Parties hereto and their respective successors and assigns, and wherever a reference in this Sublease is made to either of the Parties hereto such reference shall be deemed to include, wherever applicable, also a reference to the successors and assigns of such party, as` if in every case so expressed.

26.9. Nothing contained in this Sublease shall be deemed or construed by the Parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Sublessor and Sublessee; and neither the method of computation of rent nor any ether provision contained in this Sublease nor any acts of the Parties hereto shall be deemed to create any relationship between Sublessor and Sublessee other than the relationship of landlord and tenant.

26.10. Sublessee hereby acknowledges that late payment by Sublessee to Sublessor of rent and other sums due under this Sublease will cause Sublessor to incur additional costs not contemplated by this Sublease, the exact amount of which will be extremely difficult to ascertain- Such additional costs include, without limitation, processing and accounting charges, and late charges which may be imposed upon Sublessor by the terms of the mortgage or deed of bust covering the Premises. Therefore, if any installment of rent or nay other sum due from Sublessee shall not be received in or within seven (7) days of the date that such amount shall be due, Sublessee agrees to pay, and shall pay, to Sublessor a late charge equal to five percent (5%) of the overdue amount. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Sublessor will incur by reason of late payment by Sublessee. Acceptance of such late charge by Sublessor shall in no event constitute a waiver of Sublessee's default with respect to such overdue amount or prevent Sublessor from exercising any or all of the other rights and remedies granted under this Sublease,

26.11. Each patty warrants to the other that it has had no dealing with any real estate broker or agent in connection with the negotiation of this Sublease.
26.12. This Sublease shall be construed and enforced in accordance with the laws of the State of New Hampshire.

26.13. Any actions or proceedings with respect to any matters arising under or growing out of this Sublease shall be instituted and prosecuted only in courts located in the State of New Hampshire. Notwithstanding any other provision of this Sublease, no provision of this Sublease shall be deemed to constitute or effect a waiver of the sovereign immunity of the state of Never Hampshire and no provision of this Sublease, other than the provisions of Article 25 in which Sublessor agrees to indemnify Subles5ee, shall be deemed to constitute or effect a waiver of the sovereign immunity of Sublessor as a body politic and corporate of the State of New Hampshire. The sovereign immunity of the State of New Hampshire is reserved to the State of New Hampshire to the fullest extent allowed under law and the sovereign immunity of Sublessor is reserved to Sublessor to the fullest extent allowed under law with the sole exception of

Sublessor's indemnification obligations to Sublessee under Article 25, provided, however, that Sublessor agrees to waive immunity for contractual claims under this Sublease to the extent permitted by New Hampshire RSA Ch. 491:8, as the same may be amended.

26.14. This instrument may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument ,

26.15. Sublessee shall faithfully observe and comply with such rules and regulations as Sublessor may adopt for the operation of the Airport, which rules and regulations are rea6nable and nondiscriminatory as well as all modifications thereof and additions thereto. Sublessor shall not be responsible to Sublessee for the violation or nonperformance by any other tenant of Sublessor` of any of such Rules and Regulations.

26.16. Sublessee agrees to conform to such additional provisions required, from time to time, by the FAA ("FAA Requirements") or its successor with respect to the operation of the Airport, or a portion thereof. The current FAA Requirements are attached hereto as Exhibit "D" and incorporated herein by reference.

26.17. This Sublease is subject and subordinate to any agreements heretofore or hereafter made between Sublessor and the United States or the Air Force, the execution of which is required to enable or permit transfer of rights or property to Sublessor for airport purposes or expenditure of federal grant foods for airport improvement, maintenance or development, including, without limitation, the Application and Acceptances Master Lease and FFA. Sublessee shall abide by requirements of any agreement between Sublessor and the United States or the Air Force applicable to the Subleased Premises or Sublessee's activities at the Airport and shall consent to amendments and modifications of this Sublease if required by such agreements or as a condition of Sublessor's entry into such agreements; provided, however, that no such agreement shall modify or alter any obligation of Sublessee with respect to rent or additional rent payments due by Sublessee to Sublessor under this Sublease.

26.18. Sublessor, in its sole discretion, shall determine and may front time to tone change the routes of surface ingress and egress connecting the Subleased Premises. Sublessor also reserves the right to further develop the Airport, or such portion of the Airport as is owned or controlled by Sublessor, as it sees fit, regardless of the desires or views of Sublessee and without interference or hindrance.

26.19. The Sublessee herein covenants by and for itself, its heirs, executors, administrators, and assigns, and all persons claiming under or through it, that this Sublease is made and accepted upon and subject to the following conditions:

That there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, national origin, or ancestry, in the leasing, -subleasing, transferring, use, occupancy, tenure, or enjoyment of the Premises herein leased nor shall the Sublessee, or any person claiming Under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy, of tenants, lessees, sublessees, subtenants, or vendees in the Subleased Premises herein leased.

26.20. All obligations of Sublessee to indemnify, defend and hold harmless Sublessor and to make any monetary payment to Sublessor, shall survive the termination or expiration of this Sublease.

26.21. Sublessor and Sublessee shall, at the request of either one, promptly execute a Notice of Lease with respect to this Sublease in forth suitable for recording, setting forth the names and addresses of the parties, a description of the Premises, the term and any extension teens, any options or rights of first refusal, and any other terms and provisions hereof as either patty may request excepting for the rental and financial terms.

END OF ARTICLE 26
-----------------

ARTICLE 27.

GUARANTIES
----------

27.1. At the time of execution of this Sublease, Sublessee shall provide Sublessor with Guaranties in the form set forth in Exhibit G executed by John Kane, Michael Inane, William V Wagner, Arnold Katz, and Gregory W. Whales (each a "Guarantor"), the effect of which will be to guarantee independently the obligations of Sublessee under this Sublease as provided and subject to the conditions and limitations set forth in etch Guarantor's guaranty.

END OF ARTICLE 27
-----------------

                                    EXECUTION

     IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease effective as of the 4th day of December______, 2000.

                                       PEASE DEVELOPMENT AUTHORITY

                               By: /s/ Illegible
                                   --------------------------

                               Its:  Exec. Dir.
                                   --------------------------
                                          "Sublessor"

                                        273 CORPORATE DRIVE, LLC

                               By: /s/ Arnold S. Katz
                                   --------------------------

                               Its: Manager
                                   --------------------------
                                          "Sublessee"

STATE OF NEW HAMPSHIRE
COUNTY OF Rockingham, ss
         -------------

On this 4th day of December______________, 2000, before me, Heather N. Green __________, a Notary Public in and for said County and State, personally appeared Arnold S. Katz_______________, personally known tome (or proved tome on the basis of satisfactory evidence) to be the of 273 CORPORATE DRIVE, LLC, and on oath stated that he was authorize to execute this instrument and acknowledged it to be his free and voluntary act for the uses and purposes set forth herein.

                              /s/ Heather N. Green
                                  ----------------
                              Notary Public in and for said County, and State Printed Name: Heather N. Green
                                            ----------------
                              My commission expires: July 14, 2005

STATE OF NEW HAMPSHIRE
COUNTY OF ROCKINGHAM, ss.

One this 5th day of December____, 2000, before me, Susan P. MacDonald _____, a Notary Public in and for said County and fate, personally appeared George R. Meyer, personal y known to me (or proved to me on the basis of satisfactory evidence) to be the Executive Director of the Pease Development Authority and on oath stated that he was authorized to execute this instrument and acknowledged it to be his free and voluntary act for the uses and purposes set forth herein.

                              /s/ Susan P. MacDonald
                               ---------------------
                              Notary Public in and for said County, and State Printed Name: Susan P. MacDonald
                                           -------------------
                              My commission expires: February 19, 2005

                                    EXHIBIT 1


                           APPLICATION AND ACCEPTANCE

                                    EXHIBIT 2


                         MASTER LEASE BETWEEN SUBLESSOR

                                  AND AIR FORCE

                                   EXHIBIT 3


                          FEDERAL FACILITIES AGREEMENT

                                   EXHIBIT "A"


                     PLAN DESIGNATING THE SUBLEASED PREMISES


                                                                   (Page 1 of 1)

                                      MAPS

                                  EXHIBIT "A-2"


                                    SITE PLAN


                Plans on Files at the Pease Development Authority
                -------------------------------------------------

                                   EXHIBIT "B"


                               CONSTRUCTION PLANS

Sublessee to Provide

                                   EXHIBIT "C"


          PLANS DESIGNATING INSTALLATION OF REQUIRED GRANITE SIGNPOSTS

                                                                   (Page 1 of 1)

                                       MAP


The Granite posts will be installed as follows: Excavate the hole as shown when backfilling make sure to compact the soil in 4" lids from bottom to top thoroughly- This m.'11 prevent the granite post nom tilting.

Ensure street numbers are perpendicular to the road and the post is set 10' - 14' from the curb line. A dig permit front PD A Engineering is required to avoid mishaps with underground utilities.

                                   EXHIBIT "D"


       SUBLEASE PROVISIONS REQUIRED BY THE FEDERAL AVIATION ADMINISTRATION

1. Sublessee, for himself, his heirs, personal representatives; successors in interest, and assigns, as a part of the consideration hereof, does hereby agree that in the event facilities are constructed, maintained, or otherwise operated on the Subleased Premises, for a purpose for which a United States Department of Transportation ("DOT") program or activity is extended -or for another purpose involving the provision of similar services or benefits, Sublessee shall maintain and operate such facilities and services in compliance with all other requirements imposed pursuant to Title 49, Code of Federal Regulations, DOT, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended.

2. Sublessee, for himself, his personal representative, successors in interest; and assigns, as a part of the consideration hereof does hereby agree that: (i) no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination in the use of said facilities; (ii) that in the construction of any improvements on, over, or under such land and the furnishing of services thereon no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be excluded from participation in, denied the benefits of, or otherwise be subject to discrimination; and (iii) that the Sublessee shall use the premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally-Assisted Programs of the Department of Transportation Effectuation of Title V'1 of the Civil Rights Act of 1964, and as said Regulation may be amended.

3. That in the event of breach of any of the above nondiscrimination covenants, Sublessor shall have the tight to terminate the Sublease, and to reenter and repossess said land and the facilities thereon, and hold the same as if said lease, had never been made or issued. This provision does not become effective until the procedures of 49 CFR Part 21 are allowed and completed including expiration of appeal rights.

4. Sublessee shall furnish its accommodations and/or services on a fair, equal and not unjustly discriminatory basis to all users thereof and it shall, charge fair, reasonable and not unjustly discriminatory prices for each unit or service; PROVIDED THAT the Sublessee may be allowed to make reasonable and nondiscriminatory discounts, rebates or other similar type of price reductions to volume purchasers.

5. Non-compliance with Provision 4 above shall constitute a material breach thereof and in the event of such noncompliance Sublessor shall have the right to terminate this Sublease, and the estate hereby created without liability therefore or at the election of the Sublessor or the United

States either or both of Sublessor or the United States shall have the right to judicially enforce provisions.

6. Sublessee agrees that it shall insert the above five provisions ire any lease agreement, by which said Sublessee grants a right ox privilege to any person, firm or corporation to lender accommodations and/or services to the public on the Subleased Premises.

7. Sublessee assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to insure that no person shall on the grounds of race, creed, color, national origin, or sex be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart
E. Sublessee assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this subpart. Sublessee assures that it will require that its covered suborganizations provide assurance to the Sublessor, that they similarly will undertake affirmative action programs and that they will require assurances from their suborganizations, as required by 14 CFR Part 152, Subpart E, to the same effect.

8. Sublessor reserves the right to further develop or improve the landing area of the airport as it sees fit, regardless of the desires or view of the Sublessee and without interference or hindrance.

9. Sublessor reserves the right, but shall not be obligated to the Sublessee to maintain and keep in repair the landing area of the airport and all publicly-owned facilities of the airport, together with the right to direct and control all activities of the Sublessee in this regard-

10. This Sublease shah be subordinate to the provisions-and requirements of any existing or future agreement between the Sublessor and the United-. tat6s;l relative; to the development; operation or maintenance of the airport.

11. There is hereby reserved to Sublessor, its successors and assigns, for the use and benefit of the public, a right of flight for the passage of aircraft in the airspace above the surface of the Subleased (remises. `(his public right of flight shall include the right to cause in said airspace any noise inherent in the operation of any aircraft used for navigation or flight through the said airspace or landing at, taking off from or operation on the airport.

12. Sublessee agrees to comply with the notification and review requirements covered in Part 77 of the Federal Aviation Regulations in the event future construction of building is planned for the Subleased Premises, or in the event of any planned modification or alteration, of any present or future building or structure situated on Subleased Premises.

13. Sublessee, by accepting this Sublease expressly agrees for itself, its successors and assigns that it shall not erect nor permit the erection of any structure or object nor permit the growth of any tree on the land leased hereunder above the mean sea level elevation of 251 feet. In the event the aforesaid covenants are breached, Sublessor reserves the right to enter upon the Premises and to remove the offending structure or object and cut the offending tree, all of which shall be at the expense of the Sublessee.

14. Sublessee, by accepting this Sublease, agrees for itself its successors and assigns that it will not make use of the Subleased Premises in any manner which might interfere with the landing and taking off of aircraft from the airport or otherwise constitute a hazard In the event the aforesaid covenant is breached, Sublessor reserves the right to enter upon the Subleased Premises, and cause the abatement of such interference at the expense of the Sublessee.

15. It is understood and agreed that nothing herein contained shall be construed to grant or authorize the granting of an exclusive right within the meaning of Section 308a of the Federal Aviation Act of 1958 (49 U.S.C. 1349a).

16. This Sublease and all the provisions hereof shall be subject to whatever right the United States Government now has or in the future may have or acquire, affecting the control, operation, regulation and taking over of said airport or the exclusive or non-exclusive use of the airport by the United States during the time of war or national emergency.

                                 EXHIBIT "D-1"


                         WASTEWATER/WATER IMPROVEMENTS

                               CITY OF PORTSMOUTH
                         City Hall, One Junckins Avenue
                         Portsmouth, New Hampshire 03801
                     (603) 431-2000 X 201 Fax (603) 427-1526

John P. Bohenko
City Manager

                                        August 17, 2000


Mr. George Meyer, Executive Director
Pease Development Authority
360 Corporate Drive
Portsmouth, NH 03801

Dear George:

As you are aware, on August 2, 2000 David Allen sent a letter to Getry Deter re9arftgthe cost for improvements to the sanity sewerwater system, at the Pease Tradeport. In that letter, he indicated that the total Cost of upgrading the sanitary sewer system for the Tradeport would be $3,109,050. As you can see from the attached letter, the maximum City share, is 570Z,080 and the maximum share for FDA clients will be $2,406,970 for a total of $3,109,050, which will be the maximum cost. If the City is eligible for SRF funding, we will pass those savings along to the users.

As you are aware, I met with representatives from Flextronics on this matter and they seem to be very satisfied with this arrangement.

I trust that this letter will be sufficient so that you can move forward otter into your lease' agreements with your clients. If it is not, please advise ma as w what additional. information you may require. .

                              Sincerely,



                              John P. Bohenko
                              City Manager

JPB/jmk
Enclosure
cc:  D. Allan
G. Dexter
L. Hinchea
T. Jankowski
R. Sullivan

                      FOR ENGINEERING REVIEW PURPOSES ONLY
                          NOT A FINAL APPROVED DOCUMENT

Conceptual Sewer Plan                                                              ENGINEER'S OPINION OF COST
Former Base Housing Area
Pease International Tradeport
Portsmouth, New Hampshire
----------------------------------------------------------------------------------------------------------------
                                                                               I     UNIT
   NO.             ITEMS                               QUANTITY    UNIT              PRICE             AMOUNT
----------------------------------------------------------------------------------------------------------------
    1  Rye St. - 24' PVC Sewer                            1,620     LF            $     85.00      $  137,700.00
----------------------------------------------------------------------------------------------------------------
    2  Oak Ave. - 10' PVC Sewer                           1,230     LF            $     55.00      $   67,650.00
----------------------------------------------------------------------------------------------------------------
    3  International Dr. - 10' PVC Server                 2,250     LF            $     55.00      $  123,750.00
----------------------------------------------------------------------------------------------------------------
    4  International Dr. - 10' PVC Server                   800     LF            $     55.00      $   44,000.00
----------------------------------------------------------------------------------------------------------------
    5  International Dr. - 4' DI Forcemain                1,050     LF            $     35.00      $   36,750.00
----------------------------------------------------------------------------------------------------------------
    6  Corporate Dr. - 10' PVC Sewer                      5,700     LF            $     55.00      $  313,500.00
----------------------------------------------------------------------------------------------------------------
    7  Corporate Dr. - 12' PVC Sewer                        700     LF            $     60.00      $   42,000.00
----------------------------------------------------------------------------------------------------------------
    8  Corporate Dr. - 27' PVC Sewer                        130     LF            $     90.00      $   11,700.00
----------------------------------------------------------------------------------------------------------------
    9  Corporate Dr. - 8' DI Forcemain                    3,200     LF            $     45.00      $  144,000.00
----------------------------------------------------------------------------------------------------------------
   10  Sewer Manholes every 300 LF                          390     VF            $    230.00      $   89,700.00
----------------------------------------------------------------------------------------------------------------
   11  Temp. & Permanent Trench Pavement Patch           12,000     LF            $     30.00      $  360,000.00
----------------------------------------------------------------------------------------------------------------
   12  0.125 mgd Sewage Pumping Station                       1     LS            $120,000.00      $  120,000.00
----------------------------------------------------------------------------------------------------------------
   13  Existing Sewage Pumping Station                        1     LS            $600,000.00      $  600,000.00
----------------------------------------------------------------------------------------------------------------
   14  Existing Sewer Lateral Connection                     10     EA            $  1,000.00      $   10,000.00
----------------------------------------------------------------------------------------------------------------
   15  Ledge Removal Allowance                              250     CY            $     80.00      $   20,000.00
----------------------------------------------------------------------------------------------------------------
   16  Piles, Sheeting Allowance                              1     LS            $100,000.00      $    5,100.00
----------------------------------------------------------------------------------------------------------------
       Total All Construction                                                                      $2,220,750.00
----------------------------------------------------------------------------------------------------------------
       Engineering & Contingency @40%                                                              $     888,300
----------------------------------------------------------------------------------------------------------------
                                                       TOTAL                                       $   3,109,050
----------------------------------------------------------------------------------------------------------------

Cost Sharing Analysis
Sewer Infrastructure Costs
As of September 19, 2000 - Final Revision



                                                                        GROSS        WETLAND         NET        PERCENTAGE
                                                                        -----        -------         ---        ----------
  LOT #        TENANT                       ADDRESS                     ACRES         ACRES         ACRES
  -----        ------                       -------                     -----         -----         -----
     1  325 Corporate Drive LLC      325 Corporate Drive                7.3200       0.0000        7.3200         0.0511
     2  273 Corporate Drive LLC      273 Corporate Drive               20.0900       6.8100       13.2800         0.0928
     3  Jones School                 24 Northwood                       8.3600       1.1900        7.1700         0.0501
     4                               East Corporate to Martins         27.4000      15.6000       11.8000         0.0824
                                     Point
     5  Penobscot Bay Medical Ass.   161 Corporate Drive                5.0100       1.2300        3.7800         0.0264
     6  The Kane Company             Flextronics I - 164/166           21.6427       0.8500       20.7927         0.1452
                                     Corporate Drive
     7  The Kane Company             Flextronics II - 160-162          19.0963       1.0400       18.0563         0.1261
                                     Corporate Dive
     8                               East Int'l b/w Rye St. &           5.0000       0.0000        5.0000         0.0349
                                     E-velocity
     9  2 International Group LLC    200 International Drive           10.0300       0.0000       10.0300         0.0701
    10  2 International Group LLC    Lot b/f 200 International         10.0000       4.7500        5.2500         0.0367
                                     Drive
    11  Pioneer Development LLC      207 International Drive           12.6000       2.4900       10.1100         0.0706
                                     (Net to Net I)
    12  Pioneer Development LC       Net to Net Option                 20.7400       3.0000       17.7400         0.1239
    13  Pioneer Development LLC      Net to Net Right of First          8.2700       0.1700        8.1000         0.0566
                                     Refusal
    14  Rokon International, Inc.    254 Corporate Drive                7.1300        2.400        4.7300         0.0330
                                                                      --------      -------      --------         ------

                                                          Totals:     182.6890      39.5300      143.1590         1.0000

                                  EXHIBIT "D-2"


                                NOTICE OF CONSENT
                                -----------------

     This NOTICE OF CONSENT ("Notice") is given by the PEASE DEVELOPMENT AUTHORITY ("Sublessor") to 273 CORPORATE DRIVE, LLC ("Sublessee"). Sublessor and Sublessee may be referred to jointly as the "Parties."

RECITALS
--------

     A. The Parties entered into a Sublease for 273 Corporate Drive at Pease International Tradeport on (the "Sublease"):

     B. Section 19.3 of the Sublease states that Sublessor shall not unreasonably withhold its consent to sublease if.

          1. the use of the Subleased Premises associated with the sublease is permitted under the original Sublease;

          2. the sublease is consistent with the terns and conditions of the original Sublease;

          3. the original Sublease remains primarily liable to Sublessor to pay rent and to perform all other obligations to be performed by Sublessee under the original Sublease; and -3=

          4. the proposed Sublessee is financially and operationally responsible.

     C. Sublessee has requested authorization to sublease square feet at 273 Corporate Drive to Aprisma Management Technologies, Inc. ("Aprisma"), a Nevi Hampshire corporation.

     D.  The proposed sublease to Aprisma is for genera and business office use.

TERMS AND CONDITIONS
--------------------

          1. Sublessor hereby authorizes Sublessee to execute the sublease, attached hereto as Exhibit A, with Aprisma for ~ square feet at 273 Corporate Drive.

          2. Upon execution of the sublease with Aprisma, Sublessee shall provide Sublessor with a copy of the executed sublease, copies of all required insurance certificates and a certificate of good standing from the State of New Hampshire for Aprisma.

          3. Sublessee hereby agrees and affirms that it shall remain primarily liable to Sublessor to pay rent and to perform all other obligations to be performed by Sublessee under the original Sublease.

     This Notice of Consent is executed, effective this ______ day of ___________, 2000 by the Pease Development Authority.

                              PEASE DEVELOPMENT AUTHORITY



                              By:
                                 -------------------------------
                              Its:
                                  ------------------------------


AGREED AND ACCEPTED

                              273 CORPORATE DRIVE, LLC



                              By:
                                 -------------------------------
                              Its:
                                  ------------------------------

                                   EXHIBIT "A"


                                    SUBLEASE

                                   EXHIBIT "E"


                   LIST OF ENVIRONMENTAL LAWS AND REGULATIONS

------------------------------------------------------------------------------------------------------------
Air Quality:                    (a)   Clean Air Act & Amendments, 42 U.S.C. 7401-7642
                                (b)   40 CFR Parts 50-52, 61, 62, 65-67, 81
                                (c)   RSA ch. 12S-C, Air Pollution Control, and rules adopted
                                      thereunder
                                (d)   RSA ch. 125-H, Air Toxic Control Act, and rules adopted
                                      thereunder
------------------------------------------------------------------------------------------------------------
Hazardous Materials:            (a)   Hazardous Materials Transportation Act, 49 U.S.C. 1801-1813,
                                      and Department of Transportation Regulations thereunder
                                (b)   Emergency Planning and Community Right-To-Know Act; 42
                                      U.S.C. 1 100 1-1 I OSO
                                (c)   49 CFR Parts I00-179
                                (d)   40 CFR Part 362
                                (e)   RSA ch. 277-A, Toxic Substances in the Workplace, and rules adopted thereunder
------------------------------------------------------------------------------------------------------------
Hazardous Waste:                (a)   Resource Conservation and Recovery Act (RCRA) of 1976 and
                                      RCRA Amendments of 1984, 42 U.S.C. 6941-69911
                                (b)   Comprehensive Environmental Response, Compensation, and
                                      Liability Art (CERCLA) of 1980; as amendei9,'42 U.S.C. 9601-96?5
                                (c)   40 CFR Parts 260-271, 300, 302
                                (d)   RSA ch. 147 A, Hazardous Waste Management and rules adopted thereunder
------------------------------------------------------------------------------------------------------------
Water Quality:                  (a)   Federal Water Pollution Control Act (Clean Water Act) and
                                               Amendments, 33 U.S.C. 1251-1387
                                (b)   Safe Drinking Water Act, as amended, 42 U.S.C. 300 300j-Z6
                                (c)   40 CFR Title 100-143, 401 and 403
                                (d)   RSA ch. 146-A, Oil Spillage in Public Waters, and rules
                                      adopted thereunder
                                (e)   RSA ch. 485, New Hampshire Safe Drinking Water Act, and rules adopted thereunder
                                (f)   RSA ch. 485-A, Pollution and Waste Disposal, and rules
                                      adopted thereunder
------------------------------------------------------------------------------------------------------------

                                   EXHIBTT "F"


                     CERTIFICATE OF EXISTENCE/GOOD STANDING

                             STATE OF NEW HAMPSHIRE

                               DEPARTMENT OF STATE



                            CERTIFICATE OF EXISTENCE

I, William M. Gardner, Secretary of State o[_] the State of New Hampshire, do hereby certify that 273 CORPORATE DRIVE, LLC is a Nevi Hampshire limited liability company farmed on AUGUST 25, 2000. I further certify that all fees required by the Secretary of State's office have been received and that a certificate of cancellation has not heart filed.



                              IN TESTIMONY WHEREOF, I hereto set my hand and cause to be affixed the Seal of the State of New Hampshire, this 17th -day of October, AD 2000


                              William M. Gardner
                              Secretary of State

                                   EXHIBIT "G"


                                    GUARANTY
                                    --------

     This Guaranty, trade effective as of March 31, 2000, is given by John Kane of 135 Commerce Way, Portsmouth NH, by Michael Kane of 135 Commence Way, Portsmouth, NH, by William V. Wagner of 1 I Taft Road, Portsmouth, NH, by Arnold Katz of P.O. Box 949, North Chelmsford, MA, and by Gregory W. Whaler of Suite 202, 170 Commerce Way, Portsmouth, NH (collectively the "Guarantors") to the Peace Development Authority a body politic and corporate existing under New Hampshire Revised Statutes Annotated Chapter 12G, with a principal place of business at 360 Corporate Drive, Pease International Tradeport, Portsmouth, New Hampshire, U.S.A. ("PDA").

                                    RECITALS
                                    --------

1. At the request of Guarantors, Peace Development Authority ("PDA) has entered into a Sublease dated effective December 4 2000 (the "Sublease") of a certain premises located at 273 Corporate Drive at the Pease International Tradeport, Portsmouth, New Hampshire, with 273 Corporate Drive, LLC ("Sublessee') a limited partnership organized and existing under the laws of the State of New Hampshire.

2. PDA would not have agreed to enter into the Sublease except for the request of the Guarantors and the execution and delivery of this Guaranty:

     In consideration of the PDA entering into a Sublease with the Sublessee and other valuable consideration, the receipt of which is hereby acknowledged, the Guarantors agree as follows:

1.   Guaranty.  The Guarantors jointly and severally guarantee:
     --------

     (a) The prompt payment when due of all payments of rent, additional rent, and all other charges, expenses, impositions, fines, penalties, fees and costs of every kind and nature, including, without limitation, accelerated payments, which are now, or may in the future be, due from Sublessee under the terms of the Sublease;

     (b) The complete and timely performance, satisfaction and observation of the terms and conditions of the Sublease required to be performed, satisfied or observed by the -Sublessee including, without limitation, Sublessee's obligation to complete the construction of the Facility and other improvements as required by Article 2A.1. of the Sublease.

     (c) Notwithstanding the provisions of Sections I (a) and 1 (b) above, upon completion of the Facility, as set forth in Article 2A of the Sublease and occupancy of the Facility by Aprisrma Management Technologies, Inc., in accordance with its Sublease Agreement dated -December 4 , 2000, this Guaranty shall terminate, and Guarantors shall not be required to furnish a guaranty.

2. Coverage of Guaranty. This Guaranty extends to any successor of the Sublessee, any assignee or sublessee of the Sublessee, to any extension or renewals provided in the Sublease, and to any term established by reason of the holdover of the Sublessee, an assignee or sublessee.

3. Payment Guaranty. In the event that the Sublessee fails to perform, satisfy or observe the guarantied terms and conditions, the Guarantors will; subject to Section 1(c) above, promptly and fully perform, satisfy and observe the obligation or obligations the place of the Sublessee and within five (5) business days after notice to the Guarantors that. any applicable cure period in the Sublease has expired.

4. Waiver of Notices. Without notice to or further assent from the Guarantors, PDA may waive any of the terms or conditions of the Sublease, or compromise, settle or extend the lime of payment of any amount due from the Sublessee or the time of performance of any obligation of the Sublessee. These actions may be taken by PDA without discharging or otherwise affecting the obligations of the Guarantors. Guarantors further waive any right it may have to require PDA to: (i) proceed against Sublessee or any other party; (ii) proceed against or exhaust any security held by PDA for Sublessee, or (iii) pursue any other remedy that PDA, may have.

5. Sublease Security. Subject to Section 1 (c) above, this Guaranty shall remain in full. force and effect, and the Guarantors shall remain fully responsible, without regard to any security deposit or other collateral for the performance of the teams and conditions of the Sublease, or the receipt; disposition, application, or release of any security deposit or .other collateral, now or hereafter held by or for the PDA- The Sublessor shall not, however, be entitled to receive payment for obligations in excess of these amounts due.

6. Unconditional Obligations. The liability of the Guarantors to PDA under the Guaranty is direct, immediate, absolute, continuing, unconditional and limited only as set forth in Section 1(c) above. PDA shall not be required to pursue any-remedies it may have against the Sublessee or against any security deposit or other collateral as a condition to enforcement of this Guaranty. Nor shall the Guarantors be discharged or released by reason of the discharge or release of the Sublessee for any reason, including a discharge in Bankruptcy, receivership or other proceedings, a disaffirmation or rejection of the Sublease by a trustee, custodian, or other representative in Bankruptcy, a stay or other enforcement restriction, or any other reduction, modification, impairment or limitations of the liability of the Sublessee or any remedy of the PDA. The Guarantors assume all responsibility for being and keeping themselves informed of Sublessee's assets, and of all other circumstances bearing upon the risk of non-performance by Sublessee under the Sublease. The Guarantors agree that PDA shall have no duty to advise the Guarantors of information known to it regarding such circumstances or risks.

7. Subordination of Subrogation Rights. The Guarantors subordinate any and all claims which the Guarantors have or may have against the Sublessee by reason of subrogation for payments or performances under this Guaranty or claims for any other reason or cause. The Guarantors agree not to assert any such subrogation claim which it has or may have against the Sublessee, including claims by reason or subordination under this

     Guaranty, until such time as the payment and other obligations of the Sublessee to PDA are fully satisfied and discharged.

8. Binding Effect. This Guaranty is binding upon the Guarantors, their successors and assigns, and is binding upon and shall inure to the benefit of the PDA, its successors and assigns. No assignment or delegation by the Guarantors shall release the Guarantors of their obligations under this Guaranty.

9. Modifications. This Guaranty may be modified only by a writing signed by both the Guarantors and PDA. Modifications include any waiver, change, discharge, modification, or termination.

10. Payer. All payments required to be made by Guarantors under this Guaranty shall be made in lawful money of the United States and shall be delivered to PDA at the following address:

                         Pease Development Authority
                         360 Corporate Drive Portsmouth, NH 03801
                         Attention: Executive Director

11. Enforcement This Guaranty shah be enforceable through actions or proceedings instituted in New Hampshire courts.

     IN WITNESS WHEREOF the Guarantors have duly signed and made this Guaranty effective as of December 4 , 2000.

Guarantors                                             Witnesses

       /s/ John Kane                                 /s/ Illegible
---------------------------------            -------------------------------
Print Name:  John Kane                       Print Name:
Address:     133 Commerce Way
             Portsmouth, NH 03801


       /s/ Michael Kane                              /s/ Illegible
---------------------------------            -------------------------------
Print Name:  Michael Kane                    Print Name:
Address:     133 Commerce Way
             Portsmouth, NH 03801


       /s/ William Wagner                           /s/ Illegible
---------------------------------            -------------------------------
Print Name:  William V. Wagner               Print Name:
Address:     11 Taft Road
             Portsmouth, NH 03801


       /s/ Arnold Katz                              /s/ Illegible
---------------------------------            -------------------------------
Print Name:  Arnold Katz                     Print Name:
Address:     P.O. Box 949
             North Chelmsford, MA  02863



       /s/ Gregory Whalen                           /s/ Illegible
---------------------------------            -------------------------------
Print Name:  Gregory W. Whalen               Print Name:
Address:     Suite 202
             170 Commerce Way
             Portsmouth, NH 03801

                                   EXHIBIT "H"

                            WETLANDS MANAGEMENT PLAN
                            ------------------------

                           PEASE DEVELOPMENT AUTHORITY

                                    WETLANDS

                                   MANAGEMENT

                                      PLAN

















                                    Adopted
                                 June 25, 1998

                                      DRAFT

                            WETLANDS MANAGEMENT PLAN

     WHEREAS, Peace Development Authority ("PDA") is an agency of the State of New Hampshire established pursuant to RSA ch. 12-G.

     WHEREAS, PDA anticipates acquiring fee title to portions of the former Peace Air Force Base hereinafter designated Premises I and Premises II froze the United States Air Force ("Air Force by public benefit transfer (i.e. transfer without consideration) pursuant to the general authority contained in 49 U.S.C. Sections 47151-47153 and other applicable provisions of law. Together, Premises I and Premises II constitute the entirety of the Pease International Tradeport . The terms of such acquisition are set forth in an Amended Application for Public Benefit Transfer executed by PDA ("Application") and accepted by the Air Force on April 14, 1992 (the "Acceptance'), as the same have been subsequently amended by Amendment No. 1 dated March 24, 1994 and executed June 27, 1997 ("Amendment No. 1"). (The Application as amended by Amendment No. 1 may be referred to as the "Amended Application.") `Me Amended Application was approved December 12, 1995 and confirmed March 18, 1997 and the Air Force executed an acceptance of the Amended Application on June 26,1997.("Acceptance IT'S. (The Acceptance and Acceptance II may be referred to collectively as the "Acceptances".) Pending final disposition of the Airport in accordance with the terms of the Amended Application and Acceptances, PDA and the Air Force have entered into a Lease as of April 14, 1992 for the Airport District, a Supplement No. 1 thereto dated August 4, 1992, a Supplement No. 2 thereto dated July 15, 1993, and a Supplement No. 3 thereto dated June 27, 1997 (collectively the "Master Lease").

     WHEREAS, this Wetlands Management Plan has been developed to fulfill the requirement of Condition 25 of the Master Lease, as set out in Supplement No. 3 which provides in pertinent part that:

     " [w]ithin one (1) year of the date of execution of this Supplemental Agreement No. 3, the Lessee shall develop a Wetlands Management Plan in consultation with NHDES, which PIE will provide planning guidance prioritizing the wetlands in levels of functional significance and designating protection strategies. The Lessee will minimize the destruction, loss, or degradation of wetlands within all leased property. The Lessee will obtain Air Force approval prior to conducting any new construction in wetland areas. The Lessee will obtain all necessary permits or waivers under Section 404 of the Clean Water Act and the New Hampshire Fill and Dredge in Wetlands Act."

NOW THEREFORE, in accordance with Condition 25 of the Master Lease, PDA hereby enacts the following Wetlands Management Plan.

1.0 GENERAL INFORMATION

1.1  PLAN ORGANIZATION
     -----------------

The Wetlands Management Plan ("WMP") is organized into five sections:

Section 1 - Summary of purpose of WW2 anal background;.

Section 2 - Location and description of all identified wetlands including priorities based on levels of functional significance;

Section 3 - Listing of wetlands in tabular form and identificari6n of potential impacts and imposed limitations.

Section 4 - Administrative procedures for obtaining approval for work in wetlands. Section 5 - Procedure for implementation of mitigation projects.

1.2   PURPOSE
      -------

The WMP serves as a guide for development in and around wetlands at Peace International Tradeport. The WW identifies all known wetlands, sets priorities for wetlands based on levels of functional significance and sets forth a strategy for protection.

The WMP is intended as a guide only and can be expanded or modified as site activities change, as new laws, rules and regulations are passed or as better management practices are recognized and instituted. The WMP does not supersede or act as a substitute for any existing state or federal laws, rules and regulations or local lead use controls which shall be followed, where applicable.

1.3  COOPERATING AGENCY PARTICIPATION
     --------------------------------

The WMP has been prepared through the cooperative efforts of PDA and the NH Department of Environmental Semites ("NHDES") and has been reviewed by the Air Force and the United States Environmental Agency (EPA).

2.0 WETLANDS MAP

2.1   GENERAL DESCRIPTION

The Wetland resources at Peace consist of approximately 550 acres of primarily forested wetlands. There are four major areas of concentration: the northeast quadrant of the site north of Peace Boulevard; the central portion between International Drive and the aircraft parking apron; the southeast convex along the Spaulding Turnpike and Interstate 95; and the area west of the runway. There are also smaller isolated wetland areas dispersed throughout the Tradeport.

2.2  DELINEATION AND FUNCTIONAL ASSESSMENT

Figure 2.1 shows the result of all wetland delineations and functional assessments performed ax Pease Wetlands work was conducted bar Smart Associate, Hoyle, Tanner & Associates, Fugro-McClelland and Roy F. Weston Associates.

Because the functional value of a wetland may change over time, these findings need to be verified at the time that specific areas are being considered far development

3.0  WETLANDS IMPACTS AND LIMITATIONS

3.1  AVOIDANCE
     ---------

Development at Pease International Tradeport will occur within the framework of existing environmental conditions with wetland avoidance being the primary goal. The WMP provides fat the instances when total avoidance is not possible and the need to impact a wetland is demonstrated.

3.2   IMPACT ASSESSMENT

Table 3.1 together with Figure 3.1 groups wetland of similar characteristics and lists potential impacts and limitations. This table shall be used during the pre-application phase to determine whether the proposed action is consistent with this plan.

The Table is not intended to limit the type of impact which may be requested Vie. driveway crossing, maintenance, golf cart crossing). Each application will be considered on its own merits and needs.

TABLE 3.1 - IMPACT ASSESSMENT


---------------------------------------------------------------------------------------------
WETLAND              AREA                  LIMITATION/a/                 POTENTIAL
-------              ----                  -------------                 ---------
                    (Acres)                                              IMPACT/b/
                                                                         ---------
---------------------------------------------------------------------------------------------
A1                        119   Natural Resource Protection        golf care crossing
                                Zone, Master Lease para 25.5
---------------------------------------------------------------------------------------------
A2                         80   Natural Resource Protection        as allowed by Land Use
                                Zone                               Controls
---------------------------------------------------------------------------------------------
A3                         98   standard state regulatory          proposed use dependent
                                requirements
---------------------------------------------------------------------------------------------
Bl                         40   bulbous bittercress habitat        unknown
---------------------------------------------------------------------------------------------
Cl                        110   Natural Resource Protection        as allowed by Land Use
                                Zone Master Lease Restricted       Controls
                                Use Area
---------------------------------------------------------------------------------------------
C2                         50   standard state regulatory          site access
                                requirements
---------------------------------------------------------------------------------------------
Dl                          5   upland sandpiper habitat           maintenance
---------------------------------------------------------------------------------------------
El                          4   standard state regulatory          site access
                                requirements  I
---------------------------------------------------------------------------------------------
Fl                         44   standard state regulatory          proposed use dependent
                                requirements
---------------------------------------------------------------------------------------------

/a/in addition to these limitations, Executive Order 11990 applies to all Pease Wetlands until such time as fee title is transferred from the Air Force.

/b/potential impacts as shown ate based on information available at the time that this glare was prepared. For example, it is anticipated that the construction of a road: possibly impacting wetlands, will be required to provide access to the North ramp. The listing of anticipated impacts in no way limits the scope of work which may be requested, and approval.

4.0  ADMINISTRATION

4.1   SCOPE
      -----

Section 4 outlines administrative procedures for obtaining approval for work in and around wetlands arising from development activities at Peace International Tradeport.


4.2  PRE-APPLICATION PROCEDURE
     -------------------------

   4.2.1  Development Requiring Wetlands Pre-Application
          ----------------------------------------------

          Development projects which will have a direct or indirect impact on wetlands will require the submission of a pre-application- Direct impacts are those resulting from filling, dredging or flooding, Indirect impacts can occur from disturbance on adjacent lands resulting in increased chemical and sedimentary runoff that degrades surface water quality.

          State wetlands applications may not be filed until pre-application approval is granted.

   4.2.2  Preliminary Engineering
          -----------------------

          As parcels of land are identified for development, the developer shall, at the earliest stages of conceptual design, ascertain through engineering studies whether there exists any potential impact to wetlands.

          Such studies shall include, but not be limited to:

          a) Wetlands delineation
          b) Ground survey
          c) Preliminary site design

          Developer should also review this WW to determine what types of actions may be permitted. If, during this review, it is discovered that conflicts exist between field obtained data and the VW, the developer shill immediately notify FDA and a decision will be made as to whether the pre-application process can proceed.

   4.2.3  Submittals

          Persons desiring to pursue development directly impacting wetlands, shall submit a wetlands pre-application to the Pease Development Authority Director of Engineering.


          The following items shall be included:

          a) Pre-Application Form

          b) Plan showing extent of all wetlands, proposed development and area of proposed wetland impact.
          c) Statement describing the type of wetland and the impact of the proposed development on all affected wetlands.
          d) Statement demonstrating the need for the proposed action. e) List of the alternatives considered and the reasons for selecting the proposed action and the steps taken to minimize the impact. Calculated impact area.

   4.2.4  Review and Decision Rendering
          -----------------------------

          FDA, together with DES, will review the request to determine if the proposed action is consistent with the VINT.

          Until such time as fee title is transferred to the PDA from the Air Force, PDA will also submit the pre-application to the Air Force for review and approval- Should -the Air Farce have any objection to the request, the request shall be denied without further consideration.

          Following review by PDA, NHDES and the Air Force (where applicable), PDA shah notify the applicant of the decision which wilt consist of one of the following options:

          a) Approval
          b) Approval with stipulations
          c) Denial

   4.2.5  Development Resulting in Indirect Wetlands Impacts
          --------------------------------------------------

          Should it be determined that the proposed development will have, only indirect effects on wetlands the pre-application submittal will consist of evidence of a commitment by the developer to protect adjacent wetlands, during and after construction.

4.3  PROCEDURE FOLLOWING APPROVAL

   4.3.1  Application to Wetland Board
          ----------------------------

          For pre-applications which have been approved after joint review by PDA, NHDES and where applicable the Air Force, the applicant may proceed with preparing the State Wetland Permit Application in accordance with the provisions of NH RSA 4$2-A and related Administrative Rules, as amended from time to time.

          The state application shall be prepared by the applicant with assistance from PDA. All state applications shall be submitted by PDA with PDA named as applicant. The applications shall be signed by the PDA Executive Director, Director of Engineering or other qualified representative.

          Until such time as fee title is transferred to the PDA from the Air Force, PDA shall obtain the written concurrence of the Air Force to the submission of the state application.

          All Wetlands Permit fees including, but not limited to, state feed end fees paid to local municipalities shall be paid by the developer. In addition to such fees, the developer shall pay PDA a fee of $25.00 to cover processing expenses.

   4.3.2  Wetland Mitigation
          ------------------

          To the extent required by federal, state or local law, all successful wetland applicants shall be required to mitigate the effects of wetlands impact. Mitigation measures shall be as determined by
          Section 5 of this WMP.

          A wetlands Mitigation Agreement shall be drafted for all state approved wetlands impacts requiting mitigation. The Agreement will require the implementation of appropriate mitigation measures including, but not limited to, the payment of wetlands credits by the developer to the PDA. Such payments shall be managed by the PDA and shall be used to complete the mitigation plan as outlined in Section 5.

   4.3.3  Approval Time Period
          --------------------

          Upon granting, of a request to apply for a state wetland permit, applicants shall have one year to apply for the state wetland permit.

5.0   IMPLEMENTATION OF MITIGATION PROJECTS

5.1  SCOPE
     -----

When required by Section 4.3.2 of this plan the PDA will collect wetland credits from the developer and use the funds to manage a mitigation project. Criteria for mitigation plans are described is this section.

5.2   WETLANDS CREDITS
      ----------------

   5.1.1  Determination of Cost
          ---------------------

          The terms and conditions of the Wetlands Mitigation Agreement Shall include the payment of wetland credits by the developer to the PDA.

          The cost of the Wetlands credits shall he based on the cost of implementing the mitigation project, but in no case shall be less than $3.00/SF of approved impact with a $1500 minimum fee.

   5.1.2  Administration of funds
          -----------------------

          PDA shall oversee the administration of the wetland credit funds. The funds shall be used to cover the cost of designing, constructing, and administering the mitigation project.

5.3    TIMETABLE FOR MITIGATION
       ------------------------

   5.1.3  Mitigation following development Impact
          ---------------------------------------

          At such time as the PDA has collected Wetland Credit payments from one or more developers, the PDA in consultation with NHDES shall identify and complete an appropriate mitigation project. In general a mitigation project shall be required by the following:

          a) the aggregate area of wetlands impacted exceeds 20,000 sf

          b) a period of 10 years has elapsed since entering into a Wetlands Mitigation Agreement without exceeding 20,000 sf impact

          c) a need to impact a high quality wetland is demonstrated and approved. la this case mitigation can be required for impacts of less than 20,000 sf to be completed within less than 10 years.

          PDA may opt to complete a mitigation project sooner than required by
          a) and b).

   5.3.2  Mitigation prior to Development Impact
          --------------------------------------

          Should PDA decide to undertake a wetlands mitigation project prior to meeting the milestones established in a) and b) then any area affected by the mitigation project in excess of the area impacted shall be "banked" and used to offset subsequent wetland impacts.

5.4   VALUE OF MITIGATION PROJECT

The following shall be used as a basis for determining the equivalent value of a Mitigation Project:

a) A project which creates, enhances, or restores wetlands of an area equal to the area being impacted shall be considered of equivalent value.

b) A project which protects or enhances an area (either wetland or upland) less than the area being impacted but of higher functional significance may be considered of equivalent value.

PDA shall work with the NHDES in determining functional values and project equivalencies.

5.5  MITIGATION ACTIONS
     ------------------

     5.5.1  Scope
            -----

          The following list of proposed mitigation actions has been compiled through consultation with NHDES and EPA. The mitigation project(s) implemented by PDA may consist of one or more of the following:

          a)   Construction of new wetland areas

          b) Restoration and enhancement of existing wetlands which may leave been degraded by human activity.

          c) Establishment of wetland buffets situated to develop connectivity of green spaces and wetland systems.

          5.5.2   Siting
                  ------

          Mitigation projects may be located on the same lot as the development or on another lot within the Pease International Tradeport.

BIBLIOGRAPHY

Development Plan Update; September 1995; Prepared for Peace Development
-----------------------
Authority by VHB/Vanasse Hangen Brustlin, Inc., EDAW, Inc., RKG Associates, Inc., Hoyle Tanner & Associates, Roy F. Weston, Inc. and Sherman Greiner & Halle.

Final Supplemental Environmental Impact Statement Disposal and Reuse of PAFB,
----------------------------------------------------------------------------
NH; August 1995; Prepared by Department of the Air Force, et al.
--

Memorandum of Findings Portsmouth/Newington, New Hampshire: #10102 Mitigation
-----------------------------------------------------------------------------
Alternatives; March 23, 1990 and May 7, 1990; Prepared for NH Department of
------------
Transportation by the Smart Associates, Environmental Consultants, Inc.

Technical Report of Wetlands within FAA Study Area; June 7, 1991; Prepared for
----------------------------------------------------------------
Advanced Sciences, Inc. by the Smart Associates, Environmental Consultants, Inc.

Wetlands Delineation and Evaluation Report for the Pease International
----------------------------------------------------------------------
Tradeport; June 1992; Prepare for Pease Development Authority by Fugro-
---------
McCelland.